CMBS New Issue

Structural and Collateral Information

$3,834,224,000

(Approximate Offered Certificates)

$4,230,868,688

(Approximate Total Collateral Balance)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

GE Commercial Mortgage Corporation,

Series 2007-C1 Trust

as Issuing Entity

General Electric Capital Corporation

German American Capital Corporation

Bank of America, National Association

Barclays Capital Real Estate Inc.

as Sponsors and Mortgage Loan Sellers

Class	Initial Certificate Balance(1)		Initial Pass-Through Rate (Approx.)		Ratings (S&P/Moody’s)(2)	Subordination Levels		Weighted Average Life (yrs.)(3)	Principal Window(3)	Assumed Final Distribution Date(4)
A-1(6)	$68,000,000			%(5)	AAA/Aaa	30.000	%(7)	2.76	1 - 57	January 10, 2012
A-2(6)	$491,000,000			%(5)	AAA/Aaa	30.000	%(7)	4.81	57 - 60	April 10, 2012
A-3(6)	$187,000,000			%(5)	AAA/Aaa	30.000	%(7)	6.71	81 - 83	March 10, 2014
A-AB(6)	$52,730,000			%(5)	AAA/Aaa	30.000	%(7)	6.90	60 - 106	February 10, 2016
A-4FX(6)	$853,200,000			%(5)	AAA/Aaa	30.000	%(7)	9.67	106 - 118	February 10, 2017
A-1A(6)	$1,309,678,000			%(5)	AAA/Aaa	30.000	%(7)	6.75	1 - 118	February 10, 2017
X-P	TBD	(8)		%(8)	AAA/Aaa	N/A		N/A	N/A	N/A
X-W	TBD	(8)		%(8)	AAA/Aaa	N/A		N/A	N/A	N/A
A-MFX	$423,086,000			%(5)	AAA/Aaa	20.000%		9.85	118 - 120	April 10, 2017
A-JFX	$317,316,000			%(5)	AAA/Aaa	12.500%		9.96	120 - 120	April 10, 2017
B	$37,020,000			%(5)	AA+/Aa1	11.625%		9.96	120 - 120	April 10, 2017
C	$52,886,000			%(5)	AA/Aa2	10.375%		9.96	120 - 120	April 10, 2017
D	$42,308,000			%(5)	AA–/Aa3	9.375%		9.96	120 - 120	April 10, 2017

(Footnotes to table begin on page 3)

Banc of America Securities LLC Co-Lead and Joint Bookrunning Manager	Deutsche Bank Securities Co-Lead and Joint Bookrunning Manager

Barclays Capital Co-Lead Manager
Bear, Stearns & Co. Inc. Co-Manager		Citigroup Co-Manager

April 11, 2007

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Transaction Features

➢	Sellers:

Mortgage Loan Sellers	No. of Loans	Cut-off Date Balance	% of Pool
German American Capital Corporation	37	$1,821,312,239	43.05%
Bank of America, National Association	54	956,905,960	22.62
General Electric Capital Corporation	70	768,689,941	18.17
Barclays Capital Real Estate Inc.	41	683,960,548	16.17
Total:	202	$4,230,868,688	100.00%

➢	Loan Pool:

•	Average Cut-off Date balance: $20,944,894.

•	Largest mortgage loan or cross-collateralized group by Cut-off Date balance: $249,000,000.

•	Five largest and ten largest loans or cross-collateralized groups: 25.58% and 45.89% of pool (Cut-off Date balance), respectively.

➢	Credit Statistics:

•	Weighted average Underwritten DSCR of 1.34x.

•	Weighted average Cut-off Date LTV ratio of 73.97%.

•	Weighted average Balloon LTV ratio of 71.55% (excluding fully amortizing mortgage loans).

•	Weighted average Mortgage Loan Interest Rate of 5.828%.

•	Weighted average Remaining Term to Maturity of 99 months.

•	Number of Groups of Cross-Collateralized and Cross-Defaulted Mortgage Loans is four.

➢	Call Protection (as applicable):

•	61.93% of the pool (Cut-off Date balance) has a lockout period ranging from 24 to 41 payments from origination, then defeasance.

•	30.07% of the pool (Cut-off Date balance) has a lockout period ranging from 11 to 60 payments from origination, then yield maintenance.

•	4.37% of the pool (Cut-off Date balance) has a lockout period ranging from 11 to 23 payments from origination, then yield maintenance, then yield maintenance or defeasance.

•	2.25% of the pool (Cut-off Date balance) has a lockout period of 24 payments from origination, then yield maintenance or defeasance.

•	0.57% of the pool (Cut-off Date balance) has no lockout period and is immediately prepayable with yield maintenance from origination, then yield maintenance or defeasance.

•	0.46% of the pool (Cut-off Date balance) has a lockout period ranging from 26 to 27 payments from origination, then defeasance, then yield maintenance or defeasance.

•	0.20% of the pool (Cut-off Date balance) has a lockout period of 26 payments from origination, then defeasance, then a 1% prepayment penalty or defeasance.

•	0.15% of the pool (Cut-off Date balance) has a lockout period of 27 payments from origination, then defeasance, then yield maintenance.

➢	Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Offered Certificates

Class	Initial Certificate Balance or Notional Amount(1)		Subordination Levels		Ratings (S&P/Moody’s)(2)	Weighted Average Life (yrs.)(3)	Principal Window(3)	Assumed Final Distribution Date(4)	Initial Pass-Through Rate (Approx.)
A-1(6)	$68,000,000		30.000	%(7)	AAA/Aaa	2.76	1 - 57	January 10, 2012%		(5)
A-2(6)	$491,000,000		30.000	%(7)	AAA/Aaa	4.81	57 - 60	April 10, 2012%		(5)
A-3(6)	$187,000,000		30.000	%(7)	AAA/Aaa	6.71	81 - 83	March 10, 2014%		(5)
A-AB(6)	$52,730,000		30.000	%(7)	AAA/Aaa	6.90	60 - 106	February 10, 2016%		(5)
A-4FX(6)	$853,200,000		30.000	%(7)	AAA/Aaa	9.67	106 - 118	February 10, 2017%		(5)
A-1A(6)	$1,309,678,000		30.000	%(7)	AAA/Aaa	6.75	1 - 118	February 10, 2017%		(5)
X-P	TBD	(8)	N/A		AAA/Aaa	N/A	N/A	N/A	%	(8)
X-W	TBD	(8)	N/A		AAA/Aaa	N/A	N/A	N/A	%	(8)
A-MFX	$423,086,000		20.000%		AAA/Aaa	9.85	118 - 120	April 10, 2017%		(5)
A-JFX	$317,316,000		12.500%		AAA/Aaa	9.96	120 - 120	April 10, 2017%		(5)
B	$37,020,000		11.625%		AA+/Aa1	9.96	120 - 120	April 10, 2017%		(5)
C	$52,886,000		10.375%		AA/Aa2	9.96	120 - 120	April 10, 2017%		(5)
D	$42,308,000		9.375%		AA-/Aa3	9.96	120 - 120	April 10, 2017%		(5)

Private Certificates(9)

Class	Initial Certificate Balance or Notional Amount(1)		Subordination Levels	Ratings (S&P/Moody’s)(2)	Weighted Average Life (yrs.)(3)	Principal Window(3)	Assumed Final Distribution Date(4)	Initial Pass-Through Rate (Approx.)
A-4FL(6)	TBD	(11)	TBD (7)	AAA/Aaa(10)	N/A	TBD	TBD	%	(12)
X-C	TBD	(13)	N/A	AAA/Aaa	N/A	N/A	N/A	%	(13)
A-MFL	TBD	(11)	TBD	AAA/Aaa(10)	N/A	TBD	TBD	%	(12)
A-JFL	TBD	(11)	TBD	AAA/Aaa(10)	N/A	TBD	TBD	%	(12)
E	$31,732,000		8.625%	A+/A1	9.96	120 - 120	April 10, 2017%		(5)
F	$31,731,000		7.875%	A/A2	9.96	120 - 120	April 10, 2017%		(5)
G	$42,309,000		6.875%	A-/A3	9.96	120 - 120	April 10, 2017%		(5)
H	$52,886,000		5.625%	BBB+/Baa1	9.96	120 - 120	April 10, 2017%		(5)
J	$42,309,000		4.625%	BBB/Baa2	9.96	120 - 120	April 10, 2017%		(5)
K	$58,174,000		3.250%	BBB-/Baa3	10.02	120 - 121	May 10, 2017%		(5)
L	$15,866,000		2.875%	BB+/Ba1	10.04	121 - 121	May 10, 2017%		(5)
M	$15,865,000		2.500%	BB/Ba2	11.08	121 - 152	December 10, 2019%		(5)
N	$10,578,000		2.250%	BB-/Ba3	12.62	152 - 152	December 10, 2019%		(5)
O	$10,577,000		2.000%	B+/B1	12.62	152 - 152	December 10, 2019%		(5)
P	$10,577,000		1.750%	B/B2	12.62	152 - 152	December 10, 2019%		(5)
Q	$15,866,000		1.375%	B-/B3	12.62	152 - 152	December 10, 2019%		(5)
T	$58,174,687		0.000%	Not Rated	12.62	152 - 152	December 10, 2019%		(5)

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	Ratings shown are those of Standard and Poor’s Ratings Services, a division of The Mc-Graw Hill Companies and Moody’s Investors Service, Inc.

(3)

The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

(4)

The assumed final distribution dates set forth in the prospectus supplement have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in the prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The rated final distribution date for each class of certificates is the distribution date in December 2049. See “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in the prospectus supplement.

(5)

The Class A-1, A-2, A-3, A-AB, A-4FX, A-1A, A-MFX, A-JFX, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and T certificates will each accrue interest at either: (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans, (iii) a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans less a specified percentage or (iv) a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans.

(6)

For purposes of making distributions to the Class A-1, A-2, A-3, A-AB, A-4FX and A-1A certificates and the Class A-4FL regular interest, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 140 mortgage loans, representing approximately 69.04% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date. Loan Group 2 will consist of 62 mortgage loans, representing approximately 30.96% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date. Loan Group 2 will include 97.31% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 97.00% of the mortgage loans secured by manufactured housing properties as of the Cut-off Date.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the A-1, A-2, A-3, A-AB, A-4FX, A-1A, X-C, X-P and X-W certificates and the Class A-4FL regular interest , interest distributions on the Class A-1, A-2, A-3, A-AB and A-4FX certificates and the Class A-4FL regular interest will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, the Class A-1, A-2, A-3, A-AB and Class A-4FX certificates and the Class A-4FL regular interest will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 and, after the certificate principal balance of the Class A-1A certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2. The Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 and, after the certificate principal balances of the Class A-4FX certificates and the Class A-4FL regular interest have been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-MFX and A-JFX certificates (and the Class A-MFL and A-JFL regular interests) through Class T certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, A-2, A-3, A-AB, A-4FX and A-1A certificates and the Class A-4FL regular interest, pro rata.

(7)	Represents the approximate credit support for the Class A-1, A-2, A-3, A-AB, A-4FX and A-1A certificates and the Class A-4FL regular interest in the aggregate.

(8)

The aggregate amount of interest accrued on the Class X-P and X-W certificates will generally be equal to [    ]% of interest accrued on the stated principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net mortgage interest rates of the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates) as described in the prospectus supplement. The pass-through rate on the Class X-P and X-W certificates will be based on the weighted average of the interest strip rates of the components of the Class X-P or X-W certificates, as applicable, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See “Description of the Certificates—Distributions” in the prospectus supplement.

(9)	Certificates to be offered privately pursuant to Rule 144A and Regulation S.

(10)

Ratings shown for the Class A-4FL, A-MFL and A-JFL certificates only reflect the receipt of a fixed per annum rate of interest equal to [    ]%, [    ]% and [    ]%, respectively. See “Ratings” in the prospectus supplement.

(11)

The certificate balance of the Class A-4FL certificates will be equal to the balance of the Class A-4FL regular interest, the certificate balance of the Class A-MFL certificates will be equal to the balance of the Class A-MFL regular interest and the certificate balance of the Class A-JFL certificates will be equal to the balance of the Class A-JFL regular interest.

(12)

The Class A-4FL regular interest, Class A-MFL regular interest and the Class A-JFL regular interest will each accrue interest at either: (i) a fixed rate or (ii) a fixed rate subject to a cap at the weighted average net mortgage rate. The pass-through rate applicable to the Class A-4FL, A-MFL and A-JFL certificates on each distribution date will be a per annum rate equal to one-month LIBOR plus [    ]%, one-month LIBOR plus [        ]% and one-month LIBOR plus [    ]%, respectively. In addition, under certain circumstances described in the prospectus supplement, the pass-through rates applicable to each of the Class A-4FL, A-MFL and/or A-JFL certificates may convert so as to accrue interest at either: (i) a fixed rate or (ii) a fixed rate subject to a cap at the weighted average net mortgage rate. The initial LIBOR will be determined on April [    ], 2007, and subsequent LIBOR rates will determined two LIBOR business days before the start of the related interest accrual period.

(13)

The aggregate amount of interest accrued on the Class X-C certificates will generally be equal to [    ]% of interest accrued on the stated principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net mortgage interest rates of the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates) as described in the prospectus supplement. The pass-through rate on the Class X-C certificates will be based on the weighted average of the interest strip rates of the components of the Class X-C certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See “Description of the Certificates—Distributions” in the prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

I.	Issue Characteristics

Issue Type:	Public: Classes A-1, A-2, A-3, A-AB, A-4FX, A-1A, X-P, X-W, A-MFX, A-JFX, B, C and D (the “Offered Certificates”).

Private (Rule 144A, Regulation S): Classes A-4FL, X-C, A-JFL, A-MFL, E, F, G, H, J, K, L, M, N, O, P, Q and T.

Securities Offered:	$3,834,224,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC Pass- Through Certificates, consisting of 13 principal and interest classes (Classes A-1, A-2, A-3, A-AB, A-4FX, A-1A, X-P, X-W, A-MFX, A-JFX, B, C and D).

Mortgage Pool:	The mortgage pool consists of 202 mortgage loans with an aggregate balance as of the Cut-off Date of $4,230,868,688. The mortgage loans are secured by 291 properties located throughout 41 states and Puerto Rico. The mortgage pool will be deemed to consist of 2 loan groups (“Loan Group 1” and “Loan Group 2”). Loan Group 1 will consist of (i) all of the mortgage loans that are not secured by mortgaged properties that are multifamily properties and/or manufactured housing properties and (ii) two mortgage loans that are secured by two mortgaged properties that are multifamily properties or manufactured housing properties. Loan Group 1 is expected to consist of 140 mortgage loans, with an aggregate balance as of the Cut-off Date of $2,921,189,971. Loan Group 2 will consist of 39 mortgage loans that are secured by 76 mortgaged properties that are multifamily properties and 23 mortgage loans that are secured by 31 mortgaged properties that are manufactured housing properties. Loan Group 2 is expected to consist of 62 mortgage loans, with an aggregate balance as of the Cut-off Date of $1,309,678,717.

Depositor:	GE Commercial Mortgage Corporation.

Issuing Entity:	GE Commercial Mortgage Corporation, Series 2007-C1 Trust.

Sellers:	General Electric Capital Corporation (“GECC”); German American Capital Corporation (“GACC”); Bank of America, National Association (“BofA”) and Barclays Capital Real Estate Inc. (“BCRE”). Each of the Sellers will also be a Sponsor.

Co-Bookrunning Managers:	Banc of America Securities LLC and Deutsche Bank Securities Inc.

Co-Lead Managers:	Banc of America Securities LLC, Deutsche Bank Securities Inc. and Barclays Capital Inc.

Master Servicer:	KeyCorp Real Estate Capital Markets, Inc. with respect to all mortgage loans other than the 666 Fifth Avenue Loan for which the Master Servicer will be Bank of America, National Association.

Special Servicer:	LNR Partners, Inc.

Trustee:	Wells Fargo Bank, N.A.

Cut-off Date:	With respect to each mortgage loan, the later of April 1, 2007 (or, with respect to Loan Numbers 1 and 16, April 5, 2007) or the origination date of such mortgage loan.

Expected Closing Date:	April 26, 2007

Distribution Dates:	The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning in May 2007.

Minimum Denominations:	The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, A-2, A-3, A-AB, A-4FX, A-1A, A-MFX and Class A-JFX Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class B, Class C and Class D Certificates, $25,000 actual principal amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the Class X-P and Class X-W Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof. Investments in excess of the minimum denominations may be made in multiples of $1.

Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.

ERISA / SMMEA Status:	The Offered Certificates are expected to be ERISA eligible. No Class of Certificates is SMMEA eligible.

Rating Agencies:	The Offered Certificates will be rated by Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PROSPECTUS SUPPLEMENT AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Office	48	$1,412,637,843	33.39%	1.33x	72.27%	5.827%
Multifamily	109	1,346,523,701	31.83	1.35x	75.71%	5.886%
Multifamily	77	1,151,427,798	27.21	1.36x	75.81%	5.909%
Manufactured Housing	32	195,095,903	4.61	1.28x	75.08%	5.749%
Retail	49	720,639,629	17.03	1.28x	75.57%	5.728%
Hotel	19	377,999,938	8.93	1.43x	71.43%	5.908%
Industrial	47	245,453,767	5.80	1.44x	74.70%	5.789%
Self Storage	10	53,504,000	1.26	1.30x	77.09%	5.807%
Mixed Use	7	49,913,000	1.18	1.61x	60.02%	5.478%
Special Purpose	1	22,704,179	0.54	1.30x	84.45%	5.509%
Other	1	1,492,631	0.04	1.26x	59.12%	5.945%

Total/Weighted Average:	291	$4,230,868,688	100.00%	1.34x	73.97%	5.828%

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

GEOGRAPHIC DISTRIBUTION

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
New York	51	$861,240,000	20.36%	1.30x	73.15%	6.126%
California	37	784,381,847	18.54	1.28x	70.25%	5.669%
Virginia	12	249,225,714	5.89	1.26x	77.53%	5.723%
Tennessee	5	239,652,871	5.66	1.24x	79.01%	5.646%
Texas	16	228,809,706	5.41	1.22x	78.96%	5.740%
Maryland	3	209,090,066	4.94	2.02x	69.97%	6.118%
Hawaii	1	175,000,000	4.14	1.47x	70.83%	5.712%
Arizona	5	172,937,300	4.09	1.35x	81.28%	5.517%
Indiana	13	155,028,082	3.66	1.25x	72.43%	5.858%
Minnesota	2	123,750,000	2.92	1.40x	76.58%	5.830%
Other	146	1,031,753,101	24.39	1.35x	74.38%	5.794%

Total/Weighted Average:	291	$4,230,868,688	100.00%	1.34x	73.97%	5.828%

Note: The Mortgaged Properties are located throughout 41 states and Puerto Rico.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

AMORTIZATION TYPES

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Loan Group 1 Balance	% of Loan Group 2 Balance
Interest Only(1)	71	$2,839,495,000	67.11%	61.17%	80.36%
IO, Balloon(2)	83	1,075,067,755	25.41	29.18	17.00
5 Months IO Loans	1	6,403,399	0.15	0.22	0.00
12 Months IO Loans	5	61,471,488	1.45	2.10	0.00
13 Months IO Loans	1	7,725,000	0.18	0.26	0.00
24 Months IO Loans	12	278,706,000	6.59	8.80	1.64
36 Months IO Loans(3)	19	187,436,808	4.43	4.78	3.65
48 Months IO Loans	8	36,984,621	0.87	1.27	0.00
60 Months IO Loans	32	325,283,200	7.69	6.56	10.20
61 Months IO Loans	1	7,200,000	0.17	0.25	0.00
72 Months IO Loans	3	43,910,000	1.04	0.83	1.51
105 Months IO Loans(4)	1	119,947,239	2.84	4.11	0.00
Balloon(5)	44	302,278,277	7.14	9.64	1.57
Fully Amortizing	4	14,027,655	0.33	0.00	1.07

Total:	202	$4,230,868,688	100.00%	100.00%	100.00%

(1)

Includes seven mortgage loans, representing 10.63% of the Initial Pool Balance (five mortgage loans representing 1.54% of the Group 1 Balance and two mortgage loans representing 30.92% of the Group 2 Balance), with respect to which there will be an initial interest deposit.

(2)	Includes two mortgage loans, representing 0.35% of the Initial Pool Balance (0.51% of the Group 1 Balance), with respect to which there will be an initial interest deposit.

(3)

Includes one mortgage loan, identified as Loan No. 165 on Annex A-1 to the prospectus supplement, that is amortizing for the first 72 months, interest-only for the next 36 months and amortizing for the last 12 months of the loan term.

(4)

Includes one mortgage loan, identified as Loan No. 10 on Annex A-1 to the prospectus supplement, which amortizes based on a fixed amortization schedule (included in the accompanying prospectus supplement) for the first 48 months and is followed by a 105 month interest only period.

(5)	Includes two mortgage loans, representing 0.28% of the Initial Pool Balance (0.41% of the Group 1 Balance), with respect to which there will be an initial interest deposit.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

II.	Full Collateral Characteristics

Cut-off Date Balance

	No. of Mortgage Loans	Aggregate Cut- off Date Balance	% of Pool
$ 1,382,813 – $ 4,999,999	65	$232,693,940	5.50%
$ 5,000,000 – $ 9,999,999	59	421,564,064	9.96
$10,000,000 – $ 14,999,999	29	352,080,934	8.32
$15,000,000 – $ 19,999,999	13	218,927,510	5.17
$20,000,000 – $ 24,999,999	8	177,250,000	4.19
$25,000,000 – $ 29,999,999	4	111,250,000	2.63
$30,000,000 – $ 34,999,999	3	93,000,000	2.20
$35,000,000 – $ 39,999,999	1	38,500,000	0.91
$40,000,000 – $ 44,999,999	2	84,900,000	2.01
$45,000,000 – $ 54,999,999	1	54,070,000	1.28
$55,000,000 – $249,000,000	17	2,446,632,239	57.83
Total:	202	$4,230,868,688	100.00%
Min: $1,382,813 Max: $249,000,000 Avg: $20,944,894

Location

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool
New York	51	$861,240,000	20.36%
California	37	784,381,847	18.54
Southern Cal	29	442,852,153	10.47
Northern Cal	8	341,529,694	8.07
Virginia	12	249,225,714	5.89
Tennessee	5	239,652,871	5.66
Texas	16	228,809,706	5.41
Maryland	3	209,090,066	4.94
Other(a)	167	1,658,468,484	39.20
Total:	291	$4,230,868,688	100.00%
(a)	Includes 35 states and Puerto Rico.

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool
Office	48	$1,412,637,843	33.39%
Multifamily	109	1,346,523,701	31.83
Multifamily	77	1,151,427,798	27.21
Manufactured Housing	32	195,095,903	4.61
Retail	49	720,639,629	17.03
Hotel	19	377,999,938	8.93
Industrial	47	245,453,767	5.80
Self Storage	10	53,504,000	1.26
Mixed Use	7	49,913,000	1.18
Special Purpose	1	22,704,179	0.54
Other	1	1,492,631	0.04
Total:	291	$4,230,868,688	100.00%

Mortgage Rate

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Pool
5.185% – 5.399%	8	$124,647,655	2.95%
5.400% – 5.799%	94	2,235,270,942	52.83
5.800% – 5.999%	66	631,551,895	14.93
6.000% – 6.968%	34	1,239,398,195	29.29
Total:	202	$4,230,868,688	100.00%
Min: 5.185% Max: 6.968% Wtd. Avg: 5.828%

Original Term to Stated Maturity (months)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Pool
36 – 60	35	$902,678,967	21.34%
61 – 85	4	590,985,988	13.97
86 – 120	152	2,539,098,095	60.01
121 – 153	11	198,105,638	4.68
Total:	202	$4,230,868,688	100.00%
Min: 36 Max: 153 Wtd. Avg: 101

Remaining Term to Stated Maturity (months)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Pool
34 – 60	35	$902,678,967	21.34%
61 – 85	4	590,985,988	13.97
86 – 120	153	2,545,501,494	60.16
121 – 152	10	191,702,239	4.53
Total:	202	$4,230,868,688	100.00%
Min: 34 Max: 152 Wtd. Avg: 99

Loans with Reserve Requirements(a)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Pool
Taxes	156	$2,934,789,700	69.37%
Insurance	125	$2,425,381,548	57.33%
Replacement	134	$2,084,401,362	49.27%
Other(b)	64	$1,588,764,631	37.55%
TI/LC(c)	48	$918,636,689	40.89%
Engineering	52	$856,195,801	20.24%
LOC	9	$112,470,986	2.66%
(a)	Includes upfront or on-going reserves.
(b)	Generally consists of tenant reserves and holdbacks.

(c)	Percentage based only on portion of pool secured by retail, office, industrial and mixed use properties.

Cut-off Date Loan-to-Value Ratio

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Pool
25.17% – 44.99%	8	$30,606,981	0.72%
45.00% – 49.99%	1	15,000,000	0.35
50.00% – 54.99%	4	185,803,800	4.39
55.00% – 59.99%	6	64,719,524	1.53
60.00% – 64.99%	14	347,258,300	8.21
65.00% – 69.99%	19	170,529,387	4.03
70.00% – 74.99%	46	988,125,226	23.36
75.00% – 79.99%	67	1,415,637,471	33.46
80.00% – 84.45%	37	1,013,188,000	23.95
Total:	202	$4,230,868,688	100.00%
Min: 25.17% Max: 84.45% Wtd. Avg: 73.97%

Loan-to-Value Ratio at Maturity

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Pool
Fully Amortizing	4	$14,027,655	0.33%
21.39% – 44.99%	5	22,579,325	0.53
45.00% – 49.99%	6	96,110,618	2.27
50.00% – 54.99%	9	241,398,709	5.71
55.00% – 59.99%	12	132,999,649	3.14
60.00% – 64.99%	35	547,314,092	12.94
65.00% – 69.99%	28	230,478,659	5.45
70.00% – 74.99%	51	1,123,560,980	26.56
75.00% – 79.99%	35	1,089,865,000	25.76
80.00% – 84.45%	17	732,534,000	17.31
Total:	202	$4,230,868,688	100.00%
Min: 21.39%(a) Max: 84.45% Wtd. Avg: 71.55%(a)
(a)	Excludes fully amortizing mortgage loans.

Debt Service Coverage Ratios

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Pool
1.00x – 1.19x	41	$1,013,493,131	23.95%
1.20x – 1.24x	47	762,172,173	18.01
1.25x – 1.29x	23	427,410,631	10.10
1.30x – 1.34x	24	288,925,217	6.83
1.35x – 1.39x	17	197,430,871	4.67
1.40x – 1.44x	9	425,307,664	10.05
1.45x – 1.49x	12	542,960,000	12.83
1.50x – 1.54x	3	21,350,000	0.50
1.55x – 1.59x	3	19,291,232	0.46
1.60x – 1.64x	6	198,730,711	4.70
1.65x – 1.69x	2	21,100,000	0.50
1.70x – 3.19x	15	312,697,058	7.39
Total:	202	$4,230,868,688	100.00%
Min: 1.00x Max: 3.19x Wtd. Avg: 1.34x

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. Location and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of columns may not match “Total” due to rounding. With respect to any split mortgage loan, unless otherwise specified, the calculations used for LTV ratios and DSCR include the related pari passu loan (if any) but exclude the related subordinated loan or component (if any). In addition, in the case of certain mortgage loans, the DSCR and/or LTV ratio was calculated taking into account a holdback amount, letter of credit and/or sponsor guarantee or was calculated based on assumptions regarding the future financial performance of the related mortgaged property on a stabilized basis. For information regarding additional adjustments to the calculations see “Description of the Mortgage Pool—Adjustments to DSCR and/or LTV Ratio.”

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

III.	Loan Group 1 Characteristics

Cut-off Date Balance

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1
$ 1,382,813 – $ 4,999,999	49	$176,124,474	6.03%
$ 5,000,000 – $ 9,999,999	43	311,277,323	10.66
$10,000,000 – $ 14,999,999	15	178,515,934	6.11
$15,000,000 – $ 19,999,999	8	134,110,000	4.59
$20,000,000 – $ 24,999,999	4	87,800,000	3.01
$25,000,000 – $ 29,999,999	4	111,250,000	3.81
$30,000,000 – $ 34,999,999	3	93,000,000	3.18
$40,000,000 – $ 44,999,999	1	44,500,000	1.52
$55,000,000 – $ 249,000,000	13	1,784,612,239	61.09
Total:	140	$2,921,189,971	100.00%
Min: $1,382,813 Max: $249,000,000 Avg: $20,865,643

Location

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1
California	25	$501,592,847	17.17%
Southern Cal	22	332,258,153	11.37
Northern Cal	3	169,334,694	5.80
New York	13	445,840,000	15.26
Virginia	12	249,225,714	8.53
Tennessee	4	234,112,871	8.01
Hawaii	1	175,000,000	5.99
Arizona	5	172,937,300	5.92
Texas	12	169,522,196	5.80
Other(a)	112	972,959,043	33.31
Total:	184	$2,921,189,971	100.00%
(a)	Includes 32 states and Puerto Rico.

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1
Office	48	$1,412,637,843	48.36%
Retail	49	720,639,629	24.67
Hotel	19	377,999,938	12.94
Industrial	47	245,453,767	8.40
Self Storage	10	53,504,000	1.83
Mixed Use	7	49,913,000	1.71
Multifamily	2	36,844,984	1.26
Multifamily	1	31,000,000	1.06
Manufactured Housing	1	5,844,984	0.20
Special Purpose	1	22,704,179	0.78
Other	1	1,492,631	0.05
Total:	184	$2,921,189,971	100.00%

Mortgage Rate

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1
5.185% – 5.399%	3	$53,600,000	1.83%
5.400% – 5.799%	62	1,803,153,488	61.73
5.800% – 5.999%	52	517,356,797	17.71
6.000% – 6.968%	23	547,079,685	18.73
Total:	140	$2,921,189,971	100.00%
Min: 5.185% Max: 6.968% Avg: 5.801%

Original Term to Stated Maturity (months)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1
36 – 60	19	$514,092,360	17.60%
61 – 85	2	185,985,988	6.37
86 – 120	108	2,023,005,985	69.25
121 – 153	11	198,105,638	6.78
Total:	140	$2,921,189,971	100.00%
Min: 36 Max: 153 Avg: 108

Remaining Term to Stated Maturity (months)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1
34 – 60	19	$514,092,360	17.60%
61 – 85	2	185,985,988	6.37
86 – 120	109	2,029,409,384	69.47
121 – 152	10	191,702,239	6.56
Total:	140	$2,921,189,971	100.00%
Min: 34 Max: 152 Avg: 107

Loans with Reserve Requirements(a)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1
Taxes	96	$1,639,510,983	56.12%
Replacement	88	$1,419,886,644	48.61%
Insurance	76	$1,253,186,831	42.90%
TI/LC(b)	48	$918,636,689	40.89%
Other(c)	53	$898,149,631	30.75%
Engineering	28	$427,289,702	14.63%
LOC	8	$95,670,986	3.28%
(a)	Includes upfront or on-going reserves.
(b)	Percentage based only on portion of pool secured by retail, office, industrial and mixed use properties.
(c)	Generally consists of tenant reserves and holdbacks.

Cut-off Date Loan-to-Value Ratio

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1
25.17% – 44.99%	4	$16,579,325	0.57%
45.00% – 49.99%	1	15,000,000	0.51
50.00% – 54.99%	4	185,803,800	6.36
55.00% – 59.99%	5	24,319,524	0.83
60.00% – 64.99%	12	336,849,121	11.53
65.00% – 69.99%	14	111,035,933	3.80
70.00% – 74.99%	37	662,436,797	22.68
75.00% – 79.99%	40	1,059,721,471	36.28
80.00% – 84.45%	23	509,444,000	17.44
Total:	140	$2,921,189,971	100.00%
Min: 25.17% Max: 84.45% Avg: 73.16%

Loan-to-Value Ratio at Maturity

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1
21.39% – 44.99%	5	$22,579,325	0.77%
45.00% – 49.99%	6	96,110,618	3.29
50.00% – 54.99%	8	235,089,530	8.05
55.00% – 59.99%	11	92,599,649	3.17
60.00% – 64.99%	32	533,165,327	18.25
65.00% – 69.99%	22	156,615,542	5.36
70.00% – 74.99%	27	662,529,980	22.68
75.00% – 79.99%	18	832,550,000	28.50
80.00% – 84.45%	11	289,950,000	9.93
Total:	140	$2,921,189,971	100.00%
Min: 21.39% Max: 84.45% Avg: 69.93%

Debt Service Coverage Ratios

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1
1.00x – 1.19x	24	$514,289,014	17.61%
1.20x – 1.24x	34	652,429,540	22.33
1.25x – 1.29x	15	351,470,631	12.03
1.30x – 1.34x	19	234,634,905	8.03
1.35x – 1.39x	11	134,097,335	4.59
1.40x – 1.44x	6	184,807,664	6.33
1.45x – 1.49x	8	500,060,000	17.12
1.50x – 1.54x	3	21,350,000	0.73
1.55x – 1.59x	2	16,985,988	0.58
1.60x – 1.64x	5	193,482,602	6.62
1.65x – 1.69x	2	21,100,000	0.72
1.70x – 3.19x	11	96,482,292	3.30
Total:	140	$2,921,189,971	100.00%
Min: 1.00x Max: 3.19x Avg: 1.34x

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. Location and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of columns may not match “Total” due to rounding. With respect to any split mortgage loan, unless otherwise specified, the calculations used for LTV ratios and DSCR include the related pari passu loan (if any) but exclude the related subordinated loan or component (if any). In addition, in the case of certain mortgage loans, the DSCR and/or LTV ratio was calculated taking into account a holdback amount, letter of credit and/or sponsor guarantee or was calculated based on assumptions regarding the future financial performance of the related mortgaged property on a stabilized basis. For information regarding additional adjustments to the calculations see “Description of the Mortgage Pool—Adjustments to DSCR and/or LTV Ratio.”

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

IV.	Loan Group 2 Characteristics

Cut-off Date Balance

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2
$ 1,750,000–$ 4,999,999	16	$56,569,466	4.32%
$ 5,000,000–$ 9,999,999	16	110,286,742	8.42
$10,000,000–$ 14,999,999	14	173,565,000	13.25
$15,000,000–$ 19,999,999	5	84,817,510	6.48
$20,000,000–$ 24,999,999	4	89,450,000	6.83
$35,000,000–$ 39,999,999	1	38,500,000	2.94
$40,000,000–$ 44,999,999	1	40,400,000	3.08
$45,000,000–$ 54,999,999	1	54,070,000	4.13
$55,000,000–$204,000,000	4	662,020,000	50.55

Total:	62	$1,309,678,717	100.00%

Min: $1,750,000 Max: $204,000,000 Avg: $21,123,850

Location

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2
New York	38	$415,400,000	31.72%
California	12	282,789,000	21.59
Northern Cal	5	172,195,000	13.15
Southern Cal	7	110,594,000	8.44
Maryland	1	200,000,000	15.27
Texas	4	59,287,510	4.53
Alabama	3	42,855,000	3.27
Florida	5	41,600,000	3.18
Ohio	11	34,816,000	2.66
Other(a)	33	232,931,207	17.79

Total:	107	$1,309,678,717	100.00%
(a)	Includes 17 states.

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2
Multifamily	76	$1,120,427,798	85.55%
Manufactured Housing	31	189,250,919	14.45

Total:	107	$1,309,678,717	100.00%

Mortgage Rate

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2
5.350% – 5.399%	5	$71,047,655	5.42%
5.400% – 5.799%	32	432,117,454	32.99
5.800% – 5.999%	14	114,195,098	8.72
6.000% – 6.730%	11	692,318,510	52.86

Total:	62	$1,309,678,717	100.00%

Min: 5.350% Max: 6.730% Wtd. Avg: 5.887%

Original Term to Stated Maturity (months)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2
60	16	$388,586,608	29.67%
61 – 85	2	405,000,000	30.92
86 – 120	44	516,092,110	39.41

Total:	62	$1,309,678,717	100.00%

Min: 60 Max: 120 Wtd. Avg: 84

Remaining Term to Stated Maturity (months)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2
56 – 60	16	$388,586,608	29.67%
61 – 85	2	405,000,000	30.92
86 – 120	44	516,092,110	39.41

Total:	62	$1,309,678,717	100.00%

Min: 56 Max: 120 Wtd. Avg: 83

Loans with Reserve Requirements(a)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2
Taxes	60	$1,295,278,717	98.90%
Insurance	49	$1,172,194,717	89.50%
Other(b)	11	$690,615,000	52.73%
Replacement	46	$664,514,717	50.74%
Engineering	24	$428,906,098	32.75%
LOC	1	$16,800,000	1.28%
(a)	Includes upfront or on-going reserves.
(b)	Generally consists of tenant reserves and holdbacks.

Cut-off Date Loan-to-Value Ratio

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2
32.41% – 44.99%	4	$14,027,655	1.07%
55.00% – 59.99%	1	40,400,000	3.08
60.00% – 64.99%	2	10,409,179	0.79
65.00% – 69.99%	5	59,493,454	4.54
70.00% – 74.99%	9	325,688,429	24.87
75.00% – 79.99%	27	355,916,000	27.18
80.00% – 82.29%	14	503,744,000	38.46

Total:	62	$1,309,678,717	100.00%

Min: 32.41% Max: 82.29% Wtd. Avg: 75.78%

Loan-to-Value Ratio at Maturity

	No. of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2
Fully Amortizing	4	$14,027,655	1.07%
50.97% – 54.99%	1	6,309,179	0.48
55.00% – 59.99%	1	40,400,000	3.08
60.00% – 64.99%	3	14,148,765	1.08
65.00% – 69.99%	6	73,863,118	5.64
70.00% – 74.99%	24	461,031,000	35.20
75.00% – 79.99%	17	257,315,000	19.65
80.00% – 80.40%	6	442,584,000	33.79

Total:	62	$1,309,678,717	100.00%

Min: 50.97%(a) Max: 80.40% Wtd. Avg: 75.20%(a)
(a)	Excludes fully amortizing mortgage loans.

Debt Service Coverage Ratios

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Group 2
1.00x – 1.19x	17	$499,204,118	38.12%
1.20x – 1.24x	13	109,742,633	8.38
1.25x – 1.29x	8	75,940,000	5.80
1.30x – 1.34x	5	54,290,312	4.15
1.35x – 1.39x	6	63,333,536	4.84
1.40x – 1.44x	3	240,500,000	18.36
1.45x – 1.49x	4	42,900,000	3.28
1.55x – 1.59x	1	2,305,244	0.18
1.60x – 1.64x	1	5,248,109	0.40
1.70x – 2.03x	4	216,214,767	16.51

Total:	62	$1,309,678,717	100.00%

Min: 1.00x Max: 2.03x Wtd. Avg: 1.35x

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. Location and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of columns may not match “Total” due to rounding. With respect to any split mortgage loan, unless otherwise specified, the calculations used for LTV ratios and DSCR include the related pari passu loan (if any) but exclude the related subordinated loan or component (if any). In addition, in the case of certain mortgage loans, the DSCR and/or LTV ratio was calculated taking into account a holdback amount, letter of credit and/or sponsor guarantee or was calculated based on assumptions regarding the future financial performance of the related mortgaged property on a stabilized basis. For information regarding additional adjustments to the calculations see “Description of the Mortgage Pool—Adjustments to DSCR and/or LTV Ratio.”

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

V.	GROUP 1 FIVE YEAR LOANS

Loan Number	Property Name	Mortgage Loan Seller	Property Type	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Amortization Type	No. of Units/ SF/ Keys/ Pads	Loan Balance per Unit of Measure	UW DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Remaining Interest Only Period	Remaining Term to Maturity
9	Pacific Shores	BofA	Office	$165,875,000	3.92%	Interest Only	1,224,326	$271	1.65x	54.98%	54.98%	57	57
12	Galleria Officentre	GECC	Office	89,600,000	2.12	IO, Balloon	1,003,716	$89	1.27x	80.00%	76.96%	24	60
23	1865 Burnett Street	GACC	Multifamily	31,000,000	0.73	Interest Only	144	$215,278	1.20x	72.60%	72.60%	59	59
26	Sealy NW Business Center	GECC	Industrial	28,750,000	0.68	Interest Only	471,952	$61	1.46x	77.08%	77.08%	57	57
27	1604 Broadway	GACC	Retail	27,000,000	0.64	IO, Balloon	29,875	$904	1.10x	75.00%	72.24%	36	60
28	Wyndham Jacksonville Riverwalk Hotel	BCRE	Hotel	26,000,000	0.61	IO, Balloon	322	$80,745	1.16x	72.63%	70.01%	21	57
32	7700 Leesburg Pike	BofA	Office	22,600,000	0.53	Interest Only	147,231	$154	1.12x	79.86%	79.86%	59	59
42	Media Center	GACC	Office	17,100,000	0.40	Interest Only	73,162	$234	1.34x	79.53%	79.53%	60	60
68	Albuquerque Portfolio	GACC	Office	12,250,000	0.29	IO, Balloon	116,278	$105	1.10x	80.00%	77.99%	35	59
69	Inverness Business Center North	GACC	Industrial	12,000,000	0.28	Interest Only	155,227	$77	1.23x	77.42%	77.42%	59	59
33	Springhill Suites—Burr Ridge	BCRE	Hotel	11,840,000	0.28	IO, Balloon	128	$87,891	1.35x	79.51%	75.65%	9	57
34	Springhill Suites—Elmhurst	BCRE	Hotel	10,660,000	0.25	IO, Balloon	128	$87,891	1.35x	79.51%	75.65%	9	57
79	Courtyard Chicago Glenview	GECC	Hotel	10,500,000	0.25	IO, Balloon	149	$70,470	1.63x	65.63%	63.22%	21	57
98	Hilton Village Shopping Center and Hilton Village Office Park	BofA	Mixed Use	8,600,000	0.20	Interest Only	96,546	$89	1.86x	36.60%	36.60%	58	58
102	Hampton Inn West	BofA	Hotel	7,882,557	0.19	Balloon	121	$65,145	1.39x	75.79%	70.94%	0	58
127	Portland Fairview RV Resort	GECC	Manufactured Housing	5,844,984	0.14	Balloon	407	$14,361	1.28x	75.91%	70.96%	0	59
132	Holiday Inn Select Wilmington-Brandywine	BofA	Hotel	5,343,121	0.13	Balloon	189	$28,270	1.44x	61.42%	55.58%	0	59
169	2301 & 2321 East Del Amo Boulevard	BofA	Industrial	3,946,698	0.09	Balloon	45,494	$87	1.21x	71.76%	67.17%	0	59

Total/Weighted Average:				$496,792,360	11.74%				1.40x	68.81%	67.47%

VI.	GROUP 1 SEVEN YEAR LOANS

Loan Number	Property Name	Mortgage Loan Seller	Property Type	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Amortization Type	No. of Keys	Loan Balance per Unit of Measure	UW DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Remaining Interest Only Period	Remaining Term to Maturity
8	Four Seasons Resort Maui(1)	GACC	Hotel	$175,000,000	4.14%	Interest Only	380	$1,118,421	1.47x	70.83%	70.83%	81	81
75	Holiday Inn Vail Apex	BCRE	Hotel	10,985,988	0.26	Balloon	103	$106,660	1.59x	54.93%	47.15%	0	83

Total/Weighted Average:				$185,985,988	4.40%				1.48x	69.89%	69.43%

(1)	The Four Seasons Resort Maui UW DSCR is based on projected occupancy and ADR figures.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

VII.	Large Loan or Cross-Collateralized Group Description

Ten Largest Loans or Cross-Collateralized Groups

Loan Number	Property Name	Loan Seller	City	State	Property Type	Cut-off Date Balance	% of Pool	Loan Group	% of Applicable Initial Loan Group	Number of Units/ SF/Keys/ Spaces	Units of Measure	Loan Balance per Unit of Measure	UW DSCR	Cut-off Date LTV	Balloon LTV
1	666 Fifth Avenue(1)(2)	BCRE	New York	New York	Office	$249,000,000	5.89%	1	8.52%	1,454,110	Sq. Ft.	$836	1.46x	61.36%	61.36%
2	Wolfchase Galleria	GECC	Memphis	Tennessee	Retail	225,000,000	5.32	1	7.70%	392,400	Sq. Ft.	$573	1.23x	79.11%	79.11%
3	Manhattan Apartment Portfolio(3)	GACC	New York	New York	Multifamily	204,000,000	4.82	2	15.58%	1,083	Units	$188,366	1.42x	80.00%	80.00%
4	Skyline Portfolio(1)	BofA	Falls Church	Virginia	Office	203,400,000	4.81	1	6.96%	2,566,783	Sq. Ft.	$264	1.24x	77.75%	77.75%
5	Atlantic Point Apartments(4)	GACC	Bellport	New York	Multifamily	201,000,000	4.75	2	15.35%	795	Units	$252,830	1.00x	80.40%	80.40%
6	The Enclave(5)	GACC	Silver Spring	Maryland	Multifamily	200,000,000	4.73	2	15.27%	1,119	Units	$178,731	2.03x	70.42%	70.42%
7	JP Morgan Portfolio(6)	GACC	Various	Various	Various	198,500,000	4.69	1	6.80%	(5)	Various	$153(6)	1.30x	84.45%	84.45%
8	Four Seasons Resort Maui(1)(7)	GACC	Wailea	Hawaii	Hotel	175,000,000	4.14	1	5.99%	380	Keys	$1,118,421	1.47x	70.83%	70.83%
9	Pacific Shores(1)	BofA	Redwood City	California	Office	165,875,000	3.92	1	5.68%	1,224,326	Sq. Ft.	$271	1.65x	54.98%	54.98%
10	Wellpoint Office Tower(8)	GACC	Woodland Hills	California	Office	119,947,239	2.84	1	4.11%	448,072	Sq. Ft.	$268	1.01x	79.96%	74.76%

	Total/Weighted Average:					$1,941,722,239	45.89%						1.39x	73.82%	73.49%

(1)	The Cut-off Date Balance excludes any related pari passu or subordinate loans in the split loan structure.
(2)	UW DSCR is based on projected underwritten net cash flow and net operating income. See “666 Fifth Avenue” below.
(3)	DSCR is based on projected underwritten net cash flow and net operating income. See “Manhattan Apartment Portfolio” below.
(4)	DSCR is based on projected underwritten net cash flow and underwritten net operating income. See “Atlantic Point Apartments” below.
(5)

The Cut-off Date Balance represents a senior note in a split loan structure. The DSCR is based on projected underwritten cash flow and projected underwritten net operating income. See “The Enclave” below.

(6)

The mortgaged property contains 1,152,551 square feet plus 1,905 parking spaces. The Loan/SF is $153. The 1,905 parking spaces have a Loan/Space value of $11,918. DSCR includes income from monthly payments under a rent enhancement lease. See “JP Morgan Portfolio” below.

(7)	The DSCR is based on occupancy and ADR figures projected to be achieved. See “Four Seasons Resort Maui” below.
(8)	The DSCR is based on a fixed payment schedule included in the accompanying prospectus supplement.

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. Location and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of columns may not match “Total” due to rounding. With respect to any split mortgage loan, unless otherwise specified, the calculations used for LTV ratios, DSCR and Loan per Unit/SF/Key include the related pari passu loan (if any) but exclude the related subordinated loan or component (if any). In addition, in the case of certain mortgage loans, the DSCR and/or LTV ratio was calculated taking into account a holdback amount, letter of credit and/or sponsor guarantee or was calculated based on assumptions regarding the future financial performance of the related mortgaged property on a stabilized basis.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	61.36%

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	61.36%

Mortgage Loan Information

Loan Seller:	BCRE

Loan Purpose:	Acquisition

Original Principal Balance(1):	$249,000,000

Cut-off Date Principal Balance(1):	$249,000,000

% of Initial UPB:	5.89%

Interest Rate:	6.3530%

Payment Date:	5th of each month

First Payment Date:	March 5, 2007

Maturity Date:	February 5, 2017

Amortization:	Interest Only

Call Protection:	Lockout until the date that is the earlier to occur of: (i) two years after the securitization of the last note or (ii) four years after the loan origination date, then defeasance is permitted. On or after August 5, 2016, prepayment permitted without penalty.

Sponsor:	George Gellert and Jared Kushner

Additional Financing:	Yes(1)(2)

Borrower:	666 Fifth Associates LLC

Lockbox:	Hard

Initial Reserves:	Rollover/Interest Reserve:	$100,000,000(3)

	Tax Reserve:	$3,600,000

	Insurance Reserve:	$1,990,000

Monthly Reserves:	Taxes:	$1,800,000(3)

	Insurance:	Springing(3)

	Rollover/Interest Reserve:	Springing(3)

	Replacement Reserve:	$19,370(3)
(1)

The total balance of the 666 Fifth Avenue loan is $1,215,000,000 as of the Cut-off Date (“Whole Loan”), and consists of eight pari passu notes: Note A-1 with a Cut-off Date Balance of $124,500,000, Note A-2 with a Cut-off Date Balance of $124,500,000 (Note A-1 and Note A-2 are both included in the trust fund and collectively represent the 666 Fifth Avenue Loan and are also referred to herein as the trust mortgage assets (“TMA”)), Note A-3 with a Cut-off Date Balance of $197,500,000 (which is not included in the trust fund), Note A-4 with a Cut-off Date Balance of $197,500,000 (which is not included in the trust fund), Note A-5 with a Cut-off Date Balance of $142,750,000 (which is not included in the trust fund), Note A-6 with a Cut-off Date Balance of $142,750,000 (which is not included in the trust fund), Note A-7 with a Cut-off Date Balance of $142,750,000 (which is not included in the trust fund) and Note A-8 with a Cut-off Date Balance of $142,750,000 (which is not included in the trust fund). Unless otherwise specified, all DSCR, LTV and other calculations with respect to the 666 Fifth Avenue Loan are based on the Whole Loan. However, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 are not included in this transaction and no Certificates represent any interest in Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 or Note A-8.

(2)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness” below.
(3)	See “Reserves” below.

Financial Information(1)

Cut-off Date Balance PSF:	$836

Balloon Balance PSF:	$836

LTV:	61.36%

Balloon LTV:	61.36%

UW DSCR(2):	1.46x
(1)	Calculations exclude the Fifth Avenue Retail Space (as defined below under “The Property”).
(2)

The UW DSCR is based on underwritten cash flows which were derived based on certain assumptions, including current market rental rates. If the market rental rates are not achieved, upon lease rollover, the UW DSCR will be negatively affected. The “As-Is” DSCR calculated based on the rent roll dated January 11, 2007 including rent stops through 2007 is 0.65x

Property Information(1)

Single Asset / Portfolio:	Single Asset

Property Type:	Office, Class “A”

Collateral:	Fee Simple

Location:	New York, NY

Year Built / Renovated:	1957/1999

Total Area(2):	1,454,110 square feet

Property Management:	Tishman Speyer

Occupancy (as of 01/11/2007):	98.3%

	As-Is	As-Stabilized

UW Net Operating Income:	$53,516,237	$118,617,233

UW Net Cash Flow:	$50,635,019	$114,381,673

Appraised Value:	$1,980,000,000

Appraisal Date:	March 1, 2007
(1)	Calculations exclude the Fifth Avenue Retail Space (as defined below under “The Property”).
(2)

The square footage consists of office space (1,367,545 square feet), retail/storage space (69,087 square feet) and parking (17,478 square feet). Excludes the Fifth Avenue Retail Space (as defined below under “The Property”) which consists of an additional 95,513 square feet.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	61.36%

Financial Information(1)
Underwritten

Effective Gross Income	$157,016,346

Total Expenses	$ 38,399,113

Net Operating Income (NOI)	$118,617,233

Cash Flow (CF)	$114,381,673

DSCR on NOI	1.52x

DSCR on CF	1.46x
(1)

The DSCR on NOI and DSCR on CF are based on underwritten cash flows which were derived based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved upon lease rollover, the DSCR on NOI and DSCR on CF will be negatively affected. The “As-Is” DSCR on CF is calculated based on the rent roll dated January 11, 2007 including rent steps through 2007 is 0.65x.

Significant Tenants(1)
Tenant	NRSF	% NRSF	Rent PSF	Potential Rent	% of Potential Rent	Lease Expiration	Ratings (S/F/M)

Citibank N.A.(2)	365,070	25.1%	$44.47	$16,234,522	23.2%	08/31/2014	AA/AA+/Aa1

Orrick, Herrington & Sutcliffe	239,464	16.5	$44.79	10,725,722	15.3	03/31/2010	Not Rated

Fulbright & Jaworski L.L.P.	139,177	9.6	$51.93	7,228,117	10.3	12/31/2016	Not Rated

Total:	743,711	51.1%		$34,188,360	48.8%
(1)

Information obtained from underwritten rent roll except for Ratings (S&P/Fitch/Moody’s) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)

Citibank N.A. has 17 different leases that expire between August 31, 2007 and August 31, 2014. 77,806 square feet will expire in 2007, 75,596 square feet will expire in 2009, and 211,668 square feet will expire in 2014.

Lease Rollover Schedule(1) (2)
Year of Expiration	# of Leases Expiring	Expiring SF	% of Total SF	Cumulative Total SF	Cumulative % of Total SF	Base Rent Expiring	% of Total Base Rent
2007	18	281,321	19.3%	281,321	19.3%	$9,199,779	13.1%
2008	11	62,877	4.3	344,198	23.7%	$2,235,726	3.2%
2009	12	99,663	6.9	443,861	30.5%	$4,636,362	6.6%
2010	29	402,840	27.7	846,701	58.2%	$21,696,353	31.0%
2011	12	94,207	6.5	940,908	64.7%	$5,943,103	8.5%
2013	2	1,248	0.1	942,156	64.8%	$85,318	0.1%
2014	15	213,418	14.7	1,155,574	79.5%	$10,307,537	14.7%
2015	1	50	0.0	1,155,624	79.5%	$750	0.0%
2016	16	180,112	12.4	1,335,736	91.9%	$10,022,453	14.3%
2017	2	3,364	0.2	1,339,100	92.1%	$316,518	0.5%
> 2017	6	89,424	6.1	1,428,524	98.2%	$5,534,841	7.9%
MTM	3	1,392	0.1	1,429,916	98.3%	$73,682	0.1%
Vacant	—	24,194	1.7	1,454,110	100.0%	$—	—

Total:	127	1,454,110	100.0%

(1)	Information obtained from underwritten rent roll.
(2)	Assumes no tenant exercises an early termination option, if applicable.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	61.36%

666 Fifth Avenue Loan

The Loan.    The 666 Fifth Avenue loan (the “666 Fifth Avenue Loan”) is secured by a first priority mortgage on the borrower’s fee simple interest in a 39-story, 1,454,110 square foot Class “A” multi-tenant office tower occupying a full block front site on Fifth Avenue between 52nd and 53rd Streets in Midtown Manhattan’s Plaza District (the “666 Fifth Avenue Property”). The 666 Fifth Avenue Loan is part of a $1,215,000,000 mortgage loan (the “First Mortgage Loan” or the “Whole Loan”) that was co-originated by BCRE and UBS Real Estate Investments Inc. (“UBSREI”). UBSREI subsequently sold its interest in the 666 Fifth Avenue Loan to BCRE, which is the sole loan seller with respect to this loan. The First Mortgage Loan has a Cut-off Date Balance of $1,215,000,000 and consists of the 666 Fifth Avenue Loan and six pari passu loans with an aggregate Cut-off Date Balance of $966,000,000. The respective rights of the holders of the pari passu notes evidencing the Whole Loan will be governed by a co-lender agreement described under “Description of the Mortgage Pool—Split Loan Structure—666 Fifth Avenue Whole Loan” in the offering prospectus.

The Borrower.    The borrower is a single-purpose, bankruptcy remote entity owned and controlled by George Gellert and Jared Kushner (together, the “Sponsors”). The borrower has two independent directors in its ownership structure and has delivered a non-consolidation opinion in connection with the origination of the 666 Fifth Avenue Loan. George Gellert is the managing member of the borrower.

Jared Kushner is a principal of the New York division of Kushner Companies. Kushner Companies is a private real estate organization involved in the ownership, development, redevelopment and management of single and multifamily housing, commercial, retail, industrial and hotel properties throughout the Northeast and Mid-Atlantic regions. Headquartered in Florham Park, New Jersey, with executive offices in Manhattan, the company manages its residential and commercial portfolios through its corporate offices and operating divisions. These include Westminster Management LLC, the residential management arm; Westminster Communities LLC, the construction division; Kushner Properties, the commercial leasing and management division; Westminster Hospitality, the hotel division; Westminster Capital Corp., which coordinates financing for the firm; and various acquisition and land development teams. Principals of the Kushner Companies are involved in ownership of in excess of 25,000 apartment units; the Kushner Companies’ commercial portfolio consists of nearly 6.5 million square feet of office, industrial and retail space and thousands of acres of land suitable for development. Properties are located in New Jersey, New York, Pennsylvania, Maryland and Delaware. George Gellert is a real estate developer and the president and chairman of the board of Atalanta Corporation, a food importer and international trading company located in Elizabeth, New Jersey.

The Property.    The 666 Fifth Avenue Property is a 39-story office building containing approximately 1,549,623 rentable square feet which includes 1,367,545 square feet of office space, 95,513 square feet of retail space (the “Fifth Avenue Retail Space”), 69,087 square feet of other retail/storage space (the “Other Retail Space”) and 17,478 square feet of parking with valet parking for 90 cars (the “Parking Garage Space”). The Fifth Avenue Retail Space is currently occupied by the NBA Store, Brooks Brothers and Hickey Freeman. The 666 Fifth Avenue Property has been institutionally owned and maintained since its construction and underwent approximately $40 million of extensive renovation and expansion in 1999. The renovations included new retail stores and a glass façade for the entire first and second floors. Renovations since 1999 have included a $1.7 million low-rise, freight and loading dock elevator modernization project, as well as a $2.1 million replacement of the building’s main electrical switchboards, an electrical capacity upgrade, full sidewalk replacement, lobby renovation to create the Hickey Freeman retail space and a $2.3 million HVAC upgrade that included installation of a building management system.

Significant Tenants.    As of January 11, 2007, the 666 Fifth Avenue Property, excluding the Fifth Avenue Retail Space, was 98.3% occupied by 47 tenants. The three largest tenants are as follows:

Citibank, N.A. (“Citibank”) (rated “AA” by S&P, “AA+” by Fitch and “Aa1” by Moody’s) occupies 365,070 square feet (25.1% of the total square footage). Citibank occupies space in portions of the 3rd through 7th and 10th floors and the

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	61.36%

entire 12th and 13th floors. Citibank is the largest operating subsidiary of Citigroup Inc. (NYSE: “C”). Citigroup is ranked 8th in the 2006 Fortune 500 and has 3,000 bank branches and consumer finance offices in the United States and Canada, plus an additional 2,000 locations in approximately 100 other countries. Citigroup is a diversified financial services company engaged in providing consumer product offerings, including banking services, credit cards and loans. Citigroup is divided into three major business groups: Global Consumer, Global Wealth Management and Corporate and Investment Banking. 666 Fifth Avenue is home to Citigroup’s Private Banking division, part of its Global Wealth Management division and other related financial activities. Citibank leases certain signage rights on the north, west and south sides of the 666 Fifth Avenue Property through August 2009. Citibank is the largest tenant and has been at the 666 Fifth Avenue Property since 1989.

Orrick, Herrington & Sutcliffe (“Orrick”) occupies 239,464 square feet (16.5% of the total square footage) with space in portions of the sub-basement, 2nd and 10th floors and the entire 16th through 23rd floors. Orrick is a full-service, approximately 980 attorney law firm that was formed in San Francisco in 1863. Orrick has 18 offices in 7 countries. According to the American Lawyer, Orrick is ranked first in both asset-backed finance and municipal finance, as well as among the top 10 in project finance. Orrick has approximately 200 attorneys at this location and has been a tenant at the 666 Fifth Avenue Property since 1995.

Fulbright & Jaworski L.L.P. (“Fulbright”) occupies 139,177 square feet (9.6% of the total square footage) with space in portions of the 10th and 35th floors and the entire 24th and 30th through 33rd floors. Founded in 1919, Fulbright is one of the largest law firms in the nation, comprising approximately 1000 attorneys in sixteen offices worldwide in 50 integrated practice areas. Fulbright was ranked 32nd in the 2005 AmLaw 100. Fulbright has approximately 140 attorneys at this location and has been a tenant at the 666 Fifth Avenue Property since 1992.

The Market.    According to Cushman & Wakefield, New York City had an estimated overall employment growth in 2006 of 1.2% or a gain of about 50,000 jobs. Employment in the financial activities sector grew by 2.1% in 2006 following a similar increase in 2005. Professional and business services and the information sector had employment growth of 1.5% and 1.4%, respectively. Job gains in these sectors contributed to a surge in demand for office space which resulted in falling vacancies and increasing rents in Manhattan’s commercial real estate market.

According to Cushman & Wakefield, falling vacancies across property types has led to increasing developer interest, though development remains severely constrained by the scarcity of available sites, particularly for office product. Currently, the biggest project in New York City is the rebuilding of the World Trade Center (“WTC”) site which is fully funded and proceeding on schedule. All five buildings planned for the site are expected to be delivered by 2012, including the 2.6 million sq. ft. Freedom Tower. In addition to the WTC sites, there are currently only three other office projects under construction or near completion, the Bank of America and the New York Times building, both in the Times Square area, and the new Goldman Sachs headquarters in Downtown.

According to Cushman & Wakefield, Midtown’s overall vacancy rate significantly decreased throughout 2006, from 7.8% in the first quarter down to fourth quarter’s 6.4%, its lowest rate since before September 11, 2001. Direct office vacancy ended the year at a rate of 4.7%. Rents throughout Midtown soared with overall asking rents rising on average $12 per sq. ft., an increase of approximately 25.0%. Reflecting the high demand for quality space throughout Midtown, overall asking rents for high quality space ranged from $105 per sq. ft. to $175 per sq. ft., with roughly 60% of the spaces starting at $120 per sq. ft. The shortage of high quality space combined with strong demand from financial services and law firm requirements drove the average class A direct asking rent higher to $69.43 per sq. ft., up 28.0% since year-end 2005. Midtown’s year–to-date leasing activity totaled 18.7 million sq. ft., with almost 4.0 million sq. ft. of newly leased space this quarter, 4.7% higher than year-end 2005. Financial services continued to drive the market comprising roughly 33.0% of leasing followed by legal services at almost 12.0%.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	61.36%

Lockbox/Cash Management.    The borrower has instructed tenants at the 666 Fifth Avenue Property to deposit rents into a mortgagee controlled account. Cash management is in effect.

Property Management.    The 666 Fifth Avenue Property is managed by Tishman Speyer Properties L.P. (“Tishman”), which is not affiliated with the borrower. Tishman is one of the leading owners, developers, fund managers and operators of first-class real estate in New York City. Since its inception, Tishman has managed a portfolio of assets of more than 77 million square feet in major metropolitan areas across the United States, Europe, Latin America and Asia. Some of the properties under the management of Tishman in New York City include Rockefeller Center (12 buildings), MetLife building, Chrysler Center and Peter Cooper Village/Stuyvesant Town.

Reserves.    $100,000,000 was deposited with lender in the Rollover/Interest Reserve account to pay: (i) tenant improvements and leasing commissions at the 666 Fifth Avenue Property and (ii) debt service shortfalls under the First Mortgage Loan or the Senior Mezzanine Loan (as defined below).

The borrower is required to make monthly deposits of $1,800,000 for taxes. In addition, borrower shall make monthly deposits in an amount equal to 1/12th of the annual insurance premiums estimated to be due by mortgagee (unless an acceptable blanket or umbrella policy is in place and mortgagee has elected not to collect this reserve). In addition, the borrower is required to make monthly deposits into the Replacement Reserve in an amount equal to one-twelfth of $0.15 per square foot of net rentable square feet at the 666 Fifth Avenue Property.

If the Fifth Avenue Retail Space is released prior to July 1, 2008, the borrower is required to deposit $105,000,000 with mortgagee less $2,500,000 for each full calendar month (if any) that the release occurs prior to the July 1, 2008, and on July 1, 2008, the borrower is required to deposit such amount as is necessary to cause a reserve (the “Ongoing Reserve”) to contain $105,000,000.

In the event that the Fifth Avenue Retail Space is not released prior to July 1, 2008, the borrower is required to deposit such amount as is necessary to cause the balance of the Ongoing Reserve to equal $105,000,000; provided, however, such $105,000,000 will be (i) reduced by (I) any amounts then on deposit in the Rollover/Interest Reserve (which amounts are required to be transferred into the Ongoing Reserve) and (II) any deposits made into the Ongoing Reserve pursuant to a future funding under the Mezzanine Senior Loan and (ii) increased by the positive difference, if any, obtained by subtracting (a) the portion of the Rollover/Interest Reserve disbursed by lender prior to July 1, 2008 for tenant improvements and leasing commissions from (b) $20,000,000. Amounts in the Rollover/Interest Reserve less $25,000,000 may be returned to the borrower on a one-time basis if the DSCR for the property for the preceding 12-month period is greater than 1.25x.

Current Mezzanine or Subordinate Indebtedness.    At origination, BCRE provided a $200 million mezzanine loan (the “Junior Mezzanine Loan”) to the indirect equity owner of the borrower. In addition, the equity owner of the borrower obtained a $335,000,000 mezzanine loan (the “Senior Mezzanine Loan”) from BCRE and UBSREI. The holders of the Junior Mezzanine Loan and the Senior Mezzanine Loan are subject to an intercreditor agreement with the mortgagee.

Future Mezzanine or Subordinate Indebtedness.    Provided that the Junior Mezzanine Loan has been paid in full, the owners of the beneficial interest in the borrower may incur additional junior indebtedness, provided, among other things: (a) the amount of such additional junior indebtedness is either (i) reasonably acceptable to the mortgagee or (ii) in an amount that when added to the then outstanding principal balance of the First Mortgage Loan and the outstanding balance

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	61.36%

of the Senior Mezzanine Loan, if applicable, results in a loan-to-value ratio not in excess of 89%, based on a new appraisal; the mortgagee must have received written confirmation from the applicable rating agencies that the incurrence of such indebtedness will not result in the downgrade, qualification or withdrawal of the ratings then assigned to the Certificates.

Property Release.    The borrower is permitted, after the later to occur of (i) the Condominium Conversion Date (as defined below) and (ii) the expiration of the defeasance lockout period to obtain the release of the Parking Garage Space and/or the Other Retail Space pursuant to a partial defeasance of a portion of the 666 Fifth Avenue Loan in an amount equal to $8,550,000 with respect to the Parking Garage Space and $95,000,000 with respect to the Other Retail Space, provided, among other things: (a) any net proceeds from the sale of the Fifth Avenue Retail Space have been used to pay down the Senior Mezzanine Loan and any proceeds remaining, if applicable, have been used to pay down the Junior Mezzanine Loan, and (b) after giving effect to such release, the DSCR for the 666 Fifth Avenue Property remaining after the release is at least equal to the DSCR for the 666 Fifth Avenue Property (including the release parcel) for the 12 months immediately preceding the release.

The borrower is also permitted to obtain the release of the Fifth Avenue Retail Space on or after the Condominium Conversion Date (as defined below) upon the payment in full of the Senior Mezzanine Loan, provided, among other things: (a) in the event that such release occurs prior to July 1, 2008, the borrower has delivered to the mortgagee an amount equal to $105,000,000, less $2,500,000 for every full calendar month, if any, that the release occurs prior to July 1, 2008, (b) the borrower under the Junior Mezzanine Loan has prepaid (or is simultaneously prepaying) (i) in connection with a sale of the Fifth Avenue Retail Space, a portion of the Junior Mezzanine Loan in an amount equal to all remaining net sales proceeds or (ii) in connection with a refinancing of the Fifth Avenue Retail Space, the entire balance of the Junior Mezzanine Loan and (c) with respect to the remaining portion of the 666 Fifth Avenue Property (not including the Fifth Avenue Retail Space), the loan-to-value ratio (including any remaining principal balance of the Junior Mezzanine Loan, if applicable) is not more than 89%. The "Condominium Conversion Date" is the date on which the 666 Fifth Avenue Property has been converted to a condominium form of ownership.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR(1):	1.46x
	TMA LTV(1):	61.36%

666 Fifth Avenue
666 Fifth Avenue
New York, NY 10103
Central Park
Upper East Side
Midtown
East Side
West Side
Garment District
Murray Hill
Queens
East River
Queens-Midtown Tunnel
FDR Drive
Hudson River
Long Island City
NEW JERSEY
Hoboken

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

Mortgage Loan Information

Loan Seller:	GECC

Loan Purpose:	Refinance

Original Principal Balance:	$225,000,000

Cut-off Date Principal Balance:	$225,000,000

% of Initial UPB:	5.32%

Interest Rate:	5.6445%

Payment Date:	1st of each month

First Payment Date:	May 1, 2007

Maturity Date:	April 1, 2017

Amortization:	Interest Only

Call Protection:	Lockout for 24 months from securitization closing date, then defeasance is permitted. On or after October 1, 2016, prepayment can be made without penalty.

Sponsor:	Simon Property Group, L.P.

Borrower:	Galleria at Wolfchase, LLC

Additional Financing(1):	Future Mezzanine

Lockbox:	Hard

Initial Reserves:	None

Monthly Reserves:	None

Financial Information

Cut-off Date Balance PSF:	$573

Balloon Balance PSF:	$573

LTV:	79.11%

Balloon LTV:	79.11%

UW DSCR:	1.23x

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail – Super Regional Mall

Collateral:	Fee Simple

Location:	Memphis, TN

Year Built/Renovated:	1997/NAP

Total Area:	392,400 sq. ft.

Property Management:	Simon Management Associates, LLC

Occupancy (as of 02/07/2007):	96.1%

Underwritten Net Cash Flow:	$15,774,999

Appraised Value:	$284,400,000

Appraisal Date:	April 1, 2007

(1)	See “Future Mezzanine or Subordinated Indebtedness” below.

Wolfchase Galleria Gross Leasable Area Summary
Component	NRSF	% NRSF	Site Area	Fee Owned
Dillard’s	203,943		13.7	Yes
Macy’s	252,720		13.0	Yes
JC Penney	144,047		9.9	Yes
Sears	160,938		11.8	Yes
Total Anchor GLA	761,648	59.9%	48.4
In-line	352,727
Kiosks & ATM	1,080
Food Court	7,544
Cinema	31,049
Total Mall Shop GLA	392,400	30.9%	63.0
Storage	2,082	0.2%
Out-lot GLA	114,400	9.0%		Yes
Total Center GLA	1,270,530	100.0%	111.4
Total Owned GLA	392,400	30.9%	63.0

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

Financial Information
	Full Year (12/31/2004)	Full Year (12/31/2005)	Full Year (12/31/2006)	Underwritten
Effective Gross Income	$22,187,500	$22,584,403	$23,660,656	$25,383,893
Total Expenses	$8,347,341	$8,550,989	$8,858,226	$9,142,651
Net Operating Income (NOI)	$13,840,159	$14,033,414	$14,802,430	$16,241,242
Cash Flow (CF)	$13,840,159	$14,033,414	$14,802,430	$15,774,999
DSCR on NOI	1.07x	1.09x	1.15x	1.26x
DSCR on CF	1.07x	1.09x	1.15x	1.23x

Significant Tenants (1)
Tenant	NRSF	%NRSF	Rent PSF	Lease Expiration	Ratings (S/F/M)	Sales/PSF(2)(3)

Malco Theatres	31,049	7.9%	$13.53	02/28/2017	Not Rated	$136,616

The Finish Line	21,912	5.6%	$19.99	02/29/2012	Not Rated	$269

Victoria’s Secret	13,300	3.4%	$36.00	02/28/2009	Not Rated	$708

Pottery Barn	10,413	2.7%	$17.86(4)	02/28/2009	Not Rated	$179

The Gap	9,713	2.5%	$37.05	04/30/2011	BB+/BB+/Ba1	$288
(1)	Information obtained from the underwriter’s Rent Roll except for Ratings and unless otherwise stated.
(2)	In the case of Malco Theatres, sales are per screen.
(3)	For the twelve months ended December 31, 2006.
(4)	Pottery Barn pays percentage rent at 10% of monthly gross sales until sales are greater than $2,375,000. Rent shown hereby represents amounts for year-end December 31, 2006.

In-Line Tenants Summary Information (1)
2006 Sales PSF (WA)	Occ. Cost as % of Sales (WA)
$404	14.5%
(1)	These inline tenants represent all tenants occupying less than 10,000 sq. ft.

Lease Rollover Schedule(1)
Year of Expiration	# of Leases Expiring	Expiring SF	% of Total SF	Cumulative Total SF	Cumulative % of Total SF	Base Rent Expiring	% of Base Rent Rolling	Cumulative % of Base Actual Rent Rolling
2007	5	6,642	1.7%	6,642	1.7%	$311,925	2.3%	2.3%
2008	10	24,593	6.3	31,235	8.0%	$914,963	6.6	8.9%
2009	20	80,578	20.5	111,813	28.5%	$2,190,095	15.9	24.8%
2010	11	24,368	6.2	136,181	34.7%	$1,114,488	8.1	32.9%
2011	8	25,678	6.5	161,859	41.2%	$977,142	7.1	40.0%
2012	15	52,648	13.4	214,507	54.7%	$1,876,868	13.6	53.6%
2013	7	12,809	3.3	227,316	57.9%	$585,282	4.2	57.8%
2014	10	31,550	8.0	258,866	66.0%	$1,102,554	8.0	65.8%
2015	3	5,577	1.4	264,443	67.4%	$291,762	2.1	68.0%
2016	4	14,037	3.6	278,480	71.0%	$451,296	3.3	71.2%
2017	28	93,543	23.8	372,023	94.8%	$3,682,070	26.7	98.0%
> 2017	2	4,898	1.2	376,921	96.1%	$207,443	1.5	99.5%
MTM	1	180	0.0	377,101	96.1%	$75,000	0.5	100.0%
Vacant	—	15,299	3.9	392,400	100.0%	$—	—	—

Total:	124	392,400	100.0%
(1)	Information obtained from the Underwritten Rent Roll.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

The Wolfchase Galleria Loan

The Loan.    The Wolfchase Galleria Loan is a $225.0 million, ten-year interest only, fixed rate loan secured by a first mortgage on a two-story super regional mall containing 392,400 gross leasable square feet located in Memphis, Shelby County, Tennessee.

The Borrower.    The borrower is Galleria at Wolfchase, LLC, a Delaware limited liability company is a single purpose, bankruptcy-remote entity with at least two Independent Managers for which a non-consolidation opinion has been provided.

Simon Property Group, L.P. (NYSE: SPG) is the sponsor and is one of the largest publicly traded retail real estate companies in North America with a total market capitalization of approximately $48 billion. Headquartered in Indianapolis, Indiana, Simon Property Group L.P., is engaged in the ownership, development and management of retail real estate, primarily regional malls, Premium Outlet Centers and community/lifestyle centers. Through its subsidiary partnership, Simon Property Group, L.P. currently owns or has an interest in 285 properties in the United States containing an aggregate of 201 million square feet of gross leasable area in 38 states plus Puerto Rico. Simon Property Group, L.P. also holds interests in 53 European shopping centers in France, Italy and Poland; five Premium Outlet Centers in Japan; and one Premium Outlet Center in Mexico. As of December 31, 2006, Simon reported a net income of $620 million and revenue of $3.3 billion.

The Property.    The collateral for the Wolfchase Galleria Loan is a two-story enclosed super regional mall in Memphis, Tennessee. Built in 1997, the Wolfchase Galleria Property contains a total of 1.27 million of square feet and is situated on 111.40 acres of land of which 392,400 sq. ft. or 63 acres are included in the subject collateral. The Wolfchase Galleria Property is anchored by Dillard’s, Macy’s, JC Penney and Sears. All four anchors own their store and the underlying land, but participate in common area maintenance. Furthermore, the property is surrounded by several outlots that are also separately owned. Outlot tenants include J. Alexander’s, Starbuck’s, Logan’s Roadhouse, First Tennessee Bank, Bed Bath & Beyond, Barnes & Noble, Red Lobster, Bob Evans Farms, The Olive Garden, T.G.I. Friday’s, Bahama Breeze and Great Wall Restaurant.

The collateral tenancy consists of approximately 124 tenants, ranging in size from 150-160 square feet (kiosk) to 31,049 sq. ft. (cinema). Well-known mall tenants (5,000+ sq. ft. ) include The Finish Line, Victoria’s Secret, Pottery Barn, The Gap, Abercrombie & Fitch, FYE, Express Men/Women, Brooks Brothers, Hollister, New York & Company, Forever 21, American Eagle, The Children’s Place, Lane Bryant, Sephora, Banana Republic, and Waldenbooks. There are 5,630 surface parking spaces for the entire mall, resulting in a parking ratio of 4.88 spaces per 1,000 sq. ft. including the non-collateral space.

Significant Tenants.    As of February 7, 2007 the Wolfchase Galleria was 96.1% occupied among 124 tenants and the four largest tenants, comprising 19.5% of the space, are described below:

Malco Theatres (not rated) occupies 31,049 sq. ft. (7.9% of sq. ft. and 2.9% of income) under two 20-year leases expiring in February 2017 with two 5-year renewal options at the annual rent of $480,000 for the first and $510,000 for the second option. Malco Theatres, Inc., a family owned, fourth generation business founded in 1918 by M. A. Lightman, is headquartered in Memphis, Tennessee. Malco Theatres, Inc. operates 37 sites with over 280 screens in five states including Arkansas, Kentucky, Mississippi, Missouri and Tennessee. Malco Theatres, Inc. had sales of $136,616 per screen in 2006.

The Finish Line (NASDAQ: “FINL”, not rated) occupies 21,912 sq. ft. (5.6% of sq. ft. and 3.1% of income) under a 15-year lease expiring in February 2012. The Finish Line sells athletic and casual brand name footwear through nearly 670 Finish Line stores in 48 stores, and about 60 Man Alive hip-hop inspired stores in 14 states. The Finish Line reported revenue of $1.3 billion for fiscal year ended February 2006 which is up 11.9% from the prior. The Finish Line reported sales of $269 per sq. ft. in 2006.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

Victoria’s Secret (not rated) occupies 13,300 sq. ft. (3.4% of sq. ft. and 3.3% of income) under a 12-year lease expiring in February 2009. Victoria’s Secret, a subsidiary of Limited Brands (NYSE: “LTD” [ratings]), is a retailer of women’s intimate apparel, operating about 1,000 Victoria’s Secret lingerie stores in the United States. Victoria’s Secret reported sales of $708 per sq. ft. in 2006.

Pottery Barn (not rated) occupies 10,413 sq. ft. (2.7% of sq. ft. and percentage rent at 10% of monthly gross sales until sales is greater than $2,375,000) under a 12-year lease expiring in February 2009. Pottery Barn is one of five retailer concepts for the home by Williams-Sonoma, Inc. (NYSE: “WSM”), a specialty retailer of products for the home in the United States. As of January 28, 2007, Williams-Sonoma, Inc. operated 588 retail stores, seven mail order catalogs, and six e-commerce websites in 44 states and Washington, D.C. as well as in Canada. Pottery Barn was founded by Charles E. Williams in 1956 and is headquartered in San Francisco, California. Pottery Barn reported sales of $179 per sq. ft. in 2006.

The Gap (NYSE: “GPS” rated “BB+” by S&P, “BB+” by Fitch and “Ba1” by Moody’s) occupies 9,713 sq. ft. (2.5% of sq. ft. and 2.5% of income) under a 14-year lease expiring in April 2011. The company has built its brand on basic, casual styles for men, women, and children. The company also owns chains Banana Republic, Old Navy and Forth & Towne. Gap runs 3,100-plus stores worldwide. Other chains include GapBody, GapKids and babyGap; each chain also has its own online websites. The Gap reported revenue of $16.02 billion for fiscal year ended January 2006. The Gap reported sales of $288 per sq. ft. in 2006.

The Market.    The Wolfchase Galleria Property is located in the City of Memphis, Shelby County, Tennessee at the intersection of North Germantown Parkway and Interstate 40, approximately 15 miles east of the Memphis downtown central business district. The collateral has convenient accessibility via the regional interstate network and local arterials. The immediate neighborhood is comprised of a concentration of commercial developments along North Germantown Parkway and U.S. Highway 64 with the Wolfchase Galleria being the dominant retail development in the area.

The Wolfchase Galleria Property is located within the Memphis Tennessee-Arkansas-Mississippi metropolitan statistical area, an eight county area, with a reported 2005 population of 1.2 million. For 2006 the population within five, ten and fifteen-mile radius of the Wolfchase Galleria property is 139,575, 380,582 and 795,405. During the same period, the average household income within a five, ten and fifteen-mile radius of the Wolfchase Galleria Property was $81,552, $82,130, and $67,576. The average household income for the Memphis metropolitan statistical area is $51,081.

Wolfchase Galleria has a stable operating performance as evidenced by its high occupancy level of 96.1% and mall shop sales of $404 per sq. ft for tenants under 10,000 sq. ft. In addition, the Wolfchase Galleria Property is the only shopping center within its competitive set that has four department store anchors. Wolfchase Galleria belongs to the Memphis Metro market and the Raleigh/Bartlett submarket. According to the fourth quarter 2006 REIS report, the Raleigh/Bartlett submarket inventory consists of 6,285,000 sq. ft. of neighborhood and community shopping centers with an average vacancy rate of 11.5%. The primary competitive set contains an inventory of 1,905,915 mall shop space (excludes anchors), with occupancy ranging from 90% to 96% and rents ranging from $18.00 per sq. ft. to $40.00 per sq. ft.

The following chart indicates the competitive set:

Competitive Set
Competitor	SF	Distance From Mall	Anchors
Oak Court Mall	852,000	9.5 miles	Macy’s, Dillard’s
Avenue Carriage Crossing	788,300	14.0 miles	Parisian, Dillard’s, Linens N Things, Barnes & Noble
Hickory Ridge Mall	855,234	13.0 miles	Macy’s, Sears, Dillard’s
Raleigh Springs Mall	917,553	8.0 miles	Sears, Malco Theatres

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

Property Management.    The Wolfchase Galleria Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

Lockbox.    The Wolfchase Galleria Loan is structured with a hard lockbox. Tenants make required lease payments directly into a lockbox account, and, prior to the occurrence of an event of default under the Wolfchase Galleria Loan documents, the mortgagee transfers amounts in the lockbox daily to an account designated by borrower (other than a $20,000 reserve fund). Upon the occurrence and continuation of an event of default under the Wolfchase Galleria Loan documents, the mortgagee’s obligations to effect such transfers are suspended.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    The borrower has the option to obtain a mezzanine loan secured by a pledge or any or all of its direct or indirect ownership interests without lender approval provided that: (i) no event of default have occurred or is continuing; (ii) combined loan-to-value ratio does not exceed 80%; (iii) debt service coverage ratio is greater than or equal to 1.10x; (iv) the mezzanine lender must satisfy institutional lender criteria specified in the loan documents; and (v) other terms as stated in the loan documents.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

Wolfchase Galleria
2760 North Germantown Parkway
Memphis, TN 38133
Millington
Bartlett
Lakeland
Memphis
Cordova
SHELBY COUNTY
Germantown
Collierville
Old Brownsville Rd
The Commons Shopping Ctr.
Memphis
ARKANSAS
TENNESSEE
MISSISSIPPI

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.42x
	LTV:	80.00%

216 West 108[t]h Street New York, NY	21 West 106th Street New York, NY	302 West 114th Street New York, NY

312 West 114th Street New York, NY	35 Saint Nicholas Terrace New York, NY

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.42x
	LTV:	80.00%

Mortgage Loan Information

Loan Seller:	GACC

Loan Purpose:	Refinance

Original Principal Balance:	$204,000,000

Cut-off Date Principal Balance:	$204,000,000

% by Initial UPB:	4.82%

Interest Rate:	6.1500%

Payment Date:	1st of each month

First Payment Date:	May 1, 2007

Maturity Date:	May 1, 2012

Amortization:	Interest only

Call Protection(1):	Lockout for 19 payments from the loan closing date, then prepayment with the greater of yield maintenance or 1% is permitted. On or after February 1, 2012, prepayment is permitted without premium.

Sponsors:	Joel Wiener and The Praedium Fund VI, L.P.

Borrowers(2):	36 Special Purpose Entities

Additional Financing:	None

Lockbox:	Soft

Initial Reserves:	Collateral Reserve(4):	$38,000,000

	Insurance Reserve:	$45,469

	Tax Reserve:	$312,799

Monthly Reserve:	Insurance Reserve:	$22,734

	Tax Reserve:	$156,399
(1)	For additional information regarding voluntary prepayment see “Partial Prepayment and Partial Release” section herein.
(2)	Please refer to the Annex A in the accompanying prospectus supplement for specific borrower names.
(3)

At closing, the borrowers deposited $38,000,000 into the Collateral Reserve. The funds in the Collateral Reserve may be used for building and apartment unit capital improvements, provided the borrowers spend at least $10,000,000 for such improvements, and any remaining funds may be used for debt service shortfalls up to a maximum of $28,000,000. See the “Reserve” section herein for additional detail.

Financial Information

Cut-off Date Balance per Unit(1):	$188,366

Balloon Balance per Unit:	$188,366

Cut-off Date LTV(1):	80.00%

Balloon LTV:	80.00%

UW DSCR(2):	1.42x
(1)

The Cut-off Date Balance per Unit and the Cut-off Date LTV are calculated based on the $204,000,000 Cut-off Date Principal Balance. Net of the $10,000,000 capital improvement portion of the Collateral Reserve, the Cut-off Date Balance per Unit and the Cut-off Date LTV would be $179,132 and 76.08%, respectively.

(2)

UW DSCR and the Underwritten Net Cash Flow are based on projected cash flow for 2012, which was derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved the UW DSCR and Underwritten Net Cash Flow will be negatively affected. The “As-Is” DSCR calculated based on net cash flow as of December 31, 2006 is 0.43x and if the $10.0 million renovation portion of the Collateral Reserve is deducted from the Cut-off Date Balance, such UW DSCR would be 0.45x.

Property Information

Single Asset / Portfolio:	Portfolio

Property Type:	Multifamily

Collateral:	Fee Simple

Location:	New York City, NY

Year Built / Renovated:	Various / Various

Property Management:	Pinnacle Managing Co., LLC

Total Units:	1,083

Occupancy (as of 01/1/2007):	96.9%

Underwritten Net Cash Flow(1):	$18,001,713

Appraised Value:	$255,000,000

Appraisal Date:	March 14, 2007
(1)

The UW DSCR and the Underwritten Net Cash Flow are based on projected cash flow for 2012, which was derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved the UW DSCR and Underwritten Net Cash Flow will be negatively affected. The “As-Is” DSCR calculated based on net cash flow for the trailing 12 months ending December 31, 2006 is 0.43x and if the $10.0 million renovation portion of the Collateral Reserve is deducted from the Cut-off Date Balance, such UW DSCR would be 0.45x.

Manhattan Apartment Portfolio Location Summary
No. of Buildings	No. of Residential Units	Neighborhood	Boundary
21	484	Upper West Side	Between West 100th and West 108th Streets
4	104	Morningside Heights	Between West 113th and West 115th Streets
6	311	West Harlem	Between West 127th and West 139th Streets
2	53	Hamilton Heights	Between West 147th and West 148th Streets
3	131	Washington Heights	Between West 156th and West 161st Streets

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.42x
	LTV:	80.00%

Financial Information
	Trailing 12 (12/31/2006)	Underwritten(1)
Effective Gross Income	$11,518,930	$24,490,750
Total Expenses	$ 6,103,272	$ 6,489,037
Net Operating Income (NOI)	$ 5,415,658	$18,001,713
Cash Flow (CF)	$ 5,415,658	$18,001,713
DSCR on NOI	0.43x	1.42x
DSCR on CF	0.43x	1.42x
(1)

The Underwritten Effective Gross Income, Underwritten Total Expenses, Underwritten NOI, Underwritten CF, Underwritten DSCR on NOI and Underwritten DSCR on CF are based on projected cash flows for 2012, which were derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved the Underwritten Effective Gross Income, Underwritten Expenses, Underwritten NOI, Underwritten CF, Underwritten DSCR on NOI and Underwritten DSCR on CF will be negatively affected.

Specific Property Breakout
Property Name	Units(1)	Occupancy %	# of Stories	Elevator	Unit Type	# of Units	Average In-Place Rents	Market Rent(2)	% Below Market	# of Rent Stabilized Units	# of Rent Control Units
10-16 Manhattan Avenue	41	97.6%	6	1	Retail 2-Bed 3-Bed 5-Bed	1 18 17 5	$0.00 $1,128 $976 $2,556	$2,625 $2,200 $2,600 $3,000	NAP 49% 62% 15%	27	7
5 West 101st Street	20	100.0%	5	0	1-Bed 2-Bed	10 10	$1,168 $1,133	$1,700 $2,200	31% 49%	19	1
61-63 West 104th Street	10	100.0%	4	0	1-Bed 2-Bed	5 5	$1,292 $1,338	$1,700 $2,200	24% 39%	10	0
106 West 105th Street	19	100.0%	5	0	4-Bed 5-Bed	10 9	$1,242 $1,791	$3,000 $3,000	59% 40%	17	0
109 West 105th Street	15	100.0%	5	0	1-Bed 2-Bed	13 2	$1,023 $1,135	$1,700 $2,200	40% 48%	15	0
120 West 105th Street	61	98.4%	6	1	Studio 1-Bed 2-Bed 3-Bed	1 38 17 5	$1,699 $1,356 $1,098 $729	$1,200 $1,700 $2,200 $2,600	(-42%) 20% 50% 72%	47	2
21 W. 106th Street	20	100.0%	5	0	1-Bed	20	$1,024	$1,700	40%	20	0
123 West 106th Street	10	100.0%	5	0	2-Bed	10	$1,430	$2,200	35%	10	0
125 West 106th Street	10	100.0%	5	0	2-Bed	10	$1,332	$2,200	39%	10	0
127 West 106th Street	10	100.0%	5	0	Studio 2-Bed	1 9	$1,675 $1,155	$1,200 $2,200	(-40%) 48%	9	0
165-167 Manhattan Avenue 169-171 Manhattan Avenue	49	98.0%	6	1	Studio 1-Bed 2-Bed 3-Bed	1 20 27 1	$1,750 $956 $1,208 $2,200	$1,200 $1,700 $2,200 $2,600	(-46%) 44% 45% 15%	46	0
15 West 107th Street	31	100.0%	6	1	1-Bed 2-Bed 3-Bed 4-Bed	1 13 12 5	$339 $1,687 $800 $1,150	$1,700 $2,200 $2,600 $3,000	80% 23% 69% 62%	23	4
63 West 107th Street	19	100.0%	5	0	2-Bed 3-Bed	9 10	$1,146 $1,647	$2,200 $2,600	48% 37%	12	5
65 W 107th Street	20	90.0%	5	0	Studio 1-Bed 2-Bed 3-Bed	1 3 8 8	$1,399 $236 $1,019 $1,316	$1,200 $1,700 $2,200 $2,600	(-17%) 86% 54% 49%	10	8
67 W 107th Street	19	100.0%	5	0	Studio 2-Bed 3-Bed	1 9 9	$1,747 $1,205 $829	$1,200 $2,200 $2,600	(-46%) 45% 68%	10	7

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.42x
	LTV:	80.00%

Specific Property Breakout (cont.)
Property Names	Units(1)	Occupancy %	# of Stories	Elevator	Unit Type	# of Units	Average In-Place Rents	Market Rent(2)	% Below Market	# of Rent Stabilized Units	# of Rent Control Units
3-5 W 108th Street	24	100.0%	6	1	1-Bed 2-Bed 3-Bed 4-Bed	1 18 4 1	$783 $951 $964 $1,072	$1,700 $2,200 $2,600 $3,000	54% 57% 63% 64%	18	4
4-6 W 108th Street	24	100.0%	6	0	2-Bed 3-Bed 4-Bed	5 13 6	$969 $786 $1,539	$2,200 $2,600 $3,000	56% 70% 49%	20	3
7-9 W 108th Street	24	100.0%	6	1	2-Bed 3-Bed 4-Bed	12 9 3	$1,098 $1,132 $1,100	$2,200 $2,600 $3,000	50% 56% 63%	22	1
8-10 W 108th Street	24	95.8%	6	0	2-Bed 3-Bed 4-Bed	2 11 11	$1,663 $922 $1,203	$2,200 $2,600 $3,000	24% 65% 60%	18	3
203 W 108th Street	20	100.0%	5	0	Studio 2-Bed 3-Bed 4-Bed	1 5 6 8	$323 $1,021 $598 $602	$1,100 $2,100 $2,500 $2,800	71% 51% 76% 79%	14	5
216 W 108th Street	15	100.0%	5	0	2-Bed 3-Bed 4-Bed	9 3 3	$977 $565 $976	$2,100 $2,500 $2,800	53% 77% 65%	13	2
627 W 113th Street	10	100.0%	5	0	1-Bed 3-Bed	9 1	$1,129 $2,638	$1,700 $2,600	34% (-1%)	8	1
302 W 114th Street	20	90.0%	5	0	Studio 1-Bed	5 15	$499 $636	$1,000 $1,500	50% 58%	18	0
312 W. 114 Street	24	95.8%	6	0	2-Bed 3-Bed	10 14	$1,021 $1,490	$1,900 $2,300	46% 35%	19	0
350 Manhattan Avenue	50	94.0%	6	1	1-Bed 2-Bed 3-Bed	9 35 6	$772 $1,130 $1,159	$1,600 $2,100 $2,600	52% 46% 55%	43	2
634 W. 135th Street	39	97.4%	6	1	Studio 1-Bed 2-Bed 3-Bed 4-Bed 5-Bed	7 6 13 6 3 4	$994 $860 $700 $937 $593 $1,015	$1,000 $1,500 $2,000 $2,400 $3,000 $3,000	1% 43% 65% 61% 80% 66%	37	1
605 W. 156th Street	43	95.3%	6	1	Studio 1-Bed 2-Bed 3-Bed	4 5 23 11	$932 $882 $1,034 $810	$1,100 $1,500 $2,200 $2,600	15% 41% 53% 69%	35	3
625 W. 156th Street	33	97.0%	8	1	1-Bed 2-Bed	1 32	$0.00 $782	$1,500 $2,200	NAP 64%	22	7
635 Riverside Drive	66	93.9%	11	1	1-Bed 2-Bed 3-Bed 4-Bed Antenna	1 43 13 9 1	$149 $1,029 $935 $670 $1,970	$1,600 $2,200 $2,600 $2,900 $1,970	91% 53% 64% 77% 0%	54	7
894 Riverside Drive	55	100.0%	6	1	Studio 1-Bed 2-Bed 3-Bed 4-Bed	2 13 9 21 10	$961 $607 $812 $716 $710	$1,100 $1,400 $2,000 $2,500 $2,800	13% 57% 59% 71% 75%	52	2
400-408 West 128th Street	57	94.7%	5	0	Studio 1-Bed 2-Bed 3-Bed	1 27 11 18	$787 $938 $806 $675	$900 $1,400 $1,800 $2,300	13% 33% 55% 71%	47	6
25-29 St. Nicholas Terrace	55	98.2%	6	1	1-Bed 2-Bed 3-Bed Retail Store	14 37 3 1	$865 $858 $963 $2,531	$1,600 $1,900 $2,500 $2,596	46% 55% 61% 3%	44	9

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.42x
	LTV:	80.00%

Specific Property Breakout (cont.)
Property Names	Units(1)	Occupancy %	# of Stories	Elevator	Unit Type	# of Units	Average In-Place Rents	Market Rent(2)	% Below Market	# of Rent Stabilized Units	# of Rent Control Units
35 St. Nicholas Terrace	54	98.1%	6	1	1-Bed 2-Bed 3-Bed	12 41 1	$828 $960 $1,380	$1,600 $1,900 $2,400	48% 49% 43%	47	6
520 West 139th Street	41	97.6%	6	1	1-Bed 2-Bed 3-Bed 4-Bed	5 17 14 5	$662 $693 $952 $743	$1,500 $1,900 $2,300 $3,000	56% 64% 59% 75%	30	9
287 Edgecombe Avenue	25	88.0%	6	1	Studio 3-Bed 4-Bed	1 16 8	$0.00 $563 $774	$450 $2,100 $2,500	NAP 73% 69%	16	5
291 Edgecombe Avenue	28	82.1%	6	1	1-Bed 2-Bed 3-Bed 4-Bed	3 1 16 8	$971 $1,650 $1,029 $835	$1,400 $1,700 $2,100 $2,500	31% 3% 51% 67%	20	2

Total:	1,085	96.9%		17					53.0%	882 81.3%	112 10.3%
(1)	Based on the borrower’s rent roll and includes superintendent units that are not reflected in the Annex A of the accompanying prospectus supplement.
(2)	Market rents as determined by appraiser, the Leitner Group.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.42x
	LTV:	80.00%

Manhattan Apartment Portfolio Loan

The Loan.    The Manhattan Apartment Portfolio Loan (the “Manhattan Apartment Portfolio Loan”) is a $204.0 million five-year, interest only, fixed rate loan secured by the borrowers’ fee interest in a 36-building multifamily portfolio containing a total of 1,083 units located in New York City, New York (the “Manhattan Apartment Portfolio Properties”). The Manhattan Apartment Portfolio Loan proceeds were used to refinance the existing debt encumbering the Manhattan Apartment Portfolio Properties, fund closing costs, and provide for initial reserves. Inclusive of a minimum dedicated $10 million capital improvements portion of a $38 million Collateral Reserve escrowed at loan closing, the borrowers will maintain approximately $40.2 million of cash equity in the transaction.

The Borrowers.    There are 36 borrowers, each of which is a special purpose, bankruptcy-remote entity with two independent directors. Each borrower owns an individual property. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the closing of the Manhattan Apartment Portfolio Loan. Joel Wiener, the principal of the Pinnacle Group and The Praedium Fund VI, LP are the loan sponsors.

Joel Wiener has over 50 years experience in the acquisition, development and management of residential and commercial real estate. Mr. Wiener owns 100% of the Pinnacle Group, which he founded in 1997. Through the Pinnacle Group, Mr. Wiener currently has ownership and management interests in approximately 100 buildings totaling approximately 20,000 rental apartment units in the New York City metropolitan area. For additional information regarding the Pinnacle Group, see “Risk Factors-Litigation” in the accompanying prospectus supplement.

The Praedium Fund VI, LP is owned by the Praedium Group (“Praedium”), which is an institutional real estate investment management company that specializes in opportunistic value-added investments. Founded in 1991, Praedium has launched six commingled funds to date with investments totaling $280 million to $2.5 billion. The Praedium funds’ institutional investors include public and corporate pension funds, financial institutions, insurance companies and endowments. Joel Wiener and the Praedium Group are repeat sponsors of Deutsche Bank borrowers.

The Properties. The Manhattan Apartment Portfolio Properties consist of 36 multifamily buildings (1,083 apartment units and 2 office suite units) situated between West 100th and West 161st Streets located in New York City, New York. Seventeen of the buildings contain an elevator. The Manhattan Apartment Portfolio Properties were constructed from 1900 to 1940 and in the last year and a half the sponsors has spent approximately $7.27 million on property renovations. The buildings range in height from four to 11 stories, with the majority at five or six stories. The buildings contain between ten and 66 units. As of January 1, 2007 the Manhattan Apartment Portfolio Properties exhibited an occupancy rate of 96.9%. The unit mix is as follows:

Unit Mix
Apartment Type	# of Apartments
Studio	26
1-Bed	231
2-Bed	470
3-Bed	248
4-Bed	90
5-Bed	18
Retail Store	2

As of January 1 2007, approximately 91.6% of the Manhattan Apartment Portfolio units were subject to rent regulation with 882 (81.3%) rent stabilized units and 112 (10.3%) rent controlled units. In addition, there are 35 (3.2%) occupied market rate units, 13 (1.2%) office suite units and 34 (3.1%) vacant units that have undergone or are currently undergoing

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.42x
	LTV:	80.00%

renovations. The current weighted average rental rate for the rent stabilized units and fair market units at the Manhattan Apartment Portfolio Properties is $1,002 per unit. As units roll, the sponsors plan on deregulating vacated units through the implementation of a significant capital improvement plan to enhance the profile of such units and raising rents to market levels, thereby increasing in cash flow and value. Historically, the sponsors’ like kind properties have experienced an annual turnover rate of approximately 10%. The sponsors project that given a 10% unit turnover rate, the Manhattan Multifamily Portfolio Properties will have a total of 442 (40.7%) rent stabilized units and 440 (40.6%) fair market units leased at an underwritten average rate of $2,913 per unit by the end of 2012. The sponsors plan to spend at least $10.0 million on common area and unit renovations. Common area renovations will include lobbies, common hallways, roofs, facades and windows. In addition, as part of ongoing unit refurbishment, the sponsors plan to gut-renovate vacated units at an estimated average cost of approximately $23,000 per unit.

Market.    The Manhattan Portfolio Properties are all located in residential neighborhoods with good access to public transportation (subway and bus lines) and local retail/commercial services. Specifically, the Manhattan Apartment Portfolio Properties are situated within walking distance to the 1, 2, 3, A, B, C and D subway lines as well as the M-4, M-5, M-11, M-15, M-18, M-60, M-101 and M-104 New York City bus lines. The surrounding neighborhoods feature the Cathedral of St. John the Divine, St. Luke’s Hospital, Columbia University, Grant’s Tomb and City College. The Manhattan Apartment Portfolio Properties are located in proximity to Central Park, St. Nicholas Park, Morningside Park and Riverside Park.

The Manhattan residential market represents one borough of the five which make up the larger New York City residential market, the largest residential market in the United States with over three million apartment units. Within New York City rental units comprise approximately 67% of the total housing inventory. According to the 2005 New York City Housing and Vacancy Survey the net vacancy for rental units within New York City was 3.1%. In 2005, 20,382 new housing units were delivered to the total New York City market, which is above the trailing four year average of 15,406 units. Rental rates increased in 2005, with REIS reporting increases of 1.2% in effective rents for the 4th quarter of 2005 and 5.4% for the year. According to the 2005 New York City Housing and Vacancy Survey the Manhattan residential market has 3,260,856 apartment units exhibiting a vacancy rate of 1.9%.

Property Management.    The Manhattan Portfolio Properties are managed by the Pinnacle Managing Co., LLC, an affiliate of one of the sponsors.

Lockbox/Cash Management.    The Manhattan Apartment Portfolio Loan is structured with a soft lockbox and full cash management.

Reserves.    At closing, the borrowers deposited $38,000,000 into the Collateral Reserve. The funds in the Collateral Reserve may be used for building and apartment unit capital improvements, provided the borrower spend at least $10,000,000 to perform such improvements, and any remaining funds may be used for debt service shortfalls up to a maximum of $28,000,000. In the event the balance of the Collateral Reserve falls below $2,500,000 and the Manhattan Apartment Portfolio Properties debt service coverage ratio is below 1.20x based on interest only payments, the borrowers will be required to make monthly deposits to the Collateral Reserve, to the extent excess cash flow exists until such time that the balance in the Collateral Reserve is at least equal to $5,000,000.

Partial Prepayment and Partial Release.    Prepayment is prohibited during the first 19 payment dates of the Manhattan Apartment Portfolio Loan term (the “Lockout Period”). During the first three years after the Lockout Period, the borrowers may prepay, during the course of each 12-month period, up to 20% of the outstanding Manhattan Apartment Portfolio Loan balance, with a prepayment premium equal to the greater of 1% or yield maintenance, with no resultant collateral release. If during any of the first three years after the Lockout Period the borrowers prepay less than 20% of the outstanding Manhattan Apartment Portfolio Loan balance in any such 12-month period (any such period being referred to as a ‘‘Deficiency Period’’), the borrowers’ prepayment right during the following year will be equal to the sum of 20% of the

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.42x
	LTV:	80.00%

outstanding loan balance and the lesser of (i) 5% of the outstanding loan balance and (ii) the difference between 20% of the outstanding loan balance and the balance prepaid by the borrowers during the Deficiency Period.

In addition, during the first three years following the Lockout Period, the borrowers may effectuate a release of individual buildings upon payment of 115% of the allocated loan balance for the building to be released. However, the release price may be reduced to 110% of the allocated loan balance if the DSCR on the remaining Manhattan Apartment Portfolio Properties is equal to or greater than 1.20x assuming a prepayment of 110% of the allocated loan balance.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.42x
	LTV:	80.00%

Manhattan Apartment Portfolio
1 10-16 Manhattan Avenue
2 5 West 101st Street
3 61-63 West 104th Street
4 106 West 105th Street
5 109 West 105th Street
6 128 West 105th Street
7 21 West 106th Street
8 123 West 106th Street
9 125 West 106th Street
10 127 West 106th Street
11 165-167 & 169-171 Manhattan Avenue
12 15 West 107th Street
13 63 West 107th Street
14 65 West 107th Street
15 67 West 107th Street
16 3-5 West 108th Street
17 4-6 West 108th Street
18 7-9 West 108th Street
19 8-10 West 108th Street
20 203 West 108th Street
21 216 West 108th Street
22 627 West 113th Street
23 302 West 114th Street
24 312 West 114th Street
25 350 Manhattan Avenue
26 634 West 135th Street
27 605 West 156th Street
28 625 West 156th Street
29 635 Riverside Drive
30 894 Riverside Drive
31 400-408 West 128th Street
32 25-29 Saint Nicholas Terrace
33 35 Saint Nicholas Terrace
34 520 West 139th Street
35 287 Edgecombe Avenue
36 291 Edgecombe Avenue
Manhattan
Bronx
Hudson River
Harlem River
East River
NEW JERSEY
Washington Heights
Harlem
East Harlem
Morningside Heights
Upper West Side
Upper East Side
Central Park
Henry Hudson Pkwy
Triboro Bridge

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

Loan Information

Loan Seller:	BofA

Loan Purpose:	Refinance

Original Note A-3 Principal Balance(1):	$203,400,000

Cut-off Date Principal Balance:	$203,400,000

% of Initial UPB:	4.81%

Interest Rate:	5.7430%

Payment Date:	1st of each month

First Payment Date:	March 1, 2007

Maturity Date:	February 1, 2017

Amortization:	Interest Only

Call Protection:	Lockout for 24 months from securitization closing date, then defeasance is permitted. On or after October 1, 2016, prepayment can be made without premium.

Sponsor:	None

Borrower:	CESC Skyline LLC

Additional Financing:	Pari Passu Note A-1 $271,200,000
Pari Passu Note A-2 $203,400,000

TI/LC Reserve Guaranty(2):	$2,568,000

Lockbox:	Hard

Initial Reserves:	None

Monthly Reserves:	None
(1)

The total balance of the Skyline Portfolio Loan is $678,000,000 as of the Cut-off Date (“Whole Loan”), and consists of three pari passu notes, Note A-1 with a Cut-off Date Balance of $271,200,000 (which is not included in the trust fund), Note A-2 with a Cut-off Date Balance of $203,400,000 (which is not included in the trust fund) and Note A-3 with a Cut-off Date Balance of $203,400,000 (which is included in the trust fund, which represents the Skyline Portfolio Loan and which is referred to as the related trust mortgage asset (“TMA”)). Unless otherwise specified, all DSCR, LTV and other calculations with respect to the Skyline Portfolio Loan are based on the Whole Loan. However, Note A-1 and Note A-2 are not included in this transaction and no Certificate represents any interest in Note A-1 and Note A-2.

(2)	The Guarantor is Vornado Realty L.P.

Financial Information(1)

Cut-off Date Balance PSF:	$264

Balloon Balance PSF:	$264

LTV:	77.75%

Balloon LTV:	77.75%

UW DSCR:	1.24x
(1)	Unless otherwise noted, all numbers under the heading “Financial Information” are based on the Whole Loan balance as of the Cut-off Date.

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Office – Suburban

Collateral:	Fee Simple

Location:	Falls Church, VA

Year Built / Renovated:	Various / NAP

Total Area:	2,566,783 square feet

Property Management:	Charles E. Smith Real Estate Services L.P.

Occupancy (as of 01/16/2007):	97.1%

Underwritten Net Cash Flow:	$49,114,387

Appraised Value:	$872,000,000

Appraisal Date:	January 2, 2007

Property Information
Property Name	Location	Year Built/ Year Renovated	Occupancy %	Occupancy Date	Net Rentable Area	Appraised Value
One Skyline Tower	Falls Church, VA	1987 / NAP	95.8%	January 16, 2007	473,350	$170,000,000
Seven Skyline Place	Falls Church, VA	2001 / NAP	100.0%	January 16, 2007	402,824	129,000,000
Six Skyline Place	Falls Church, VA	1985 / NAP	97.4%	January 16, 2007	308,533	105,000,000
Five Skyline Place	Falls Church, VA	1983 / NAP	96.4%	January 16, 2007	298,468	103,000,000
One Skyline Place	Falls Church, VA	1972 / NAP	90.0%	January 16, 2007	275,492	94,300,000
Four Skyline Place	Falls Church, VA	1982 / NAP	98.8%	January 16, 2007	267,651	91,300,000
Two Skyline Place	Falls Church, VA	1979 / NAP	97.9%	January 16, 2007	270,679	90,700,000
Three Skyline Place	Falls Church, VA	1980 / NAP	100.0%	January 16, 2007	269,786	88,700,000
Total/Wtd. Avg.:			97.1%		2,566,783	$872,000,000

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

Financial Information
	Full Year (12/31/2004)	Full Year (12/31/2005)	Trailing 12 (06/30/2006)	Underwritten

Effective Gross Income	$64,252,318	$68,707,965	$71,452,098	$75,552,345

Total Expenses	$21,256,237	$22,544,462	$22,961,908	$22,554,864

Net Operating Income (NOI)	$42,996,081	$46,163,503	$48,490,190	$52,997,481

Cash Flow (CF)	$42,996,081	$46,163,503	$48,490,190	$49,114,387

DSCR on NOI	1.09x	1.17x	1.23x	1.34x

DSCR on CF	1.09x	1.17x	1.23x	1.24x

Significant Tenants(1)
Tenant	Ratings S&P/ Fitch/Moody’s	Total Tenant SF	% of Total SF	Rent PSF	Potential Rent	% Potential Rent	Lease Expiration

GSA (2)	AAA/AAA/Aaa	1,415,872	55.4%	$25.92	$36,702,652	54.2%	9/16/2011

Science Applications International Corp (3)	NR/NR/A3	156,329	6.1	$26.41	4,128,235	6.1	12/25/2011

Northrop Grumman Defense (4)	BBB+/BBB+/Baa2	73,740	2.9	$26.56	1,958,186	2.9	6/30/2007

Axiom Resource Management, Inc. (5)	Not Rated	61,520	2.4	$26.93	1,656,733	2.4	3/31/2007

Total		1,707,461	66.8%		$44,445,805	65.6%
(1)

Information obtained from underwritten rent roll except for Ratings (S&P/Fitch/Moody’s) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)

GSA has 28 different leases that expire between February 28, 2007 and September 15, 2015. 242,823 square feet will expire in 2007, 53,539 square feet in 2008, 318,777 square feet in 2009, 46,053 square feet in 2010, 402,824 square feet in 2011, 24,575 square feet in 2012, 175,403 square feet in 2014 and 151,878 square feet in 2015.

(3)

Science Applications International Corp has seven different leases that expire between February 28, 2007 and December 25, 2011. 9,219 square feet will expire in 2007, 33,958 square feet in 2008, 42,204 square feet in 2010 and 70,948 square feet in 2011.

(4)

Northrop Grumman Defense has four different leases. 17,555 square feet expires May 31, 2007, 28,078 square feet expires June 30, 2007, 14,810 square feet expires March 31, 2009 and 13,297 square feet expires February 28, 2010.

(5)	Axiom Resource Management has nine different leases that expire in 2007 and 2008. 56,787 square feet will expire in 2007 with the remaining 4,733 square feet expiring in 2008.

Lease Rollover Schedule(1)
Year of Expiration	# of Leases Expiring	Expiring SF	% of Total SF	Cumulative Total SF	Cumulative % of Total SF	Base Rent Expiring	% of Total Base Rent
MTM	31	167,853	6.6%	167,853	6.6%	4,674,153	7.1%
2007	34	354,431	13.9%	522,284	20.4%	9,073,279	13.8%
2008	47	277,592	10.9%	799,876	31.3%	7,538,204	11.4%
2009	34	536,849	21.0%	1,336,725	52.3%	13,810,974	21.0%
2010	19	183,633	7.2%	1,520,358	59.5%	5,081,230	7.7%
2011	9	554,670	21.7%	2,075,028	81.1%	14,452,890	21.9%
2012	5	44,114	1.7%	2,119,142	82.9%	1,184,885	1.8%
2013	2	3,113	0.1%	2,122,255	83.0%	87,516	0.1%
2014	2	175,403	6.9%	2,297,658	89.9%	4,498,142	6.8%
2015	3	192,592	7.5%	2,490,250	97.4%	5,436,721	8.3%
2016	1	1,535	0.1%	2,491,785	97.4%	46,050	0.1%
Vacant	—	65,303	2.6%	2,557,088	100.0%	—

Total	187	2,557,088	100.0%
(1)	Information obtained from underwritten rent roll.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

The Skyline Portfolio Loan

The Loan.    The Skyline Portfolio Pari Passu Whole Loan is a $678.0 million, ten-year fixed rate loan secured by a first mortgage on eight multi-story office buildings containing 2,566,783 square feet located in Falls Church, Virginia. The Skyline Portfolio Pari Passu Whole Loan is part of a split loan structure evidenced by three pari passu promissory notes referred to as the Skyline Portfolio Pari Passu Note A-3 (which is included in the trust fund and secures the Skyline Portfolio Pari Passu Loan which was originated by Bank of America), the Skyline Portfolio Pari Passu Note A-1 (which is excluded from the trust fund, which was co-originated 50/50 by Eurohypo AG, New York Branch (“Eurohypo”) and Bank of America and which was included in the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 Trust) and Skyline Portfolio Pari Passu Note A-2 (which is excluded from the trust fund and which was originated by Eurohypo). The Skyline Portfolio Pari Passu Whole Loan is interest only for the entire loan term and matures on February 1, 2017. The Skyline Portfolio Pari Passu Loan accrues interest at an annual rate of 5.7430%.

The Borrower.    The borrower, CESC Skyline LLC, a Delaware limited liability company, is a single purpose, bankruptcy remote entity with a least two independent managers. A non-consolidation opinion has been issued by the borrower’s legal counsel.

Equity ownership in the Skyline Portfolio Borrower is held by Vornado Shenandoah Holdings, LLC (99.0%) and Two Penn Plaza REIT, Inc. (1.0%). Equity ownership of Vornado Shenandoah is held by Vornado Realty, L.P. (99.0%) (NYSE: “VNO”) (rated “BBB+” by S&P, “BBB” by Fitch and “Baa2” by Moody’s). Equity ownership of Vornado Realty LP, the sponsor, is held by Vornado Realty Trust (rated “BBB+” by S&P, “BBB” by Fitch and “Baa2” by Moody’s) as general partner.

The sponsor is Vornado Realty, L.P. which is not a borrower principal, a fully integrated real estate investment trust and a member of the S&P 500. Vornado Realty, L.P.’s common shares are traded on the NYSE under the symbol “VNO”, and its market value of approximately $18.4 billion as of April 10, 2007. Vornado Realty, L.P. owns all or portions of 111 office properties containing approximately 30.7 million square feet in the New York City metropolitan area and in Washington, D.C. and the northern Virginia area; 111 retail properties in nine states and Puerto Rico containing approximately 16.3 million square feet; 9.5 million square feet of showroom and office space owned by its Merchandise Mart division, a 47.6% interest in Americold Realty Trust, the largest owner and operator of cold storage warehouses in North America; a 33% interest in Alexander’s (NYSE: “ALX”); a 33% interest in Toys “R” Us, which has 1,204 stores worldwide; a 15.8% interest in Newkirk Realty Trust (NYSE: “NKT”) through operating partnership units; an 11.3% interest in GMH Communities, LP, the operating partnership of GMH Communities Trust (NYSE: “GCT”); and other investments including real estate loans and marketable securities.

The Properties.    The Skyline Portfolio Properties consist of a fee simple interest in eight Class “A” suburban office buildings containing a total of 2,566,783 net rentable square feet and situated on 24.83 acres. The Skyline Portfolio is 97.1% occupied by 187 tenants. Four tenants, GSA, Science Applications International Corp, Northrop Grumman Defense and Axiom Resource Management, Inc., represent 66.8% of the net rentable square feet.

The Skyline Portfolio Properties are located in the Suburban Virginia office market and the I-395/Landmarket submarket, which has 2.6 million square feet. Located on Leesburg Pike and just off I-395, the Skyline Portfolio Mortgaged Property is ten minutes away from The Pentagon, Reagan National Airport and downtown Washington, D.C. and offers over 300 shops, restaurants, services and the Sport and Health Club within easy walking distance and a free shuttle service to Pentagon City, Crystal City, The Navy Yard and Metro. According to an Economy.com study, the estimated 2005 population within the market area is 1.04 million and is projected to increase to 1.05 million by 2010. The Skyline Portfolio Properties are located in the Washington D.C. metropolitan statistical area, which has an average household income of $91,700.

Significant Tenants.    As of January 16, 2007 the Skyline Portfolio Properties were 97.19% occupied by 23 office tenants. The following are the four largest tenants representing 66.8% of net rentable area 65.6% of net rentable income:

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

GSA (rated “AAA” by S&P, “AAA” by Fitch and “Aaa” by Moody’s) occupies 1,415,872 square feet (55.4% of space, 54.2% of income) under several leases for a number of governmental agencies including the Department of Defense, Department of Justice, Army Surgeon General, IRS and Department of Homeland Security. The leases provide for renewal options ranging in terms of zero to five years with 90 to 180 days written notice. The leases range in term from one to twenty years and provide for base rents ranging from $22.84 per square foot to $33.17 per square foot. The largest presence is the Department of Defense due to the Skyline Portfolio Properties’ proximity to the Pentagon with the Defense Information Systems Agency taking over 400,000 square feet at Skyline Seven until 2011. Additionally, the SS/OHA has 283,000 square feet at Skyline Tower until 2009, the Department of Justice has 195,537 square feet at Skyline Tower until 2015 and the Army Surgeon General has 175,000 square feet at Skyline 6 until 2014.

Science Applications International Corp (NYSE: “SAI”) (not rated by S&P, not rated by Fitch and rated “A3” by Moody’s) occupies 156,329 square feet (6.1% of square feet, 6.1% of income) under numerous leases expiring between 2007 and 2011. The leases provide for one renewal option of three or five years, tenant’s option, at fair market rates with 12 months written notice. The leases also provide for a base rent ranging from $24.50 per square foot to $28.54 per square foot with annual rate increases of 2.5% to 3.0% and the tenant has the option to cancel the lease at the end of each lease year with six months written notice and payment of the cancellation charge. Science Applications International Corp provides scientific, engineering, systems integration, and technical services and solutions to the U.S. military, agencies of the U.S. Department of Defense, the intelligence community, the U.S. Department of Homeland Security, and other U.S. Government civil agencies. Science Applications International Corp operates in two segments, Government and Commercial. Science Applications International Corp also designs and develops automatic equipment identification technology, sensors, and nondestructive imaging and security instruments. Science Applications International Corp has a strategic business relationship with Environmental Systems Research Institute, Inc. SAIC was founded in 1969 and is headquartered in San Diego, California. As of the fiscal year ended January 31, 2006, the company reported revenue of approximately $7.8 billion, net income of $927.0 million and stockholder equity of $2.81 billion.

Northrop Grumman Defense (NYSE: “NOC”) (rated “BBB+” by S&P, “BBB+” by Fitch and “Baa2” by Moody’s) occupies three spaces containing 73,740 square feet (2.9% of square feet and 2.9% of income) under four one-to four-year leases expiring May 31, 2007 to February 28, 2010. If the United States Government cancels or does not renewal its contract with the tenant, the tenant may terminate its lease by giving six months written notice and paying two month’s rent. The leases provide for base rental rates ranging from $25.60 per square foot to $28.50 per square foot with annual rate increases of 3%. Northrop Grumman Corporation is the world’s third largest defense contractor and the world’s largest naval ship builder, including aircraft carriers. Northrop Grumman Corporation is located in Los Angeles and is also the builder of the stealth bomber and other aerospace vehicles. Northrop Grumman Corporation is a global defense and technology company providing products, services, and solutions in information and services, aerospace, electronics and shipbuilding to the military, government, and commercial customers in the United States and internationally. The company provides airborne radar, navigation systems, electronic countermeasures, precision weapons, airspace management systems, space systems, marine and naval systems, communications systems, government systems, and logistics services. Northrop Grumman Corporation also designs nuclear-powered aircraft carriers and nuclear-powered submarines, as well as provides services for various naval and commercial vessels. Northrop Grumman Corporation was founded in 1939 and is headquartered in Los Angeles, California. As of the fiscal year ended December 31, 2006, Northrop Grumman Corporation reported revenue of $30.1 billion and net income of $1.6 billion.

Axiom Resource Management, Inc. (not rated) occupies nine spaces containing 61,520 square feet (2.4% of square feet, 2.4% of income) under several one- to three-leases expiring in 2007. The leases provide for one to two renewal options of one year each. The lease provides for base rents ranging from $26.13 per square foot to $28.00 (excluding one storage unit of 95 square feet) per square foot with annual rate increases of 3%, including the renewal periods. Axiom Resource

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

Management, Inc. is a professional consulting firm providing program managements, operational support, accessibility, management training and IT solutions. Axiom Resource Management, Inc., established in 1996, provides a full range of professional consulting services to business clients and more than 20 state and federal government agencies. Axiom Resource Management, Inc. augmented its program management expertise in 2000 by acquiring Conwal, an award-winning firm with a long history of successful partnering with the U.S. Department of Health and Human Services, the Centers for Medicare and Medicaid Services, and the Department of Veterans Affairs, among other clients.

The Market.    The Skyline Portfolio Properties are located in Falls Church, Fairfax County, Virginia in the Annandale/Bailey’s Crossroads submarket of Suburban Virginia. The general area is located at the eastern edge of Fairfax County where it borders Arlington County to the north and the City of Alexandria to the east. The area is located approximately seven miles southwest of downtown Washington, D.C. and four miles north of Interstate 495 (The Capital Beltway).

The Skyline Portfolio Properties are within the Washington, D.C. metro area, which was one of the fastest growing metro areas in 2005 and is expected to continue to grow at above average rates compared to the top 100 metropolitan areas (“Top 100”). Washington, D.C.’s unemployment rate of 3.4% in 2005 was 1.5% lower than the Top 100’s average rate of 4.9%.

The Washington, D.C. metro area had a population of 5.2 million in 2005 and is expected to grow at an average annual rate of 1.2% through 2010. Of the metropolitan area’s total population of 5.2 million, only 551,000, or 10.6%, reside within the District of Columbia. Residents of Fairfax County/Fairfax City/Falls Church make up over 20.0% of the population with over one million residents. In 2005, Washington, D.C.’s median household income of $71,150 was 34.5% higher than the Top 100 and 48.8% above the national median.

The Suburban Virginia office market contains 129,101,000 square feet. The Skyline Portfolio Properties’ submarket of Annandale/Bailey’s Crossroads contains 4,482,000 square feet or 3.5% of the region’s inventory. As of the third quarter 2006, the overall vacancy rate for this submarket was 4.6%.

OFFICE RENT COMPARABLES
Property Name	City	Tenant	Leased SF	Date Leased	Term (Years)	Base Rent/ SF
2700 South Quincy Street	Arlington	March of Dimes Birth Defects Foundation	5,073	February 2006	5	$27.00
4401 Ford Avenue	Alexandria	Commonwealth Orthopeadics & Rehabilitation, PC	2,999	April 2006	5	$25.75
4501 Ford Avenue	Alexandria	Information Management Resources	1,515	April 2006	3	$26.50
4501 Ford Avenue	Alexandria	Kearney & Company	3,639	February 2006	4.5	$25.75
4501 Ford Avenue	Alexandria	Oce North America, Inc.	16,768	May 2006	10	$27.20
4501 Ford Avenue	Alexandria	Plexus	17,000	July 2006	7	$26.50

Source: Cushman & Wakefield appraisal dated January 30, 2007

OFFICE PROPERTY COMPARABLES
Property Name	Street Address	City	State	Submarket	SF	Year Built	Class	Base Rent/ SF	Occupancy
Mark Center Plaza II	2001 North Beauregard Street	Alexandria	VA	I-395/Landmark	240,000	1990	“A”	$25.57	98.8%
Mark Center Plaza I A	4900 Seminary Road	Alexandria	VA	I-395/Landmark	198,000	1988	“A”	$28.79	89.8%
The Sulfolk Building	5811 Columbia Pike	Falls Church	VA	Annandale/Bailey’s Crossroads	257,329	2003	“A”	$27.00	100.0%

Source: Cushman & Wakefield appraisal dated January 30, 2007

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

Property Management.    The Skyline Portfolio Mortgaged Property is managed by Vornado Realty, LP through its Charles E. Smith Commercial Realty division. Charles E. Smith Commercial Realty is a highly experienced manager of office properties in the Washington, D.C. and Northern Virginia area. Charles E. Smith Commercial Realty is the largest commercial landlord in the area, owning approximately 15.9 million square feet of office space. In addition, Charles E. Smith Commercial Realty manages an additional 8 million square feet of office space on behalf of third parties.

Lockbox.    The Skyline Portfolio Loan is structured with a hard lockbox.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

Collateral Release.    At any time 24 months after the closing date of the securitization and in connection with a partial defeasance of the Skyline Portfolio Loan, the Skyline Portfolio Borrower may obtain the release of some or all of the portions of the Skyline Portfolio Mortgaged Property (each, an “Individual Property”), subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of (a) 100% of the “Allocated Loan Amount” (as defined in the related loan agreement) related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is less than or equal to $135,600,000; (b) 110% of the “Allocated Loan Amount” (as defined in the related loan agreement) related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is greater than $135,600,000 and less than or equal to $271,200,000; (c) 115% of the “Allocated Loan Amount” (as defined in the related loan agreement) related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is greater than $271,200,000 and less than or equal to $406,800,000; or (d) 125% of the “Allocated Loan Amount” (as defined in the related loan agreement) related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is greater than $406,800,000; (iii) delivery of a pledge and security agreement in form and substance satisfactory to a prudent lender and defeasance collateral meeting the requirements of the related loan agreement; (iv) confirmation from the rating agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Skyline Portfolio Loan; and (v) after giving effect to such release the debt service coverage ratio must be not less than the greater of (a) (1) 80% of the debt service coverage ratio for the trailing 12 months immediately preceding the release or (2) a debt service coverage ratio in an amount sufficient to obtain a rating agency confirmation or (b) the debt service coverage ratio as of the closing date of the Skyline Portfolio Loan.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

Seminary Road
Skyline Seven
To Bailey's Crossroads
One Skyline Place
Two Skyline Place
Three Skyline Place
Sport & Health Club
TARGET
Leesburg Pike (Route 7)
George Mason Drive
Four Skyline Place
Five Skyline Place
Six Skyline Place
One Skyline Tower
George Mason Drive
To I-395
Collateral Buildings

Note: This exhibit is provided for illustrative purposes only.
The actual building area is not necessarily drawn to scale.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

Washington DC
McLean
Arlington
ARLINGTON COUNTY
Falls Church
Seven Corners
Jefferson
FAIRFAX COUNTY
Lake Barcroft
Bailey's Crossroads
Annandale
Lincolnia
Alexandria
Springfield
Potomac River
Arlington Blvd
Wilson Blvd
Columbia Pike
Leesburg Pike
Little River Tpke
Capital Beltway
Baltimore
Washington D.C.
VIRGINIA
MARYLAND
NORTHERN VA COMMONWEALTH COLLEGE
Reagan Nat'l Airport 3 miles
SKYLINE PORTFOLIO
1 One Skyline Place Falls Church, VA
2 Two Skyline Place Falls Church, VA
3 Three Skyline Place Falls Church, VA
4 Four Skyline Place Falls Church, VA
5 Five Skyline Place Falls Church, VA
6 Six Skyline Place Falls Church, VA
7 One Skyline Tower Falls Church, VA
8 Seven Skyline Place Falls Church, VA

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Atlantic Point Apartments	Balance:	$201,000,000
	DSCR:	1.00x
	LTV:	80.40%

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Atlantic Point Apartments	Balance:	$201,000,000
	DSCR:	1.00x
	LTV:	80.40%

Mortgage Loan Information

Loan Seller:	GACC

Loan Purpose:	Refinance

Original Principal Balance:	$201,000,000

Cut-off Date Principal Balance:	$201,000,000

% by Initial UPB:	4.75%

Interest Rate:	6.0150%

Payment Date:	1st of each month

First Payment Date:	May 1, 2007

Maturity Date:	May 1, 2012

Amortization:	Interest Only

Call Protection:	Lockout for 12 payment dates from the loan closing date, then prepayment with the greater of 1% or yield maintenance is permitted. On or after February 1, 2012, prepayment is permitted without penalty.

Sponsor:	Edward Pantzer

Borrower:	East End Property Company #1 LLC

Additional Financing:	None

Lockbox:	Soft

Initial Reserves:	Insurance:	$276,402

	Debt Service(1):	$9,000,000

	Engineering:	$10,000

Monthly Reserves:	Tax:	$144,122

	Insurance:	$71,470

	Replacement Reserve:	$13,250
(1)	At closing, the borrower deposited $9,000,000 into a debt service reserve. Funds will be available to pay debt service as described in the “Reserves” section herein for additional information.

Financial Information

Cut-off Date Balance per Unit:	$252,830

Balloon Balance per Unit	$252,830

Cut-off Date LTV(1):	80.40%

Balloon LTV:	80.40%

UW DSCR(2):	1.00x
(1)	Based on an “As Stabilized” appraised value (as of 3/1/2008) of $260,000,000, the Cut-off Date LTV would be 77.31%.
(2)

The DSCR is based on anticipated increased cash flow resulting from the elimination of rent concessions and increased occupancy projected to occur by 12/31/2007. If the assumptions are not accurate, the Underwritten Net Cash Flow and UW DSCR will be negatively impacted. The DSCR on NOI on the trailing 12-months ending 12/31/2006 is shown in the “Financial Information” chart below.

Property Information

Single Asset / Portfolio:	Single Asset

Property Type:	Multifamily

Collateral:	Fee Simple

Location:	Bellport, NY

Year Built/Renovated:	2001 / 2004

Total Units:	795

Property Management:	Panco Management Corporation

Occupancy (as of 03/26/2007):	91.6%

Underwritten Net Cash Flow(1):	$12,198,005

“As-Is” Appraised Value:	$250,000,000

Appraisal Date:	March 13, 2007
(1)

The DSCR is based on anticipated increased cash flow resulting from the elimination of rent concessions and increased occupancy projected to occur by 12/31/2007. If the assumptions are not accurate, the Underwritten Net Cash Flow and UW DSCR will be negatively impacted. The DSCR on NOI on the trailing 12-months ending 12/31/2006 is shown in the “Financial Information” chart below.

Property Description
Unit Type	No. of Units	Average Square Feet Per Unit	Average Rent Per Unit (per month)	Average Market Rent Per Unit (per month)
1 Bedroom / 1 Bath	183	898	$1,571	$1,639
2 Bedroom / 2 Bath	346	1,153	$1,780	$1,793
3 Bedroom / 2 Bath	266	1,270	$1,953	$1,992

Total/ Wtd. Average:	795	1,134	$1,789	$1,820

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Atlantic Point Apartments	Balance:	$201,000,000
	DSCR:	1.00x
	LTV:	80.40%

Financial Information
	12/31/2005	12/31/2006	Underwritten(1)
Effective Gross Income	$14,212,811	$14,329,000	$18,095,091
Total Expenses	$ 5,841,828	$ 5,325,317	$ 5,738,086
Net Operating Income (NOI)	$ 8,370,983	$ 9,003,683	$12,357,005
Cash Flow (CF)	NAP	NAP	$12,198,005
DSCR on NOI	0.68x	0.73x	1.01x
DSCR on CF	NAP	NAP	1.00x

(1)

The Underwritten Effective Gross Income, Underwritten Total Expenses, Underwritten NOI, Underwritten CF, Underwritten DSCR on NOI and Underwritten DSCR on CF are based on underwritten cash flows for 2012, which were derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved the Underwritten Effective Gross Income, Underwritten Expenses, Underwritten NOI, Underwritten CF, Underwritten DSCR on NOI and Underwritten DSCR on CF will be negatively affected.

The Loan.    The Atlantic Point Apartments Loan (the “Atlantic Point Apartments Loan”) is a $201.0 million five-year, interest only, fixed rate loan secured by a first mortgage on the borrower’s fee interest in a 795-unit, Class “A” multifamily complex located in Bellport, New York (the “Atlantic Point Apartments Property”). The Atlantic Point Apartments Loan proceeds were used to refinance the existing debt encumbering the Atlantic Point Apartments Property, fund closing costs, provide for a debt service reserve and recapitalize the sponsorship.

The Borrower.    The borrower, East End Property Company #1 LLC, is a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the closing of the Atlantic Point Apartments Loan. East End Property Company #1 LLC is managed by Edward Pantzer (50%) and Dune Capital Brookhaven LLC (“Dune Capital”) (50%) and indirectly owned by Dune Capital (33.33%), Pantzer Group (16.67%) and various other investors (none of whom, other than Dune Capital, own more than 20% of this class of interest).

The loan sponsor, Edward Pantzer (the “Sponsor”), is President of Pantzer Properties, Inc., a private real estate investment and management firm headquartered in Saddle Brook, New Jersey. Since 1971, Mr. Pantzer has acquired more than 10,000 apartment units and over 2 million square feet of office and retail properties. Including the Atlantic Point Apartments Property, Mr. Pantzer’s current multifamily portfolio totals over 5,000 units. Mr. Pantzer is a repeat sponsor of a Deutsche Bank borrower.

Dune Capital Management was founded by Steven Mnuchin, Daniel Neidich and Chip Seelig, formerly partners for seventeen years at Goldman Sachs & Co. Mr. Neidich was the founder of Goldman Sachs’ Whitehall Real Estate Fund. Dune Capital Management has approximately $2.5 billion of capital under management and is based in New York.

The Property.    The Atlantic Point Apartments is a 795-unit Class “A” multifamily complex situated on a 115.4-acre land parcel located in Bellport, New York. The Atlantic Point Apartments Property was built in 2001, renovated in 2004 and contains 134 two-story apartment buildings. Amenities at the Atlantic Point Apartments Property include two gated entrances with guardhouses, intercom security systems, four heated swimming pools, two pool houses, three tennis courts, two children’s playgrounds, an indoor basketball court, a fitness center and leasing/management office. There is a 10,000 square foot clubhouse with a business center and media room, several large-screen televisions, a billiards table, a full-size kitchen, a well-furnished clubroom and a bar. The Atlantic Point Apartments Property offers a total of 2,011 parking spaces including one garage space and one driveway space per unit in addition to 421 overflow surface spaces. As of March 26, 2007 the Atlantic Point Apartments Property exhibited a 91.6% occupancy level.

The unit mix at the Atlantic Point Apartments Property is comprised of 183 1-bedroom/1-bathroom units averaging 898 square feet, 346 2-bedroom/2-bathroom units averaging 1,153 square feet and 266 3-bedroom/2-bathroom units averaging 1,270 square feet. Units are individually metered for gas and electricity. Water, sewer and trash services are included in the rent.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Atlantic Point Apartments	Balance:	$201,000,000
	DSCR:	1.00x
	LTV:	80.40%

The Market.    The Atlantic Point Apartments Property is situated in Bellport, Suffolk County, Long Island, approximately 62 miles east of New York City. The Atlantic Point Apartments Property is located 2.5 miles south of I-495 and one mile north of the Sunrise Highway (NY 27), both major travel arteries that provide east/west access from Long Island to Manhattan, Brooklyn and Queens. According to the borrower, approximately 15% to 20% of the Atlantic Point Apartments Property’s tenants commute daily to New York City for work. The five-mile radius surrounding the Atlantic Point Apartments Property has experienced a population increase from 121,313 residents in 2000 to 128,915 in 2006. Population within a 5-mile radius is projected to increase to 134,783 by 2011. The 2006 average household income within a 5-mile radius was above state and national averages at $79,927.

The Atlantic Point Apartments Property is located in the Brookhaven/East Suffolk County multifamily submarket. As of fourth quarter 2006, the submarket contained approximately 18,528 units with an average occupancy of 96.1%. For the period 2001-2006, the submarket’s occupancy rate ranged between 96.1% to 98.1%. During this 6-year period, on average, only 225 rental units per year were added to the supply in the submarket which equates to just 1.2% of existing supply per year. For the 2007-2010 periods, REIS projects submarket construction completions averaging 153 units per year which equates to less than 1.0% of existing supply per year. The appraiser identified a competitive set that includes seven comparable properties totaling 2,346 units. The competitive set’s occupancy rates ranged from 93% to 100% and averaged 95.6%.

In 2006, the monthly rents for one-bedroom units at comparable multifamily properties, as defined by the appraiser, ranged from $1,174 to $1,889. One-bedroom rents at the Atlantic Point Apartments Property averaged $1,572 per month; the appraiser determined an average market rent of $1,639 per month for the Atlantic Point Apartments Property’s one-bedroom units. Monthly rents for two-bedroom units at the comparables ranged from $1,501 to $2,320. Two-bedroom units at the Atlantic Point Apartments Property averaged $1,780 per month; the appraiser determined an average market rent of $1,793 per month for the Atlantic Point Apartments Property’s two-bedroom units. Monthly rents for three-bedroom units at the comparables ranged from $1,963 to $2,465. Three-bedroom units at the Atlantic Point Apartments Property averaged $1,953 per month; the appraiser determined an average market rent of $1,992 for the Atlantic Point Apartments Property’s three-bedroom units.

Reserves.    At closing of the Atlantic Point Apartments Loan the borrower deposited $9.0 million into a Debt Service reserve. Amounts in this reserve are available to pay debt service shortfalls on a monthly basis up to a scheduled amount specified in the Atlantic Point Apartments Loan documents. The Sponsor is obligated to pay monthly debt service shortfall in excess of the scheduled monthly amount. In no event may the debt service reserve balance fall below $2.0 million. The debt service reserve will be terminated and any remaining funds released to the borrower upon the Atlantic Point Apartments Property achieving a minimum occupancy rate of 90.0% and a minimum interest only debt service coverage ratio of 1.20x.

Property Management.    The Atlantic Point Apartments Property is managed by Panco Management Corporation, a borrower affiliate. Panco Management Corporation is headquartered in Saddle Brook, New Jersey and currently manages over 5,000 multifamily units in New Jersey, New York, Maryland, Virginia and Delaware. Panco Management has over thirty-five years of experience managing and operating multifamily properties with expertise in the repositioning and marketing of underperforming assets.

Lockbox/Cash Management.    The Atlantic Point Apartments Loan is structured with a soft lockbox and springing cash management. During the continuation of a monetary event of default, excess cash flow, after funding of operating expenses, will be held by the lender as additional collateral for the Atlantic Point Apartments Loan until such time that the default is cured.

Current Mezzanine or Subordinate Debt.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Atlantic Point Apartments	Balance:	$201,000,000
	DSCR:	1.00x
	LTV:	80.40%

Atlantic Point Apartments
1220 Orchid Circle
Bellport, NY 11713
Middle Island
Ridge
Coram
SUFFOLK COUNTY
Yaphank
Farmingville
Medford
Holtsville
Long Island Expwy
North Bellport
Shirley
Patchogue
East Patchogue
Bellport
Great South Bay
Atlantic Ocean
Fire Island National Seashore
South Haven County Park
Cathedral Pines County Park
Middle Country Rd
Woodside Ave
Sunrise Hwy
Montauk Hwy
South Country Rd
Long Island Ave
Bridgeport
New York

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$200,000,000
	TMA DSCR:	2.03x
	TMA LTV:	70.42%

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$200,000,000
	TMA DSCR:	2.03x
	TMA LTV:	70.42%

Mortgage Loan Information

Loan Seller:	GACC

Loan Purpose:	Refinance

Original Principal Balance(1):	$200,000,000

Cut-off Date Principal Balance(1):	$200,000,000

% by Initial UPB:	4.73%

Interest Rate:	6.1400%

Payment Date:	1st of each month

First Payment Date:	April 1, 2007

Maturity Date:	March 1, 2012

Amortization:	Interest Only

Call Protection(2):	Lockout for 23 payments from the loan closing date, then prepayment with the greater of 1% or yield maintenance is permitted. On or after December 1, 2011, prepayment is permitted without premium.

Sponsor:	Stellar Management

Borrower(3):	Stellar Silver Spring Borrower LLC

Loan Guarantor(3):	Laurence Gluck

Additional Financing(1)(4):	$25,000,000 B-Note and $45,000,000 Mezzanine Loan

Lockbox:	Soft

Initial Reserves:	Interest(5):	$26,300,000

	Capital Expenditures(5):	$34,980,000

	Taxes:	$158,345

	Insurance:	$146,419

	Environmental:	$47,949

Monthly Reserves(5):	Taxes:	$78,065

	Insurance:	$31,423
(1)

The trust mortgage asset (“TMA”) amount of $200,000,000 represents the A Note from a first mortgage loan with an original principal balance of $225,000,000 (the “First Mortgage Loan”). The First Mortgage Loan consists of the A Note and a subordinate B Note with an original principal balance of $25,000,000.

(2)	See “Partial Prepayment” section herein for additional information.
(3)	See “Borrower” section for more information.
(4)	See “Current Mezzanine or Subordinate Indebtedness” section herein for additional information.
(5)	See Reserves” section herein for additional information.

Financial Information(1)
	TMA	First Mortgage Loan
Cut-off Date Balance per Unit(1):	$178,731	$201,072
Balloon Balance per Unit	$178,731	$201,072
Cut-off Date LTV(2):	70.42%	79.23%
Balloon LTV:	70.42%	79.23%
UW DSCR(3):	2.03x	1.80x
(1)	The Cut-off Date Balance/Unit, calculated net of the $34,980,000 Capital Expenditures Reserve, is $147,471 and $169,812, based on the TMA and the First Mortgage Loan, respectively.
(2)

The Cut-off Date LTV, calculated net of the $34,980,000 Capital Expenditures Reserve, is 58.11% and 66.91%, based on the TMA and the First Mortgage Loan, respectively. Based on an “as stabilized” appraised value (as of 2/8/2011) of $374,800,000, the Cut-off Date LTV would be 53.36% and 60.03%, for the TMA and the First Mortgage Loan, respectively, without netting out any reserve amounts.

(3)

The UW DSCR and the Underwritten Net Cash Flow are based on projected cash flow for 2012, which was derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved the UW DSCR and Underwritten Net Cash Flow will be negatively affected. The “As-Is” DSCR calculated based on the net cash flow for the trailing 12-months ending December 31, 2006 is 0.56x. If the Capital Expenditures Reserves is deducted from the Cut-off Date Balance, such DSCR would be 0.68x.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily
Collateral:	Fee Simple
Location:	Silver Spring, MD
Year Built / Renovated:	1965 / 2007
Property Management:	Riverstone Residential NE LLC
Total Units:	1,119
Occupancy (as of 01/31/2007):	76.0%
Underwritten Net Cash Flow(1):	$25,252,933
Appraised Value:	$284,000,000
Appraisal Date:	February 8, 2007
(1)

The UW DSCR and the Underwritten Net Cash Flow are based on projected cash flow for 2012, which was derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved the UW DSCR and Underwritten Net Cash Flow will be negatively affected. The “As-Is” DSCR calculated based on the net cash flow for the trailing 12-months ending December 31, 2006 is 0.56x. If the Capital Expenditures Reserves is deducted from the Cut-off Date Balance, such DSCR would be 0.68x.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$200,000,000
	TMA DSCR:	2.03x
	TMA LTV:	70.42%

Financial Information
	2004	2005	2006	Underwritten(1)
Effective Gross Income	12,124,419	13,407,223	14,764,028	$33,692,495
Total Expenses	6,936,620	7,923,820	7,792,331	$ 8,159,812
Net Operating Income (NOI)	5,184,799	5,483,403	6,971,697	$25,532,683
Cash Flow (CF)	5,184,799	5,483,403	6,971,697	$25,252,933
DSCR on NOI	0.42x	0.44x	0.56x	2.05x
DSCR of CF	0.42x	0.44x	0.56x	2.03x
(1)

The Underwritten Effective Gross Income, Underwritten Total Expenses, Underwritten NOI, Underwritten CF, Underwritten DSCR on NOI and Underwritten DSCR on CF are based on projected cash flows for 2012, which were derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved the Underwritten Effective Gross Income, Underwritten Expenses, Underwritten NOI, Underwritten CF, Underwritten DSCR on NOI and Underwritten DSCR on CF will be negatively affected.

The Enclave Loan

The Loan.    The Enclave Loan (the “Enclave Loan”) is a $200.0 million five-year, interest only, fixed rate A-Note secured by a first priority Indemnity Deed of Trust (“IDOT”) on the borrower’s fee interest in a 1,119-unit apartment complex located in Silver Spring, Maryland (the “Enclave Property”). The Enclave Loan represents a portion of a first mortgage loan (the “Whole Loan” or the “First Mortgage Loan”) that consists of the Enclave Loan and a subordinate B-Note with an original principal balance of $25,000,000. The B-Note is secured by the Enclave Property but is not included in the trust. The respective rights of the holders of the A-Note and the B-Note will be governed by a co-lender agreement described under “Description of the Mortgage Pool—Split Loan Structure—The Enclave” in the accompanying prospectus supplement. In addition, contemporaneously with the closing of the Enclave Loan, GACC made a mezzanine loan in the amount of $45.0 million, secured by 100% of the sponsor’s equity interest in the borrower. The Whole Loan proceeds were used to refinance the existing debt encumbering the Enclave Property, fund closing costs, provide for up-front escrows and recapitalize the sponsorship.

The Borrower.    The borrower is Stellar Silver Spring Borrower LLC, a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the closing of the Enclave Loan. Under the IDOT structure, title to the Enclave Property is held by BRI The Point Limited Partnership and the borrower is responsible for the monetary obligations under the promissory note. Stellar Management is the Enclave Loan sponsor. The non-recourse carveout guaranty is provided by Laurence Gluck, a principal of Stellar Management and is capped at $10.0 million. In addition, Laurence Gluck provided a completion guarantee to ensure the completion and payment of direct and indirect costs associated with the replacement of the water risers, as described herein under “Planned Improvements.”

Stellar Management (“Stellar” or the “Sponsor”) is an owner-operator of more than 18,000 apartment units and approximately three million square feet of office space in the New York City, Washington D.C., San Francisco and South Florida markets. Stellar was founded in 1986. Between 2002 and 2006, Stellar purchased over $3.0 billion of residential and commercial real estate. Laurence Gluck, a principal of Stellar, and the other principals of Stellar, have extensive real estate experience. They specialize in repositioning under-performing/under-marketed assets and profit from value-added opportunities. Stellar has generated additional value at Independence Plaza (1,332 units located in the Tribeca area of Manhattan), the Villas Parkmerced (3,221 units located in San Francisco, California), and Riverton Apartments (1,228 units located in the Historic Harlem area of Manhattan), which are multifamily properties undergoing a similar repositioning as the Enclave Property. Stellar is a repeat sponsor of a Deutsche Bank borrower.

The Property.    The Enclave Property is a 1,119-unit, 1,082,530 square foot, apartment complex that is comprised of three, 20-story buildings and is situated on a 25.6-acre land parcel in Silver Spring, Montgomery County, Maryland. The

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$200,000,000
	TMA DSCR:	2.03x
	TMA LTV:	70.42%

Property was developed between 1965 and 1969 and is currently undergoing renovations (see “Planned Improvements” below). The Enclave Property offers amenities such as three lighted tennis courts, a playground and 425 underground and 1,000 surface parking spaces. Upon completion of the renovations, each building lobby will feature a concierge and a 24-hour gatehouse attendant. In addition, there will be a rush-hour shuttle bus service from the Enclave Property to the nearby Silver Spring Metro Station. Starting May 2007, the Enclave Property will offer amenities including a 13,000 square foot resident amenity center (the “RAC”) that features an Olympic size swimming pool and sun deck, a 2,000 square foot fitness center, meeting rooms and club room. The estimated cost of the RAC is approximately $3.3 million. Shortly after the sponsor acquired the Enclave Property, the Food and Drug Administration (“FDA”) announced plans to consolidate their national headquarters to a campus located across New Hampshire Avenue from the Enclave Property. Currently, the FDA campus site has approximately 2,000 employees with over 7,700 expected to be employed at the site by 2012.

				Market Rental Rates (per month)
Unit Type	No. Units(1)	SF/ Unit(2)	Average Rent (per month)(3)	Un-renovated(4)	Partially Renovated(4)	Fully Renovated(4)
Studio	213	464	$924	$898	$1,046	$1,380
One Bedroom	282	846	$1,166	$1,158	$1,373	$1,734
Two Bedroom	396	1,133	$1,194	$1,425	$1,675	$2,041
Three Bedroom	228	1,300	$1,613	$1,675	$1,945	$2,320
Total/Wtd. Avg.	1,119	967	$1,201	$1,308	$1,534	$1,895
(1)	Includes 60 units that are held off-line in order to house tenants during unit renovations.
(2)	Weighted average unit size.
(3)	Based on in-place rents as of the rent roll dated February 1, 2007.
(4)	Based on assumed market rents as of February 8, 2007.

In the above table market rental rate assumptions are broken down into three distinct assumed market rents: (i) Un-renovated ($1,308 per unit) – the market rent charged to tenants living in un-renovated units, (ii) Partially Renovated ($1,534 per unit) – the market rent charged to tenants living in fully renovated units during the period in which the property is still undergoing renovation (“partially renovated” is a reference to the Enclave Property as a whole, not the individual unit assigned this rent level), and (iii) Fully Renovated ($1,895 per unit) – the market rent charged to tenants once all units, common area, and amenity renovations are complete.

Planned Improvements.    Since the Enclave Property was acquired in May of 2003, for a purchase price of $130.0 million, the Sponsor has invested approximately $28.0 million of capital expenditures and budgeted approximately $35.0 million to be spent on capital improvements over the next three years, representing a total of $63.0 million (approximately $56,300 per unit) in order to transition the Enclave Property from a Class “C” to a Class “A” asset. The entire capital expenditure budget was fully funded at closing and is held by the lender in the Base Building Improvement Reserve. As part of the renovations, the Sponsor has undertaken the replacement of the water risers in each unit, which in turn has allowed for the addition of washers and dryers in every unit. Laurence Gluck, a principal of Stellar Management, has personally guaranteed the payment of direct and indirect costs related to the replacement of all water risers. As of February 2007, the Sponsor has completed the renovation of 393 units. Over the last five months, the Sponsor has realized a 6.9% increase in rent from $1,218 per unit as of September 2006 to $1,302 per unit as of February 2007.

The unit renovations consist of complete rehabilitations that include new ceramic tiles and counter tops in the kitchens and bathrooms, in-unit washer/dryer, new kitchen appliances, fixtures, plumbing, electrical wiring, doors, HVAC units, windows and balcony doors/railings. Common area improvements include a new two-story glass entranceway, renovations of every lobby, corridor and elevator cab. Enhancements to the physical plant include a new entryway gatehouse, improved

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$200,000,000
	TMA DSCR:	2.03x
	TMA LTV:	70.42%

signage, upgrades to the landscaping and site area lighting, architectural building enhancements, improvements to the lighting and security of the underground parking, and fire sprinkler retrofit. The boilers, chillers and cooling towers have already been replaced by the Sponsor.

Market.    The Enclave Property is located in Silver Spring, Montgomery County, Maryland. The Enclave Property is situated along Oak Leaf Road at the intersection of Columbia Pike (Route 29) and New Hampshire Avenue, five minutes north of the Capital Beltway (I-495), 4.5-miles from Washington, D.C., 16 miles from Reagan National Airport and 28 miles southwest of downtown Baltimore. White Oak Shopping Center, located directly across New Hampshire Avenue from the Enclave, is a 480,000 square foot community center anchored by Sears and Giant. The Silver Spring Metrorail subway station for the Red Line is located approximately three miles south of the Enclave Property. The Red Line provides north-south travel from Glenmont, Maryland to downtown Washington, D.C. The Silver Spring Metrorail station also serves as a major connector for the Metrobus system with dozens of bus lines picking up and dropping off passengers at the subway station.

Silver Spring, Maryland, itself, has been undergoing redevelopment since 1998, a project that now includes $400 million in public and private funding. The redevelopment will be completed in three phases, with the first two phases having already been completed. Phase I of the redevelopment included the construction of a 70,000 square foot neighborhood shopping center (anchored by a 35,000 square foot Whole Foods grocery store) at the northeast corner of Fenton Street and Wayne Street. Phase II of the redevelopment included the construction of an retail/entertainment complex that is anchored by a 20-screen, stadium style movie theater complex with over 5,000 seats, which is located in Silver Circle, an entertainment area that currently includes retail stores and restaurants such as Borders Books and Music, Macaroni Grill, Panera Bread, Austin Grill, Red Lobster and Pier 1 Imports. The Discovery Communications recently built its world headquarters about three miles south of the Enclave Property. The final Phase III of the redevelopment plan will include a mixed use complex featuring 250,000 square feet of office space, 160 apartment units and 150 hotel rooms. The redevelopment of downtown Silver Spring is expected to bring new jobs to the area and provide residents with added community features. Furthermore, the FDA is consolidating its headquarters in a Class “A” office complex located across New Hampshire Avenue from the Enclave Property.

In 2006, the population within a one, three and five-mile radii of the Enclave Property was 17,116, 139,697 and 386,361 people, respectively. During the same time period the median income within a one, three and five-mile radii of the Enclave Property was $61,919, $68,767 and $66,266, respectively. The appraiser projects that the median income within the same radii will increase 8.8% by 2011.

The Enclave Property is located in the Suburban Maryland multifamily market, which according to REIS’s fourth quarter 2006 report contains a Class “A” inventory of 50,207 units exhibiting an average vacancy rate of 4.5%. The Property is further located in the Northeast Montgomery multifamily submarket, which according to REIS’s fourth quarter 2006 report contains an inventory of 8,660 units exhibiting an average vacancy of 5.2%. Within the subject submarket there have been no new units added to inventory since 1995. Over the next five years REIS projects that 663 units will be added to the market while 794 will be absorbed, resulting in a further decrease in the vacancy rate.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$200,000,000
	TMA DSCR:	2.03x
	TMA LTV:	70.42%

The appraiser reports a comparable set of five complexes constructed between 1960 and 1969 ranging from 267 to 890 units with unit sizes ranging between 450 and 1,850 square feet. Occupancy levels ranged from 90.0% to 100.0%, with an average occupancy rate of 97.0%. Current quoted rents ranged from $959 to $3,000 per month.

Comparable Set – Quoted Rents
Name	Location	Distance from Property (miles)	Built	Renovated	No. of Units	Rent Range
Georgian Towers	8750 Georgia Avenue	4.0	1969	2003 - 2005	890	$1,110 - $3,000
The Chateau	9727 Mt. Pisgah Road	2.5	1968	—	401	$990 - $1,850
Twin Towers	1110 Fidler Lane	4.0	1967	—	346	$1,000 - $1,600
Colesville Towers	8811 Colesville Road	3.6	1967	2003	267	$1,000 - $1,602
White Oak Towers	11700 Old Columbia Pike	1.1	1960	—	410	$959 - $1,756
Total:					2,314	$959 - $3,000

Source: Cushman & Wakefield

Property Management.    The Enclave Property is managed by the Riverstone Residential NE LLC, a subsidiary of Riverstone Residential Group, the nation’s largest independently owned property management firm with over 180 properties, inclusive of 901,250 units, currently under management in 18 states and Washington, D.C. Riverstone Residential Group, formerly Trammell Crow Residential Services (“TCRS”), was created in January 2006 by two of its senior officers, Terry Danner and Christy Freeland. RRG is an experienced manager of multifamily properties having managed thousands of communities over the past 30 years.

Lockbox / Cash Management.    The Enclave Loan is structured with a soft lockbox and full cash management.

Reserves.    At closing, the borrower deposited $34,980,000 into a Capital Expenditures Reserve, to fund actual costs of all renovations at the Enclave Property as reflected in the approved base building work schedule provided in the Enclave Loan documents. In addition, at closing, the borrower deposited $26,300,000 into an Interest Reserve to fund debt service shortfalls during the Enclave Loan term. Monthly, the borrower is required to fund 1/12th of annual tax and insurance payments into respective tax and insurance reserve accounts.

Partial Prepayment.    Partial prepayment of up to an aggregate amount of $10.0 million is permitted after 23 payments from the loan closing date if the following conditions, among other things, are satisfied: (i) no default or event of default on the first mortgage or mezzanine loan occurs, (ii) completion of all renovations as described in Schedule VI of the Enclave Loan Agreement, (iii) at least $1.0 million remains in the Capital Expenditures Reserve account and (iv) the mezzanine borrower simultaneously makes a proportionate prepayment.

Current Mezzanine or Subordinate Indebtedness.    The Enclave Property is also secured by a $25,000,000 B-Note that will be held outside of the trust. In addition, contemporaneously with the closing of the Enclave Loan, GACC made a mezzanine loan in the amount of $45.0 million, secured by 100% of the sponsor’s equity interest in the borrower. The mezzanine loan is governed by an intercreditor agreement that provides, among other things, (i) that the mezzanine loan is subject and subordinate to, and co-terminous with, the mortgage loan, (ii) the mezzanine borrower has an ability to cure defaults under the mortgage loan and (iii) the mezzanine borrower has the right to purchase the mortgage loan at par together with all accrued interest and other amounts due thereon after (a) acceleration, (b) the commencement of any enforcement action or (c) the mortgage loan becomes a "specially serviced mortgage loan" as a result of a monetary event of default that the special servicer determines may result in an impairment of the mortgage loan. The mezzanine loan is not an asset of the trust fund.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$200,000,000
	TMA DSCR:	2.03x
	TMA LTV:	70.42%

The Enclave
11215 Oak Leaf Drive
Silver Spring, MD 20901
Olney
Sandy Spring
Aspen Hill
Colesville
Montgomery County
White Oak
Calverton
Wheaton
Kemp Mill Estates
Kensington
Beltsville
Capital Beltway
Adelphi
Silver Spring
College Park
Langley Park
Greenbelt
Chevy Chase
Maryland
Takoma Park
Chillum
Prince George's County
Riverdale Park
Hyattsville
Bladensburg
Brentwood
Washington DC
Cheverly
Georgetown
Washington D.C.
Arlington
Alexandria
Virginia
Maryland

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

JP Morgan Portfolio	Balance:	$198,500,000
	DSCR:	1.30x
	LTV:	84.45%

Chase Tower – Phoenix, AZ

Chase Tower – Phoenix, AZ	Chase Building – Houston, TX

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

JP Morgan Portfolio	Balance:	$198,500,000
	DSCR:	1.30x
	LTV:	84.45%

Mortgage Loan Information

Loan Seller:	GACC

Loan Purpose:	Acquisition

Original Principal Balance:	$198,500,000

Cut-off Date Principal Balance:	$198,500,000

% by Initial UPB:	4.69%

Interest Rate:	5.5090%

Payment Date:	1st of each month

First Payment Date:	May 1, 2007

Maturity Date:	April 1, 2017

Amortization:	Interest Only

Call Protection:	Lockout for 24 months from the securitization closing date, then defeasance is permitted. On and after January 1, 2017 prepayment is permitted without premium.

Sponsor:	Crystal River Capital, Inc.

Borrowers:	CRZ Phoenix I LLC and CRZ Houston I, LP

Additional Financing:	None

Lockbox:	Hard

Initial Reserves:	Tax:	$57,942
	Insurance:	$7,500

Monthly Reserve:	Replacement:	$1,200
	Tax:	$28,971
	Insurance:	$3,750

Financial Information

Cut-off Date Balance PSF(1):	$153

Balloon Balance PSF(1):	$153

Cut-off Date LTV:	84.45%

Balloon LTV:	84.45%

UW DSCR(2):	1.30x
(1)

The Cut-off Date Balance PSF and Balloon Balance PSF are calculated based on the total square footage of 201 North Central Avenue and 1111 Fannin Street. The sum excludes square footage of the garage property located at 201 North First Street property.

(2)	Includes income from monthly payments under the rent enhancement lease, as described herein under “Rent Enhancement Lease.”

Property Information

Single Asset / Portfolio:	Portfolio

Property Type:	Office/Garage

Collateral:	Fee simple and leasehold

Location:	Phoenix, Arizona 73.1% and Houston, Texas 26.9%

Year Built / Renovated:	Various / Various

Total Area(1):	1,152,551 square feet

Property Management:	Crystal River Capital, Inc.

Occupancy (as of 04/01/2007):	100.0%

Underwritten Net Cash Flow(2):	$14,410,593

Appraised Value:	$235,050,000

Chase Tower/Garage Appraisal Date:	February 22,2007

Chase Building Appraisal Date:	February 20, 2007
(1)	Excludes the garage property located at 201 North First Street.
(2)	Includes income from monthly payments under the rent enhancement lease, as described herein under “Rent Enhancement Lease.”

Tenant Information
Property	City	State	Tenant	NRSF	Base Rent/ PSF	% of NRSF	Lease Expiration	Rating (S/F/M)
201 North Central Avenue(1)	Phoenix	Arizona	JP Morgan Chase Bank NA	723,922	$9.00	100.0%	09/30/2021	AA/AA-/Aaa
1111 Fannin Street(2)	Houston	Texas	JP Morgan Chase Bank NA	428,629	$7.00	100.0%	09/30/2021	AA/AA-/Aaa
(1)	Approximately 9.0% of the Net Rentable Sq. Ft. is sublet to secondary tenants.
(2)	Approximately 1.5% of the Net Rentable Sq. Ft. is sublet to secondary tenants.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

JP Morgan Portfolio	Balance:	$198,500,000
	DSCR:	1.30x
	LTV:	84.45%

Financial Information
Underwritten
Effective Gross Income	$24,845,982
Total Expenses	$10,344,901
Net Operating Income (NOI)	$14,501,081
Cash Flow (CF)	$14,410,593
DSCR on NOI	1.31x
DSCR on CF	1.30x

JP Morgan Portfolio Loan

The Loan.    The JP Morgan Portfolio Loan is a $198,500,000 ten-year, interest only, fixed rate loan secured by a first mortgage on the borrowers’ fee and leasehold interests in one office building totaling 723,922 square feet and a fee interest in a 1,905-space parking garage located in Phoenix, Arizona, as well as a fee and leasehold interest in a 428,629 square foot office building located in Houston, Texas. The JP Morgan Portfolio Loan proceeds were used to acquire the JP Morgan Portfolio (the “JP Morgan Portfolio”) for a purchase price of $234.24 million. The borrowers maintain approximately $35.84 million of cash equity in the transaction.

Property Name	City	State	Loan Amount	Unit	Appraised Value	Occupancy	Underwritten Net Cash Flow(1)
201 North Central Avenue (Chase Tower)	Phoenix	AZ	$122,383,121	723,922 sq. ft.	$145,000,000	100.0%	$9,181,376
201 North First Street (Garage)	Phoenix	AZ	$ 22,704,179	1,905 spaces	$ 26,900,000	NAP	$1,190,865
1111 Fannin Street (Chase Building)	Houston	TX	$ 53,412,700	428,629 sq. ft.	$ 63,150,000	100.0%	$4,038,352

Total / Wtd. Avg.:			$198,500,000	1,152,551 sq. ft./ 1,905 spaces	$235,050,000		$14,410,593

(1) Includes monthly payments due from the seller of the Portfolio under the rent enhancement lease, as described herein under “Rent Enhancement Lease”.

The Borrowers.    The borrowers, CRZ Phoenix I LLC and CRZ Houston I, LP, are special purpose, bankruptcy-remote entities, each with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the closing of the JP Morgan Portfolio Loan.

The JP Morgan Portfolio Loan sponsor, Crystal River Capital, Inc. (NYSE: CRZ) (“Crystal River” or the “Sponsor”), is a real estate investment trust founded in 2005 that engages in the acquisition and origination of real estate-related structured finance investments. Crystal River’s manager is Hyperion Brookfield Crystal River Capital Advisors, LLC, a wholly-owned subsidiary of Hyperion Brookfield Asset Management, Inc. As of March 8, 2007, Crystal River had a market cap of $647.7 million.

The Property.    The JP Morgan Portfolio is comprised of two office buildings, totaling 1,152,551 square feet, including 201 North Central Avenue, in Phoenix, Arizona (the “Chase Tower”) and 1111 Fannin Street in Houston, Texas (the “Chase Building”). The JP Morgan Portfolio’s office buildings are 100.0% leased to JP Morgan Chase Bank NA (“JP Morgan”) (rated “AA” by S&P, “AA-” by Fitch and “Aaa” by Moody’s) under long term 15-year leases expiring September 30, 2021 with four, 5-year renewal options. The JP Morgan Portfolio also includes a 1,905-parking space garage (the “Garage”) connected to the Chase Tower via an underground tunnel. The underground tunnel is subject to a ground lease from the City of Phoenix expiring in 2022 with one, 50-year renewal option. Additionally, approximately 0.27 acres, one-third of the 0.78-acre Chase Building site, is also subject to ground lease that expires in 2067.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

JP Morgan Portfolio	Balance:	$198,500,000
	DSCR:	1.30x
	LTV:	84.45%

The Chase Tower is a 40-story, 723,922 sq. ft. Class “A” office building that occupies an entire city block (2.01 acres) in Phoenix, Arizona. Built in 1973, the Chase Tower is clad in aluminum and glass curtain wall, and features a helicopter landing site on the roof and a courtyard with two reflecting pools. The 37th floor contains a kitchen and dining area for the Arizona Club, the oldest private social club in Arizona and a sub-tenant of the Chase Tower. The 38th floor features a kitchen, executive dining room and conference rooms for JP Morgan.

JP Morgan subleases 62,209 sq. ft. or 8.6% of the Chase Tower’s net rentable area to approximately 19 third party tenants including the Phoenix Chamber of Commerce and the Arizona Club. Since 2002, capital improvements totaling $14.4 million have been invested in the Chase Tower. Improvements include the conference center build-out, re-branding of the interior signage from Bank One to Chase and garage resurfacing.

The Garage is a seven-level, 1,905-space parking garage situated on a 1.99-acre site located adjacent to the Chase Tower, connected to the Chase Tower via a subterranean tunnel that is separately ground leased from the City of Phoenix (lease expires in 2022 and has one 50-year renewal option) and leased to JP Morgan at a rate equal to two-thirds of the prevailing market rates for all 1,905 parking spaces. The Garage is managed by Standard Parking, a leading national provider of parking facility management services. Standard Parking manages facilities containing more than one million parking spaces in hundreds of cities across the United States and Canada.

The Chase Building is a 17-story, 428,629 sq. ft., Class “B” office building that is situated on a 0.78-acre site (intersection of Fannin and Dallas Streets) located in the Houston, Texas central business district. A portion of The Chase Building is leased by the borrower under a ground lease, as described below under “Ground Lease.” The Chase Building also features 465-space parking garage, which measures 116,040 sq. ft. and is located on the second through fifth floors of the building. Built in 1971, the Chase Building is a concrete-framed structure with marble panel exterior walls. Since 2002, $4.5 million worth of upgrades to the Chase Building have been made including: a new roof, elevator upgrades, major electrical upgrades, and major tenant improvements. JP Morgan has moved many of its departments to Chase Building over the past two years.

Access to the Chase Building is enhanced by its direct connection to a pedestrian tunnel, the Lamar Tunnel, which, as part of the greater Houston tunnel system, interconnects the Houston central business district. This seven-mile tunnel system, together with 20 overhead skywalk bridges, interconnects with approximately 58 of Houston’s major office buildings and many parking garages. JP Morgan subleases approximately 6,238 sq. ft. or 1.5% of the Chase Building net rentable area to third party tenants including Randstat Employment Agency, Beauty by Irma and Out to Lunch Café.

Significant Tenants.    Both the Chase Building and the Chase Tower are 100.0% leased by JP Morgan, which, as part of JP Morgan Chase & Company, provides financial services worldwide. JP Morgan Chase & Company operates in six segments: Investment Banking, Commercial Banking, Treasury and Securities Services, Asset and Wealth Management, Retail Financial Services, and Card Services. The Investment Banking segment delivers products and services, including advising on corporate strategy and structure, capital raising in equity and debt markets, risk management, and market-making in cash securities and derivative instruments in various capital markets to corporations, financial institutions, governments and institutional investors. In addition, JP Morgan Chase & Company participates in proprietary investing and trading.

Rent Enhancement Lease.    In connection with the acquisition of the Portfolio, the borrowers received a rent enhancement lease totaling $15,908,500 from the seller of the Portfolio under which the seller is obligated to pay the borrowers a specific monthly amount during the first eight years of the loan term. The Sponsor executed a payment guaranty related to the rent enhancement lease. The Sponsor guaranty and the rent enhancement lease are co-terminous and expire in 2015.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

JP Morgan Portfolio	Balance:	$198,500,000
	DSCR:	1.30x
	LTV:	84.45%

The Market.    The Chase Tower and the Garage are located within the Phoenix Downtown-South office submarket. As of the fourth quarter 2006, the Downtown-South submarket contained approximately 32 multi-tenant buildings containing 5,835,972 sq. ft. and 18 single-tenant buildings totaling 739,986 sq. ft. The overall submarket vacancy was 6.5% for multi-tenant buildings and 4.3% for single-tenant buildings. Class “A” multi-tenant buildings had a vacancy rate of just 3.6%. Presently, no new construction is underway within the Phoenix Downtown-South’s submarket. Rental rates for Class “A” office space in the Downtown-South submarket range from $27.50 per sq. ft. to $32.00 per sq. ft. on a full service gross basis. The appraiser identified seven properties containing 3,254,926 sq. ft. that compete directly with the Chase Tower. The average occupancy of the competitive set is 93.8%. The appraiser indicated rents at the competitive properties on a NNN range from $9.30 per sq. ft. to $19.20 per sq. ft. The Chase Building is currently 100% leased to JP Morgan at a rental rate of $9.00 per sq. ft. triple net with rent increases annually based on the lesser of 2.0% or the increase in the consumer price index.

The Chase Building is located within the Houston Downtown office submarket. As of the fourth quarter 2006, the Downtown submarket contained 51,850,643 sq. ft. of office space and had an overall average occupancy rate of 84.5%. The Class “B” office space within the submarket had an average occupancy rate of 86.3%. The Chase Building’s submarket, and the Houston area in general, has experienced increasing occupancy and rental rates over the past several years. As of the fourth quarter 2006, the average rental rate within the Downtown submarket was $21.23 per sq. ft. on a full-service gross basis. The appraiser identified five properties that compete directly with the Chase Building. The competitive set contains a total of 2,784,975 sq. ft. and had an average occupancy rate of 86.7%. Rental rates for the competitive set range from $9.00 per sq. ft. to $16.00 per sq. ft. on a triple net basis. The Chase Building is currently leased to JP Morgan at a rental rate of $7.00 per sq. ft. triple net rent increases annually based on the lesser of 2.0% or the increase in the consumer price index.

Lockbox/Cash Management.     The JP Morgan Portfolio is structured with a hard lockbox and full cash management.

Collateral Release.    The borrower is permitted to obtain a release of either (i) the Chase Building or (ii) the Chase Tower and Garage, from the lien of the mortgage after the expiration of the defeasance lockout period upon compliance with certain customary partial defeasance conditions described in the loan documents, including, without limitation, the following conditions: (i) defeasance of 110% of the allocated loan amount, (ii) the remaining property must maintain a minimum debt service coverage ratio, based on interest only debt service payments, annualized rents-in-place and the greater of underwritten or trailing 12 month expenses after such defeasance of 1.13x and (iii) the maximum loan-to-value ratio of the remaining property to the undefeased loan amount is 80%.

Property Management.    The Portfolio is managed by the Sponsor.

Current Mezzanine or Subordinate Debt.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

Ground Lease.    Approximately 11,572 sq. ft. (0.26 acres) of the Chase Building property (including a portion of the Chase Building located on the ground leased property) is leased under a 99-year ground lease expiring in 2067. The ground lease generally contains standard lender protections except that the ground lessor is not required to enter into a new lease in the event the borrower defaults under the ground lease. However, the ground lessor is not permitted to terminate the ground lease for a non-curable default and the lender has standard cure rights regarding curable defaults. See “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in the prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

JP Morgan Portfolio	Balance:	$198,500,000
	DSCR:	1.30x
	LTV:	84.45%

Phoenix

## JP Morgan Portfolio

| | | |
|---|---|---|
| 1 | 201 North Central Avenue | Phoenix, AZ |
| 2 | 201 North First Street Garage | Phoenix, AZ |
| 3 | 1111 Fannin Street | Houston, TX |

Houston

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

Mortgage Loan Information

Loan Seller:	GACC

Loan Purpose:	Refinance

Original TMA Principal Balance(1):	$175,000,000

Cut-off Date TMA Principal Balance(1):	$175,000,000

% by Initial UPB:	4.14%

Interest Rate:	5.7120%

Payment Date:	1st of each month

First Payment Date:	February 1, 2007

Maturity Date:	January 1, 2014

Amortization:	Interest Only

Call Protection:	Lockout for 11 payments from the loan closing date, then prepayment is permitted with the greater of 1% or yield maintenance for 16 payments followed by 50 payments of the greater of 1% or yield maintenance or defeasance. On or after July 1, 2013 prepayment permitted without premium.

Sponsor:	MSD Capital, L.P.

Borrower:	3900 WA Associates, LLC

Additional Financing(2):	Future Mezzanine

Lockbox:	Soft

Initial Reserves:	None

Monthly Reserves:	None
(1)

The original Trust Mortgage Asset (“TMA”) amount of $175,000,000 represents the A-2 Note (“A-2 Note”) from a first mortgage loan with an aggregate original principal balance of $425,000,000. The first mortgage loan consists of the A-2 Note and a pari passu note with an original principal balance of $250,000,000 that was included in the CD 2007-C4 mortgage trust.

(2)	See “Future Mezzanine or Subordinate Indebtedness” herein.

Financial Information(1)

Cut-off Date Balance per Key:	$1,118,421

Balloon Balance per Key:	$1,118,421

Cut-off Date LTV(2):	70.83%

Balloon LTV:	70.83%

UW DSCR(3):	1.47x
(1)	Calculation based upon the combined balances of the A-2 Note and the pari passu A-1 Note.
(2)

Based on an “As Complete” appraised value (as of 7/1/2007) of $650,000,000, the Cut-off Date LTV would be 65.38%. Based on an “As Stabilized” Appraised Value (as of January 1, 2010) of $705,000,000, the Cut-off Date LTV would be 60.28%.

(3)

The underwritten DSCR and Underwritten Net Cash Flow is based on occupancy and ADR figures that the Four Seasons Resort Maui Property is projected to achieve after the completion of the ongoing renovation, anticipated to be completed by July 10, 2007. See “Guarantees” herein regarding certain related guarantees from the Sponsor. If the assumptions are not accurate, the underwritten DSCR and ADR will be negatively impacted. The “As-Is” DSCR is 1.18x.

Property Information

Single Asset / Portfolio:	Single Asset

Property Type:	Full Service Resort Hotel

Collateral:	Fee Simple

Location:	Wailea, Maui, Hawaii

Year Built / Renovated:	1990 / 2007

No. of Keys:	380

Property Management:	Four Seasons Hotel Limited

Occupancy (as of 08/31/2006):	85.3%

Underwritten Net Cash Flow(1):	$36,133,050

Appraised Value:	$600,000,000

Appraisal Date:	December 1, 2006

(1)

The UW DSCR and Underwritten Net Cash Flow is based on occupancy and ADR figures that the Four Seasons Resort Maui Property is projected to achieve after the completion of the ongoing renovation, anticipated to be completed by July 10, 2007. See “Guarantees” herein regarding certain related guarantees from the Sponsor. If the assumptions are not accurate, the UW DSCR and Underwritten Net Cash Flow will be negatively impacted. The “As-Is” DSCR is 1.18x.

Financial Statistics(1)
Year	Occupancy	Occupancy Penetration	ADR	ADR Penetration	RevPAR	RevPAR Penetration

TTM 10/2004	82.9%	101.7%	$500.51	124.6%	$414.83	126.7%

TTM 10/2005	83.8%	100.7%	$543.42	126.6%	$455.19	127.5%

TTM 10/2006	80.8%(2)	96.9%	$618.01	131.5%	$499.12	127.5%

Underwritten	84.6%		$729.68		$617.31
(1)	Property performance data based on October 2006 Smith Travel Property Performance data based on October 2006 Smith Travel Research (“STR”) report.
(2)	Starting September 1, 2006, the first block of hotel rooms (approximately 80 keys) was taken off-line for renovations, resulting in a lower occupancy percentage.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

Financial Information
	12/31/2004	12/31/2005	T-12 8/31/2006	Underwritten

Effective Gross Income	$90,100,100	$101,023,100	$109,598,300	$126,986,000

Total Expenses	$66,744,900	$ 71,472,800	$ 76,793,900	$ 85,773,510

Net Operating Income (NOI)	$23,355,200	$ 29,550,300	$ 32,804,400	$ 41,212,490

Cash Flow (CF)	$20,201,697	$ 26,014,492	$ 28,968,460	$ 36,133,050

DSCR on NOI	0.95x	1.20x	1.33x	1.67x

DSCR on CF	0.82x	1.06x	1.18x	1.47x

The Loan.    The Four Seasons Resort Maui Loan is a $175.0 million seven-year, interest only, fixed rate loan secured by a first mortgage on the borrower’s fee interest in a 380-room luxury resort hotel situated on a 16.2-acre land parcel located in Wailea, Hawaii (the “Four Seasons Resort Maui Property”). The Four Seasons Resort Maui Loan is a portion of a $425.0 million whole loan, which consists of the Four Seasons Resort Maui Loan and a $250.0 million pari passu A-1 Note that was included in the CD 2007-CD4 mortgage trust. The respective rights of the holders of the A-1 Note and the A-2 Note are governed by a co-lender agreement described under “Description of the Mortgage Pool—Split Loan Structure—Four Seasons Resort Maui” in the prospectus supplement. The Four Seasons Resort Maui Loan proceeds were used to refinance the existing debt on the Four Seasons Resort Maui Property, fund closing costs, provide for capital expenditures and to recapitalize the sponsorship.

The Borrower.    The borrower, 3900 WA Associates, LLC, is a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Four Seasons Resort Maui Loan. MSD Capital, L.P. (“MSD Capital” or the “Sponsor”) is the Four Seasons Resort Maui Loan sponsor.

MSD Capital, L.P.: Established in 1998, MSD Capital is an investment firm capitalized by Michael Dell, which specializes in: (i) investing in real estate, (ii) investing in publicly traded securities, (iii) engaging in traditional private equity activities. MSD Capital is organized to engage in a broad range of investment activities. MSD Capital’s primary objective is to build an investment portfolio focused on long-term capital appreciation. The MSD Capital management team benefits from a broad base of both operating and financial experience throughout its targeted investment areas. With offices in New York and Los Angeles, the real estate group currently deploys in excess of $4 billion of capital to develop and to acquire luxury hotels, premier office buildings, commercial real estate and raw land worldwide. MSD Capital is a repeat sponsor of a Deutsche Bank borrower. MSD Capital has experience with the ownership of luxury hotels comparable to the Four Seasons Resort Maui, as it owns:

•	Four Seasons Resort Hualalai (Maui, Hawaii): 243 key, full-service resort hotel acquired by MSD Capital in June 2006, with acquisition financing provided by Deutsche Bank; and

•	Fairmont Miramar (Santa Monica, California): 302-key luxury hotel acquired by MSD Capital in September 2006.

The Property.    The Four Seasons Resort Maui Property is a 380-room, 558,093 square foot, full-service luxury resort hotel situated on a 16.2-acre land parcel in Wailea, Maui County, Hawaii. The Four Seasons Resort Maui Property is located along the leeward shoreline of southwestern Maui and benefits from high barriers to entry given the lack of developable land. The Four Seasons Resort Maui Property was constructed in 1990 and is currently undergoing renovations (as described below). The Four Seasons Resort Maui Property is the highest grossing Four Seasons hotel within the chain, and has received numerous accolades for preserving the highest standards of operational excellence. Such recognition includes the AAA five diamond rating for sixteen consecutive years and the 2006 Mobil Five Star Rating (the only five-star resort within the Hawaii market). The Four Seasons Resort Maui Property offers the following amenities: approximately 26,470 square feet of meeting and banquet space, two outdoor swimming pools, three restaurants, two structured parking garages and 328 parking spaces.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

Since MSD Capital’s acquisition of the Four Seasons Resort Maui Property in June of 2004 for approximately $280.0 million, the property’s operating performance has improved significantly, as exhibited by a 20.2% increase in net cash flow, a 24.0% increase in ADR and a 15.2% increase in RevPAR from December 31, 2004 to December 31, 2006. Successful hotel operating performance is attributable to MSD Capital’s value-added focus as well as their ability to streamline expenses and increase margins within the context of its management system. As of the trailing twelve month period ending August 31, 2006, the Four Seasons Resort Maui Property exhibited 85.3% occupancy, $608.12 ADR and $518.88 RevPAR. This number slightly decreases as a result of taking the first block of rooms off-line (approximately 80 keys) for renovations, starting September 1, 2006.

The Four Seasons Resort Maui Property has outperformed the competitive set on the basis of ADR and RevPAR, over the 2004-2006 trailing 12 month periods ending in October. According to Smith Travel Research, ADR and RevPAR penetration levels have remained high historically, with ADR and RevPAR penetration of 124.6% and 131.5%, respectively in 2004, 126.6% and 127.5%, respectively in 2005, and 131.5% and 127.5% as of the trailing 12 months ending October 2006. Over the 2004-2006 trailing twelve month period ending in October, the Four Seasons Resort Maui Property exhibited occupancy levels in-line with the competitive set average, as demonstrated by occupancy penetration rates of 101.7% in 2004, 100.7% in 2005 and 96.9% in 2006.

Property Improvements.    The Four Seasons Resort Maui Property is currently undergoing a renovation that commenced in August 2006 and is expected to be completed by December 31, 2007. The approximately $45 million renovation (approximately $118,737 per key) includes guestroom refurbishment, a renovation of the Pacific Grill restaurant, and the addition of a pool in the common courtyard. As further described below, MSD Capital, has guaranteed that renovations to the guestrooms and the Pacific Grill restaurant will be completed in a “first class” manner and that all expenses incurred will be paid when due. The Sponsor’s guaranty also covers completion of the development of the resort-style infinity swimming pool. As of December 2006, approximately $17 million had been spent on the renovations; it is anticipated that additional renovation financing will be provided from Four Seasons Resort Maui Loan proceeds or equity contributions by the direct or indirect owners of the borrower. As part of the renovation the guestrooms will receive all new hard and soft-goods, including 42-inch digital flat screen LCD televisions connected to DVD players with photo card slots, stylish contemporary residential Hawaiian furnishings, and installation of CAT-6 cabling. The bathroom renovations include new marble accents, dark wood vanities, modern glass shower enclosures and upgraded bathroom electronics. The Pacific Grill renovation includes a new layout with grander central buffet station, display kitchen at the center of the restaurant and new bar.

The Market.    The Four Seasons Resort Maui Property is located in Maui, Hawaii, which was voted “Best Island in the World” for 12 consecutive years by the readers of Conde Nast Traveler. Maui is the second largest island in the Hawaiian chain and lies midway between Oahu and Hawaii. The island measures 25 miles from north to south, and 38 miles from east to west, and contains 728 square miles. The western shores of the island of Maui include approximately 20 miles of golden and white sand beaches. Wailea is considered the premier hotel market in Hawaii due to its natural habitat, offering of luxury resorts and visitor amenities, and extreme barriers to new supply due to a lack of developable land. In the Trailing 12, as of December 2006, the Maui Island hotel market has achieved an annual RevPAR growth of 13.1%.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

The appraiser identified four full service hotels with similar amenity packages located in the Wailea hotel market as being comparable to the Four Seasons Resort Maui Property.

Competitive Set Detail(1)
				Estimated 2006
Hotel	Keys	Location	Year Opened	Occupancy	ADR	RevPAR

Subject: Four Season Maui(2)	380	Wailea – Maui, Hawaii	1990	76.8%	$623.35	$478.73

Grand Wailea Waldorf Astoria Resort & Spa(2)	780	Wailea – Maui, Hawaii	1991	88%	$423.00	$372.24

Fairmont Kea Lani(2)	450	Wailea – Maui, Hawaii	1991	88%	$475.00	$418.00

Ritz-Carlton Kapalua	548	Kapalua – Maui, Hawaii	1992	79%	$300.00	$237.00

Four Seasons Resort Hualalai(3)	243	Kailua-Kona – Big Island, Hawaii	1996	86%	$720.00	$619.20

(1)	Competitive set data based on information contained in the December 2006 appraisal created by CBRE.
(2)	The Wailea properties are adjacent to the Four Seasons Resort Maui Property.
(3)	Four Seasons Resort Hualalai is 50% owned by MSD Capital.

Lockbox/Cash Management.    The Four Seasons Resort Maui Loan is structured with a soft lockbox and springing cash management. Upon the occurrence of an event of default, or if the DSCR is equal to or less than 1.20x from and after January 1, 2008 (a “DSCR Event”), all proceeds from the Four Seasons Maui Property may remain in the lender controlled account as additional collateral for the Four Seasons Maui Loan until the DSCR is greater than 1.20x.

Guaranties.    The Sponsor has guaranteed the following obligations of the borrower:

Completion Guaranty: The Sponsor has guaranteed the completion of construction and payment of direct and indirect costs associated with the guestroom and restaurant component of the $45.0 million capital improvement plan. Upon commencement of the construction of the swimming pool, the Completion Guaranty will extend to the swimming pool construction.

Interest Guaranty: The Sponsor has provided a $5.0 million interest guaranty to cover any monthly interest payments owed but not paid by the borrower from January 1, 2007 through and including December 31, 2007.

Property Management.    Four Seasons Hotels Limited (the “Four Seasons”) is the operator and property manager of the Four Seasons Resort Maui Property. Four Seasons, which was founded in 1960, currently operates 74 hotels in 31 countries with more than 25 properties under development.

Current Mezzanine or Subordinate Debt.    None.

Future Mezzanine or Subordinate Indebtedness.    The borrower’s parent is permitted to incur debt from a borrower affiliate, including any holder of direct or indirect equity interest in the borrower’s parent (a “Member Lender”) under the following conditions including, but not limited to: (i) such Member Lender also makes an equity investment in the parent or a direct or indirect owner of the parent, (ii) the balance of the member loan(s) may not be greater than $132.0 million and (iii) there may not be more than three Member Lenders. In addition, the borrower’s parent, or any holder of direct or indirect equity interest in the borrower, may obtain common and/or preferred equity investment from a third party investor provided: (i) unless acceptable to lender, such preferred equity investor may not have co-control rights with Sponsor with respect to borrower and the Four Seasons Resort Maui Property and may only have rights with respect to certain major decisions as set forth in the loan documents and (ii) the aggregate funded amount of all common and/or permitted equity investments and all permitted member loans is not at any time greater than $132.0 million. Further, provided no event of default has occurred and is continuing, a single purpose entity having a direct or indirect 100% ownership interest in borrower’s parent

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

may incur indebtedness in the form of one or more mezzanine loans, subject to certain conditions including and without limitation, (i) the borrower will obtain rating agency approval, (ii) the mezzanine lender is a qualified lender, as defined by the loan documents, (iii) the borrower has delivered an appraisal satisfactory to lender and (iv) (a) if there are no permitted member loans or permitted equity investors and there will not be in the future, then the combined financing debt service coverage ratio may not be less than 1.25x and the combined financing loan-to-value ratio may not exceed 75% or (b) if there are permitted member loans or permitted equity investors or if the borrower anticipates that there will be in the future, the combined financing debt service coverage ratio may not be less than 1.30x and the combined financing loan-to-value ratio may not exceed 68%.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

Kahului Airport 15 miles
Humpback Whale Natl. Marine Sanctuary Education Center
31
Kihei
Kalama Park
Aston Maui Lu
Maui Coast Hotel
Kamaole Beach Park
Kamaole Beach
Maui
Keokea
Pacific Ocean
Renaissance Wailea Beach Resort
Wailea Blue Golf Course
31
Wailea Beach Marriott Resort & Spa
Grand Champions Tennis Center
The Shops at Wailea
Four Seasons Resort Maui
3900 Wailea Alanui Drive
Wailea, HI 96753
Outrigger Wailea Resort
Grand Wailea
Wailea
Wailea Emerald Golf Course
Wailea Beach
Diamond Resort
Wailea Gold Golf Course
Kea Lani Resort
Kauai
Oahu
Honolulu
Molokai
Lahaina
Lanai
Maui
Kahului
Pacific Ocean
Hawaii
Hilo

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA Balance:	$165,875,000
	TMA DSCR:	1.65x
	TMA LTV:	54.98%

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA Balance:	$165,875,000
	TMA DSCR:	1.65x
	TMA LTV:	54.98%

Loan Information

Loan Seller:	BofA

Loan Purpose:	Acquisition

Original Note A-2 Principal Balance(1):	$165,875,000

Cut-off Date Note A-2 Principal Balance:	$165,875,000

% of Initial UPB:	3.92%

Interest Rate:	5.4770%

Payment Date:	1st of each month

First Payment Date:	February 1, 2007

Maturity Date:	January 1, 2012

Amortization:	Interest Only

Call Protection:	Lockout for 24 payment dates from origination, then prepayment with the greater of yield maintenance or 1% premium. On or after July 1, 2011, prepayment can be made without penalty.

Sponsor:	None

Borrower:	VII Pac Shores Investors, L.L.C.

Additional Financing:	Pari Passu Note A-1 $165,875,000

	Mezzanine Financing $150,800,000

Lockbox:	Hard

Initial Reserves:	Tax Reserve	$1,898,218

	TI/LC Reserve	$466,115

	Childcare Facility Reserve	$5,000,000

Monthly Reserves:	Tax Reserve	$474,554

	TI/LC Reserve	$102,027
(1)

The total balance of the Pacific Shores loan is $331,750,000 as of the Cut-off Date (“Whole Loan”), and consists of two pari passu notes, Note A-1 with a Cut-off Date Balance of $165,875,000 (which is not included in the trust fund), Note A-2 with a Cut-off Date Balance of $165,875,000 (which is included in the trust fund, represents the Pacific Shores loan and is also referred to herein as the trust mortgage assets (“TMA”)) and a subordinate mezzanine component with a Cut-off Date Balance of $150,800,000. Unless otherwise specified, all DSCR, LTV and other calculations with respect to the Pacific Shores loan are based on the Whole Loan. However, Note A-1 is not part of this transaction and no Certificate represents any interest in Note A-1.

Financial Information(1)

Cut-off Date Balance PSF:	$271

Balloon Balance PSF:	$271

Cut-off Date LTV:	54.98%

Balloon LTV:	54.98%

UW DSCR:	1.65x
(1)	Unless otherwise noted, all numbers under the heading “Financial Information” are based on the Whole Loan balance as of the Cut-off Date.

Property Information

Single Asset / Portfolio:	Single Asset

Property Type:	Office – Suburban

Collateral:	Fee Simple

Location:	Redwood City, CA

Year Built / Renovated:	2002 / NAP

Total Area:	1,224,326 square feet

Property Management:	Cushman & Wakefield

Occupancy (as of 04/01/2007):	69.6%(1)

Underwritten Net Cash Flow:	$30,389,145

Appraised Value:	$603,400,000

Appraisal Date:	November 29, 2006
(1)	As of April 1, 2007, the Pacific Shores Mortgaged Property is 69.6% occupied and 77.3% leased.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA Balance:	$165,875,000
	TMA DSCR:	1.65x
	TMA LTV:	54.98%

Financial Information
Underwritten

Effective Gross Income	$48,009,459

Total Expenses	$16,133,648

Net Operating Income (NOI)	$31,875,811

Cash Flow (CF)	$30,389,145

DSCR on NOI	1.73x

DSCR on CF	1.65x

Significant Tenants(1)
Tenants	NRSF	% NRSF	Rent PSF	Potential Rent	% Potential Rent	Lease Expiration	Ratings S/F/M

Informatica Corp(2)	290,305	23.7%	$49.88	$14,481,233	32.3%	07/14/2013	Not Rated

Nuance Communications(3)	141,180	11.5	$60.57	8,551,555	19.1	07/31/2012	B+/NR/NR

Dreamworks, LLC	119,730	9.8	$28.50	3,412,052	7.6	07/31/2012	Not Rated

Eidos, Inc.	62,118	5.1	$21.00	1,304,478	2.9	03/31/2014	Not Rated

Total:	613,333	50.1%		$27,749,318	61.9%
(1)

Information obtained from underwritten rent roll except for Ratings (S&P/Fitch/Moody’s) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)	Information Informatica Corp. subleases 278,127 square feet to four tenants.
(3)	Nuance Communications subleases 74,199 square feet to two tenants.

Lease Rollover Schedule(1)
Year of Expiration	No. of Leases Expiring	Expiring SF	% of Total SF	Cumulative Total SF	Cumulative % of Total SF	Base Rent Expiring	% of Base Rent Expiring

2007	3	54,614	4.5%	54,614	4.5%	$1,204,421	3.5%

2008	1	33,790	2.8	88,404	7.2%	$527,124	1.5%

2009	1	34,210	2.8	122,614	10.0%	$829,250	2.4%

2010	2	40,143	3.3	162,757	13.3%	$1,242,324	3.6%

2011	5	75,883	6.2	238,640	19.5%	$1,411,692	4.1%

2012	3	311,395	25.4	550,035	44.9%	$12,963,210	37.4%

2013	2	290,305	23.7	840,340	68.6%	$14,481,233	41.7%

2014	1	62,118	5.1	902,458	73.7%	$1,304,478	3.8%

2015	1	44,928	3.7	947,386	77.4%	$721,903	2.1%

Vacant	—	276,940	22.6	1,224,326	100.0%

Total:	19	1,224,326	100.0%
(1)	Information obtained from underwritten rent roll.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA Balance:	$165,875,000
	TMA DSCR:	1.65x
	TMA LTV:	54.98%

The Pacific Shores Loan

The Loan.    The Pacific Shores Pari Passu Whole Loan is a $331.75 million, five-year fixed rate loan secured by a first mortgage on eight multi-story office buildings containing 1,224,326 square feet located in Redwood City, California. The Pacific Shores Pari Passu Whole Loan is part of a split loan structure evidenced by two pari passu promissory notes referred to as the Pacific Shores Pari Passu Note A-2 (which is included in the trust fund and secures the Pacific Shores Pari Passu Mortgage Loan) and Pacific Shores Pari Passu Note A-1 (which is excluded from the trust fund). The Pacific Shores Pari Passu Whole Loan is interest only for the entire loan term and matures on January 1, 2012. The Pacific Shores Pari Passi Mortgage Loan accrues interest at an annual rate of 5.4770%.

The Borrower.    The borrower, VII Pac Shores Investors, L.L.C., a Delaware limited liability company, is a single purpose, bankruptcy remote entity with a least two independent directors. Equity ownership in the borrower, through several levels of ownership, is held by Starwood Capital Group Global, L.L.C. (100.0%), the Sponsor. A non-consolidation opinion has been issued by the borrower’s legal counsel.

The Pacific Shores Sponsor, Starwood Capital Group Global, LLC (“Starwood”), is a real estate investment company specializing in commercial and residential land development, multifamily units, hotels, offices, retail locations, mixed use and industrial facilities, health clubs, and golf courses. To date Starwood’s investments have included more than approximately 22 million square feet of office and retail space, 950 hotels, 1,450 senior housing units, 3.3 million square feet of industrial space, 20,000 acres of residential land and 260 golf courses. Starwood has investments in the United States, Europe, Japan, and Thailand.

The Property.    The Pacific Shores Property consists of a fee simple interest in buildings 1 through 8 containing 1,224,326 net rentable square feet. Campus amenities include a 38,000 square foot fitness center with a outdoor junior Olympic pool and a rock climbing wall, a 15,506 square foot public cafeteria, two soccer fields/baseball fields, amphitheatre, outdoor basketball court, a three-mile bike and pedestrian path walkway. The Pacific Shores Property is situated on 106.0 acres and is 69.6% occupied and 77.3% leased as of April 1, 2007. The tenant, Eidos, Inc., has a lease for 62,118 square feet that begins on April 1, 2007. The three largest tenants, Informatica Corp., Nuance Communications and DreamWorks, LLC represent 45.0% of the square footage.

The Pacific Shores Property is located 2.5 miles east of the Redwood City shopping district in the San Mateo County office/biotechnology market and the South County submarket which has 8.3 million square feet. According to an Economy.com study, the estimated 2005 population within the market area is 2.4 million and is projected to increase to 2.5 million by 2010. The Pacific Shores Property is located in the Greater Silicon Valley Regional Market area, which has an average household income of $107,500. The 2005 estimated population within the submarket is 699,600 and is projected to increase to 727,200 by 2010.

Significant Tenants.    As of April 1, 2007 the Pacific Shores Property was 69.6% occupied by 19 office tenants. The following are the four largest tenants representing 50.1% of net rentable area and 61.9% of net rentable income:

Informatica Corp.    (NASDAQ: “INFA”) (not rated) occupies 290,305 square feet (23.7% of square feet, 32.3% of income) under two leases expiring July 14, 2013 with one 5-year renewal option with 12 months written notice at fair market rent with 3.5% annual rate increases. The current blended rental rate per square foot of $49.88 increases every year ranging from $1.44 per square foot to $2.04 per square foot at the end of the initial lease term. One tenant, Openwave Systems Inc., leases 191,762 of the subleased space. Informatica Corp. engages in the development and marketing of enterprise data integration software and services. The company’s software offers a range of enterprise data integration initiatives, including data migration, data consolidation, data synchronization, data warehousing, and the establishment of data hubs

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA Balance:	$165,875,000
	TMA DSCR:	1.65x
	TMA LTV:	54.98%

and data services. In addition, Informatica Corp. provides data quality and data profiling software, as well as customer support, consulting and education services. Informatica Corp. markets its software products and services in North America, Europe, Latin America and Asia-Pacific markets. Informatica Corp’s strategic partners include Accenture, IBM, Tata Consultancy Services, Mantas, Hewlett-Packard, Infosys, Sun Microsystems, Siebel Systems, Teradata, Northrop Grumman, Siebel Systems, and i2 Technologies. Informatica Corp was founded in 1993 and is headquartered in Redwood City, California. Informatica Corporation acquired Similarity Systems Limited in January 2006. As of the fiscal year ended December 31, 2006, the Informatica Corp reported revenue of approximately $324.6 million, and net income of $36.2 million. Openwave Systems, Inc. (NASDAQ: “OPWV”) (not rated) provides software, software products and services for the communications and media industries worldwide. As of the fiscal year ended June 30, 2006, Openwave Systems, Inc. reported revenue of approximately $282.1 million, net income of $5.2 million, liquidity of $175.4 million and stockholder equity of $538.4 million.

Nuance Communications (NASDAQ: “NUAN”) (rated “B+” by S&P and not rated by Fitch or Moody’s) occupies 141,180 square feet (11.5% of square feet, 19.1% of income) under an 11-year lease expiring July 31, 2012 with one 5-year renewal option with 18 months written notice at fair market rates. The current rental rate per square foot is $60.57 with an annual compounded rate increase of 3.5%. Nuance Communications subleases 74,199 square feet to two tenants. Nuance Communications provides speech and imaging solutions for businesses and consumers worldwide. Nuance Communications delivers speech solutions that use the human voice to interact with information systems and devices; and imaging solutions that converts and manages information as moved from paper formats to electronic systems. Nuance Communications’ speech technologies enable voice-activated services by telephone, transform speech into written word, and permit the control of devices and applications by voice. Nuance Communications has a partnership with Bury GmbH & Co. KG to jointly develop speech-enabled telematics solutions for the automotive market allowing hands-free voice dialing and SMS reading; and with Gracenote, Inc. to develop and market speech-enabled solutions for digital music collections on mobile devices. Nuance Communications was founded in 1992 as Visioneer, Inc. The company changed its name to ScanSoft, Inc. in 1999 and to Nuance Communications, Inc. in October 2005. Nuance Communications is headquartered in Burlington, Massachusetts. As of the fiscal year ended September 30, 2006, Nuance Communications reported revenue of approximately $267.5 million, net loss of $22.9 million and stockholder equity of $576.6 million.

Dreamworks, LLC (NYSE: “DWA”) (not rated) occupies 119,730 square feet (9.8% of square feet, 7.6% of income) under a 10-year lease expiring July 31, 2012 with two 5-year renewal options at 95% of fair market rates with 12 months written notice. The current rental rate per square foot is $28.50 with a rate increase alternating between $0.84 per square foot to $0.96 per square foot every other year, respectively. DreamWorks, LLC principally engages in developing and producing computer generated animated feature films in the United States. The company has theatrically released a total of 12 animated feature films, including Antz, Shrek, Shrek 2, Shark Tale, Madagascar, Wallace & Gromit: The Curse of the Were-Rabbit and Over the Hedge. Dreamworks, LLC has strategic alliances with McDonald’s Corporation, Kellogg Company, Hewlett-Packard, and Advanced Micro Devices, Inc. Dreamworks, LLC was founded in 1985 and is headquartered in Glendale, California. As of the fiscal year ended December 31, 2005, Dreamworks, LLC reported revenue of $191.3 million, net income of $104.6 million, liquidity of 403.8 million and stockholder equity of $946.2 million.

Eidos, Inc. (not rated) occupies 62,118 square feet (5.1% of square feet, 2.9% of income) under a seven-year lease expiring March 31, 2014. Eidos develops interactive video and computer games such as the popular "Tomb Raider" series primarily for PCs and Sony PlayStation 2, but also for Nintendo GameCube, Nokia’s N-Gage and Microsoft’s Xbox. Other titles include "Hitman 2: Silent Assassin" and "TimeSplitters 2". Eidos’ best-selling "Tomb Raider" series has sold more than 30 million games worldwide and has been the basis for two "Tomb Raider" movies. Eidos, Inc. is privately held by SCi Entertainment.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA Balance:	$165,875,000
	TMA DSCR:	1.65x
	TMA LTV:	54.98%

The Market.    The Pacific Shores Property is located in Silicon Valley encompassing 1,740 square miles of land comprised of San Mateo County and Santa Clara County. San Mateo County is the peninsula formed by San Francisco Bay and the Pacific Ocean. Santa Clara County lies to the south of San Francisco Bay and is much larger geographically than San Mateo County. Silicon Valley is part of the greater San Jose-San Francisco-Oakland consolidated metropolitan statistical area.

The median age of Silicon Valley’s population is 36.8 years, slightly higher than the median age of the nation’s top 100 largest metropolitan areas (“Top 100”) of 35.9 years. Silicon Valley’s labor pool is highly skilled and highly compensated, resulting in a high average household income of $107,500, which is 50.6% above the Top 100 average. Between 1995 and 2005, Silicon Valley’s 3.5% average annual growth in median household income exceeded the Top 100 average annual growth of 3.0%.

Within Silicon Valley, the Pacific Shores Property is located in the greater Redwood Shores area of San Mateo County. Generally, the boundaries of the immediate area are Redwood Creek to the north, Westpoint Slough to the east, Deepwater Slough to the west and US Highway 101 to the south. The Pacific Shores Property is approximately ten miles south of the San Francisco International Airport.

San Mateo County consists of approximately 30.4 million square feet of office space. For the third quarter 2006, office vacancy dropped 2.0% over the previous quarter, decreasing from 19.8% to 17.8%.

Office Property Comparables
Property Name	Distance	Year Built	SF	Term (Years)	Base Rent/SF

Subject	—	2002	1,224,326	2-15 yrs.	$7.80 - $60.57

1. Genentech, Inc., South San Francisco	10 miles Northwest	2003	126,971	12 yrs.	$44.40

2. NIT Miltimedia Communications, San Mateo	9 miles Northwest	2002	14,365	8 yrs.	$18.00

3. Orrick, Herrington & Sulcliffe, Menlo Park	2 miles Southeast	1982	30,544	10 yrs.	$21.72

4. PDL Biopharma, Inc., Redwood City	Adjacent	2001	447,749	15 yrs.	$21.36

5. Citrix Systems, Santa Clara	15 miles Southeast	1998	140,935	9 yrs.	$24.00

6. Seagate Technologies, LLC Sunnyvale	NAV	2002	77,050	7 yrs.	$24.60

7. Llogic, Sunnyvale	NAV	1997	80,000	10 yrs.	$24.00

8. Salesforce.com, San Mateo	NAV	2003	114,238	7 yrs.	$27.60

Property Management.    The Pacific Shores Mortgaged Property is managed by Cushman & Wakefield of California, Inc. Founded in 1917, Cushman & Wakefield of California, Inc. has 200 offices in approximately 60 countries and currently manages approximately 7,500 locations containing approximately 428 million square feet. In addition to property management and brokerage services, Cushman & Wakefield of California, Inc. also provides research and analysis on markets worldwide. It has also partnered with Business Integration Group and Yardi Systems to develop Web-based real estate management services software. The Rockefeller Group, a Mitsubishi Estate subsidiary currently owns Cushman & Wakefield of California, Inc.

Lockbox.    The loan is structured with a hard lockbox.

Current Mezzanine or Subordinate Indebtedness.    $150,800,000 mezzanine debt held outside of the trust.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA–Balance:	$165,875,000
	TMA–DSCR:	1.65x
	TMA–LTV:	54.98%

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

Collateral Release.    The Pacific Shores Borrower at any time after the expiration of the scheduled payment date in January 2009, may obtain the release of a portion of the Pacific Shores Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of 110% of the portion of the Pacific Shores Loan allocated to such portion of the Pacific Shores Mortgaged Property to be released; and (iii) the debt service coverage ratio after giving effect to the release must be not less than the greater of (a) the debt service coverage ratio for the 12 full calendar months immediately preceding the closing date of the Pacific Shores Loan or (b) the debt service coverage ratio for the 12 full calendar months immediately preceding the release of such portion of the Pacific Shores Mortgaged Property.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA–Balance:	$165,875,000
	TMA–DSCR:	1.65x
	TMA–LTV:	54.98%

Pacific Shores
1100-1200 Seaport Boulevard
Redwood City, CA 94063
San Francisco Bay
San Mateo Bridge
San Mateo
Foster City
Belmont
San Carlos
Redwood City
Menlo Park
East Palo Alto
Atherton
Woodside
Portola Valley
Palo Alto
Mountain View
Los Altos Hills
Los Altos
SAN MATEO COUNTY
SANTA CLARA COUNTY
SANTA CRUZ MTS
Bayshore Frwy
Dumbarton Bridge
STANFORD UNIVERSITY
San Francisco
Oakland
San Jose

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wellpoint Office Tower	Balance:	$119,947,239
	DSCR:	1.01x
	LTV:	79.96%

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wellpoint Office Tower	Balance:	$119,947,239
	DSCR:	1.01x
	LTV:	79.96%

Mortgage Loan Information

Loan Seller:	GACC

Loan Purpose:	Refinance

Original Principal Balance:	$120,000,000

Cut-off Date Principal Balance:	$119,947,239

% by Initial UPB:	2.84%

Interest Rate:	6.0100%

Payment Date:	1st of each month

First Payment Date:	April 1, 2007

Maturity Date:	December 1, 2019

Amortization(1):	IO-Balloon

Call Protection:	Lockout for 23 payments from the loan closing date, then prepayment with the greater of yield maintenance or 1% premium. On or after September 1, 2019, prepayment is permitted without premium.

Sponsors:	Apollo Real Estate Investment Fund, L.P., Abraham Lerner & Christopher J.B. Ellis

Borrower:	TA/Warner Center Investors, LLC

Additional Financing:	None

Lockbox:	Hard

Monthly Reserves(2):	See footnote

(1)	See “The Loan” section herein for additional information.
(2)	See “Reserves” section herein for additional information.

Financial Information

Cut-off Date Balance per PSF:	$268

Balloon Balance PSF:	$250

Cut-off Date LTV:	79.96%

Balloon LTV:	74.76%

UW DSCR(1):	1.01x
(1)	Based on the first monthly debt service payment based on a fixed amortization schedule included in the accompanying prospectus supplement. See “Reserves” section herein for additional information.

Property Information

Single Asset / Portfolio:	Single Asset

Property Type:	Office – Suburban

Collateral:	Fee Simple

Location:	Woodland Hills, CA

Year Built:	1977

Total Area:	448,072 square feet

Property Management:	Tri Summor Holdings, Inc.

Occupancy (As of 04/01/2007):	100.0%

Underwritten Net Cash Flow:	$8,205,531

Appraised Value:	$150,000,000

Appraisal Date:	February 8, 2007

Tenant Information
Tenant	NRSF	Base Rent/Sq. Ft.	%NRSF	Lease Expiration	Extension Options	Ratings (S/F/M)
Wellpoint Health Networks, Inc.	448,072	$18.31	100.0%	12/31/2019(1)	2, 5-year(2)	BBB+/A-/Baa1
(1)	Free rent period from January 1, 2016 through December 31, 2019.
(2)	Tenant extension option.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wellpoint Office Tower	Balance:	$119,947,239
	DSCR:	1.01x
	LTV:	79.96%

Financial Information
	12/31/2004	12/31/2005	12/31/2006	Underwritten

Effective Gross Income	$6,859,155	$7,322,148	$7,816,393	$13,742,125

Total Expenses	$ 251,115	$ 267,955	$ 274,682	$ 5,536,594

Net Operating Income (NOI)	$6,608,040	$7,054,193	$7,541,711	$ 8,205,531

Cash Flow (CF)	NAP	NAP	NAP	$ 8,205,531

DSCR on NOI	0.82x	0.87x	0.93x	1.01x

DSCR on CF	NAP	NAP	NAP	1.01x

The Wellpoint Office Tower Loan

The Loan.    The Wellpoint Office Tower Loan (the “Wellpoint Office Tower Loan”) is a $120.0 million 12-year, nine-month, fixed rate loan secured by a first mortgage on the borrower’s fee interest in a 13-story, Class “A” office building and three single-story complementary buildings (collectively, the “Wellpoint Property”) situated on a 6.28-acre site located in an 1,100-acre business park known as Warner Center, in Woodland Hills, Los Angeles County, California. The Wellpoint Office Tower Loan is structured with debt service payments based on a fixed amortization schedule during the first four years of the loan term followed by a 105-month interest only period. Commencing on the 49th payment through the 105th payment of the Wellpoint Office Tower Loan term, the borrower will fund the interest reserve to provide for debt service payments during the tenant’s four-year free rent period from January 1, 2016 through December 31, 2019. The Wellpoint Office Tower Loan proceeds were used to repay existing debt encumbering the Wellpoint Office Tower Property, fund closing costs and recapitalize the Sponsors (as defined below).

The Borrower.    The borrower, TA/Warner Center Investors, LLC, is a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the closing of the Wellpoint Office Tower Loan. The borrower is owned by managing partners Abraham Lerner (9.1%) and Christopher Ellis (9.1%) along with limited partners Manfred Simchowitz (10.1%) and Apollo Real Estate Investment Fund, L.P. (71.8%), an affiliate of Apollo Real Estate Advisors.

Abraham Lerner is a principal of both the Trident Group, a real estate company headquartered in Los Angeles, and Oldham Estates, Ltd., which owns and manages over 1,000,000 square feet of retail and office space in California. With over 27 years of real estate experience, Mr. Lerner has been involved in the development, acquisition and management of over 1.3 million square feet of retail space.

Christopher Ellis was the managing partner of Richard Ellis, which later became the Yarmouth Group, and has over 27 years of real estate experience during which time Mr. Ellis was responsible for the acquisition and management of over 5.0 million square feet or retail properties located primarily in California.

The Property.    The Wellpoint Property is comprised of a 13-story, Class “A” office building (the “Tower Building”), and three single-story complementary buildings totaling 448,072 square feet located approximately 25 miles northwest of the Los Angeles central business district. The Tower Building comprises 365,000 square feet of office space with a helicopter pad located on the roof. The Wellpoint Property serves as Wellpoint’s western region claims processing center and accommodates approximately 3,500 employees. Wellpoint has two such claims processing centers in the United States. The three single-story complementary buildings consist of the following: (i) the Visitor Center which includes security offices, (ii) the Walker Theatre Building which houses an auditorium and a series of classrooms with computers for training of personnel, and (iii) the Cafeteria Building which is a full service cafeteria used by approximately 4,000 employees who work at the Wellpoint Property. The Wellpoint Property is located on a 1,100-acre mixed-use, master planned community known as Warner Center, which features office, retail, residential and hotel development and is located in Woodland Hills, California. The Wellpoint Property was developed in 1977 and offers 1,697 parking spaces.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wellpoint Office Tower	Balance:	$119,947,239
	DSCR:	1.01x
	LTV:	79.96%

The Wellpoint Property is 100.0% occupied by Wellpoint Health Networks, Inc. (“Wellpoint”), and has been in occupancy since the Wellpoint Property was built. Wellpoint (NYSE:“WLP”; rated “BB+” by S&P, “A-” by Fitch and “Baa1” by Moody’s) is an Indiana based company that provides health care benefits to approximately 34 million people. Wellpoint is the largest publicly traded commercial health benefits company in the United States. Wellpoint offers various network-based managed care plans to large and small employers, individual, Medicaid and senior markets. Wellpoint’s managed care plans include preferred provider organizations, health maintenance organizations, point-of-service plans, other hybrid plans. In addition, Wellpoint provides various managed care services, including claims processing, underwriting, stop loss insurance, actuarial services, provider network access, medical cost management and other administrative services to self-funded customers. It also offers specialty and other products and services, including pharmacy benefit management; group life and disability insurance benefits; dental, vision and behavioral health benefits; workers compensation; and long term care insurance.

Wellpoint is subject to a 24-year triple net lease expiring December 31, 2019 with two 5-year renewal options at a fair market rent which are exercisable by Wellpoint upon 18 months required prior notice. The current contractual triple net base rental rate is $18.31 per square foot and the lease provides for annual rent increases equal to the lesser of 6.75% or an amount that is six times the annual consumer price index increase, or such other increase as specified in the lease. During the last four years of the lease term Wellpoint has no rent payments due. The Wellpoint Office Tower Loan is structured with an Interest Reserve (as described under “Reserves”) which will be used to pay debt service during the four-year free rent period.

Wellpoint, Inc. Operating Performance (in millions)
	2004	2005	2006
Revenues	$20.82	$45.14	$56.95
EBIT	$1.59	$4.12	$5.32
Net Income	$0.96	$2.46	$3.09
Total Assets	$39.74	$51.41	$51.76
Total Liabilities	$20.28	$26.41	$27.18
Shareholders Equity	$19.46	$24.99	$24.58

Wellpoint (and predecessor companies) has been selected by FORTUNE magazine as America’s “Most Admired Health Care Company” for six consecutive years, and was ranked #2 on Business Week’s “BW50” ranking of top performing public companies in the S&P 500. Wellpoint has also been named by Forbes magazine as America’s best large health insurance company and was designated as one of America’s Top Public Companies for Executive Women. Wellpoint has also been on Forbes Magazine’s Platinum 400 Honor Roll of the 25 best managed companies in America since 1999.

The Market.    The Wellpoint Property is located in the western portion of the San Fernando Valley, approximately 25 miles northwest of the Los Angeles central business district. The Wellpoint Property is located in the Los Angeles office market, which, as of the fourth quarter 2006 contained approximately 188.4 million square feet of office space with approximately 3.3 million square feet under construction. During this time period the overall office vacancy rate was 8.9%, down from 10.5% as of the fourth quarter 2005. The average gross rental rate was $28.92 per square foot, an increase of 6.6% from the fourth quarter of 2005. The Wellpoint Property is located within the San Fernando office submarket, which as of the fourth quarter of 2006 contained approximately 22.7 million square feet of office space that exhibited an average vacancy rate of 7.0% and an average gross rental rate of $27.84 per square foot. The Wellpoint Property is further located within the Woodland Hills micro-market, which as of the fourth quarter of 2006 contained approximately 6.3 million square feet of office space exhibiting an average vacancy rate of 8.9%.

The Wellpoint Property is located within the Warner Center, a 1,100-acre master planned community in Woodland Hills that includes hotels, retail and residential development. The Warner Center area is located just north of the Ventura Freeway (US Highway 101), the primary highway traversing San Fernando Valley providing access to western Ventura County and

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wellpoint Office Tower	Balance:	$119,947,239
	DSCR:	1.01x
	LTV:	79.96%

eastern Loan Angeles County. In addition to being the largest office submarket in the San Fernando Valley, Woodland Hills has a diverse retail and residential base. Retail development in the area includes two regional shopping centers (both in Warner Center), as well as numerous community shopping centers and freestanding destination retail tenants. The Wellpoint Property is directly surrounded by multifamily developments and high-rise office buildings, and a mixture of office and industrial development. Neighborhood demographics according to 2006 figures, within a one, three and five-mile radius indicate population of 20,383, 182,002, and 376,835 persons, respectively. In this same radius, 2006 Estimated Average Household Incomes figures indicate amounts of $72,175, $85,185 and $84,091, respectively.

Lockbox/Cash Management.    The Wellpoint Office Tower Loan is structured with a hard lockbox and full cash management.

Reserves.    The Wellpoint lease provides for a free rent period during the last four years of the lease term (January 1, 2016 to December 31, 2019) and provides the tenant with two 5-year renewal options at a fair market rent. Due to the free rent period, the Wellpoint Office Tower Loan is structured with an Interest Reserve which will provide for a debt service coverage ratio of 1.01x during the last four years of the loan/lease term. During the first four years of the Wellpoint Office Tower Loan term, repayment will be based on a fixed amortization schedule included in the accompanying prospectus supplement, which results in principal repayment of approximately $7.86 million. From the 49th payment through the 105th payment, of the Wellpoint Office Tower Loan term, debt service payments will be interest only. During five of those years (years five through nine), amounts received from the tenant under the lease in excess of the scheduled interest only debt service due will be swept from the lender controlled lockbox account into the Interest Reserve account. The accumulated funds from the fixed payments plus interest on those funds (calculated at a conservative 1.5% interest rate), is projected to cover debt service for the last four years of the Wellpoint Officer Tower Loan (other than the maturity date balloon payment). During the free rent period, funds from the Interest Reserve will be applied to debt service payments due from and after January 1, 2016.

Partial Release and Substitution.    Subject to conditions specified in the Wellpoint Office Tower Loan documents, the borrower has the right to obtain a release of a certain unimproved parcel and substitute a certain parcel adjacent to the Wellpoint Property.

Property Management.    Tri Summor Holdings, Inc., an affiliate of the borrower, manages the Wellpoint Property. Wellpoint is responsible for day-to-day management of the Wellpoint Property.

Current Mezzanine or Subordinate Debt.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wellpoint Office Tower	Balance:	$119,947,239
	DSCR:	1.01x
	LTV:	79.96%

Santa Clarita
Angeles National Forest
Sylmar
Golden State Fwy
LOS ANGELES COUNTY
Porter Ranch
Ronald Reagan
Granada Hills
Simi Valley
SAN FERNANDO VALLEY
Chatsworth
Chatsworth Reservoir
Northridge
Los Angeles
West Hills
Canoga Park
Reseda
Van Nuys Airport
San Diego Fwy
Tarzana
Ventura Fwy
Encino
Woodland Hills
Hidden Hills
Calabasas
SANTA MONICA MTS
Wellpoint Office Tower
21555 Oxnard Street
Woodland Hills, CA 91367

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.

$3,834,224,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Pass-Through Certificates

Series 2007-C1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

FREE WRITING PROSPECTUS

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an “Automatic Termination”). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The Depositor has filed a registration statement (including a prospectus) (SEC File no. 333-130174) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurites.com.